                                  SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934


Check the appropriate box:
[X]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                    National Bancshares Corporation of Texas
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

       [ ] No fee required.
       [X] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1) Title of each class of securities to which transaction applies:

                                  Common Stock
--------------------------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

                                     949,363
--------------------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       $24.75, which is the per share price to be paid in the transaction subject to this Schedule 14C filing
--------------------------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:

                                 $23,496,734.25
--------------------------------------------------------------------------------

       (5) Total fee paid:

                                     $4,700*
--------------------------------------------------------------------------------

       [ ] Fee paid previously with preliminary materials.

       [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount previously paid:

                                     $18,664
--------------------------------------------------------------------------------

       (2) Form, Schedule or Registration Statement No.:

                                   Schedule TO
--------------------------------------------------------------------------------

       (3) Filing Party:

                      International Bancshares Corporation
--------------------------------------------------------------------------------

       (4) Date Filed:

                                 August 9, 2001
--------------------------------------------------------------------------------

* This fee is completely offset by the $18,664 fee previously paid in connection with the filing of the Schedule TO by International Bancshares Corporation on August 9, 2001, in connection with the first step of the transaction of which the merger that is the subject of this information statement is a part.

              [NATIONAL BANCSHARES CORPORATION OF TEXAS LETTERHEAD]

                                                            ______________, 2001

Dear Shareholders:

            The enclosed Information Statement is being furnished to you by the Board of Directors of National Bancshares Corporation of Texas, a Texas corporation ("NBC"), in connection with an Agreement and Plan of Merger dated as of July 30, 2001, as amended by First Amendment thereto dated November 27, 2001 (as so amended, the "Merger Agreement"), among International Bancshares Corporation ("IBC"), NBC Acquisitions Corp. ("NBC Acquisitions") and NBC providing for the merger (the "Merger") of NBC Acquisitions with and into NBC, with NBC being the surviving corporation. As a result of the Merger, each issued and outstanding share of NBC's common stock (other than shares held by IBC, NBC Acquisitions, NBC, any subsidiary of IBC, NBC Acquisitions or NBC, or by shareholders, if any, who are entitled to and who properly exercise dissenters' rights under Texas law) will be converted into the right to receive $24.75 in cash (the "Merger Consideration"). A copy of the Merger Agreement is attached to the Information Statement as Annex A.

            The Merger is the second step of a two-step transaction. The first step was a tender offer (the "Offer") by NBC Acquisitions for all of the outstanding shares of common stock of NBC at a price of $24.75 per share. The Offer expired on November 19, 2001. NBC Acquisitions purchased 2,835,726 shares of common stock in the Offer, representing approximately 74.9% of NBC's outstanding shares of common stock.

            The record date for shareholders entitled to notice of and vote on the Merger Agreement and the Merger was November 30, 2001 (the "Record Date"). The affirmative vote of two-thirds of the outstanding shares of common stock of NBC on the Record Date is required to approve the Merger Agreement and the Merger. As of the Record Date, there were 3,785,089 shares of NBC's common stock issued and outstanding. As of the Record Date, NBC Acquisitions owned or held power to vote 2,835,726 shares of NBC's common stock, representing approximately 74.9% of such outstanding shares. NBC Acquisitions has indicated that it intends to vote all of its shares of the common stock of NBC in favor of the Merger Agreement and the Merger. ACCORDINGLY, BECAUSE NBC ACQUISITIONS OWNS AND HAS THE RIGHT TO VOTE A SUFFICIENT NUMBER OF THE OUTSTANDING SHARES OF COMMON STOCK OF NBC TO APPROVE THE MERGER AGREEMENT AND THE MERGER WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER HOLDER OF COMMON STOCK OF NBC, APPROVAL OF THE MERGER AGREEMENT AND THE MERGER IS ASSURED.

            NBC is holding a special meeting of its shareholders at _____ _.m. on ______________, 2001 at the principal offices of NBC at 12400 Highway 281 North, San Antonio, Texas 78216 to consider and vote upon the Merger Agreement. THE BOARD OF DIRECTORS OF NBC HAS APPROVED THE MERGER AGREEMENT AND THE MERGER AND HAS RECOMMENDED THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE MERGER. ALTHOUGH YOU MAY ATTEND AND ARE ALLOWED TO VOTE AT THE SPECIAL MEETING, YOUR VOTE WILL NOT BE NECESSARY TO APPROVE THE MERGER AGREEMENT AND THE MERGER.

            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME.

            Holders of common stock of NBC who comply with the applicable provisions of the Texas Business Corporation Act (the "TBCA") concerning dissenters' rights may seek a judicial appraisal of the fair value of their shares of common stock of NBC. Exercise of the right to dissent under the TBCA may result in a judicial determination that the "fair value" of a dissenting shareholder's share is higher or lower than the Merger Consideration to be received pursuant to the Merger Agreement. See "The Merger - Dissenters' Rights" and the text of the applicable sections of the TBCA attached as Annex B to the Information Statement.

            The enclosed Information Statement is being mailed on or about ______________, 2001 to the shareholders of NBC of record on the Record Date and constitutes the notice of dissenters' rights required by the TBCA.

                                     Very truly yours,


                                     Marvin E. Melson, President and
                                     Chief Executive Officer


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE MERGER DESCRIBED IN THE INFORMATION STATEMENT
NOR HAVE THEY DETERMINED IF THIS INFORMATION STATEMENT IS ACCURATE OR ADEQUATE.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Information Statement is ______________, 2001.

                    NATIONAL BANCSHARES CORPORATION OF TEXAS

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                              ______________, 2001

            A Special Meeting of the shareholders of the National Bancshares Corporation of Texas, a Texas corporation ("NBC"), will be held on ______________, 2001 at _____ _.m., at the offices of NBC at 12400 Highway 281
North, San Antonio, Texas 78216 (the "Special Meeting"), for the following purposes:

            1. to consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of July 30, 2001, as amended by First Amendment thereto dated November 27, 2001 (as so amended, the "Merger Agreement") and the merger contemplated thereby (the "Merger"), among International Bancshares Corporation, NBC Acquisitions Corp. ("NBC Acquisitions") and NBC, and the transactions contemplated thereby; and

            2. to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.


            Only shareholders of record at the close of business on November 30, 2001 (the "Record Date") will be entitled to vote at the Special Meeting or any adjournments or postponements thereof. On the Record Date, there were 3,785,089 shares of common stock of NBC outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the Special Meeting.

            A MAJORITY OF NBC'S BOARD OF DIRECTORS HAS DETERMINED, AFTER GIVING CAREFUL CONSIDERATION TO A NUMBER OF FACTORS, THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS OF NBC. ACCORDINGLY, THE BOARD HAS APPROVED THE MERGER AGREEMENT AND THE MERGER AND HAS RECOMMENDED THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE MERGER. The affirmative vote of two-thirds of the outstanding shares of common stock of NBC on the Record Date is required to approve the Merger Agreement and the Merger. As of November 30, 2001, NBC Acquisitions owned or held power to vote 2,835,726 shares of NBC common stock, representing 74.9% of such outstanding shares. NBC Acquisitions has agreed, among other things, to vote all of its shares of NBC common stock in favor of the Merger Agreement and the Merger at the Special Meeting. Accordingly, approval of the Merger Agreement and the Merger at the Special Meeting is assured. Shareholders of NBC may attend and are allowed to vote at the Special Meeting although your vote will not be necessary to approve the Merger Agreement and the Merger. If you choose to vote at the Special Meeting, your vote must be submitted by ballot.

            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

            A vote in favor of the Merger Agreement and the Merger will also constitute a vote in favor of each of the separate elements of the Merger for all purposes, including any and all steps necessary or appropriate in the judgment of the management of NBC to complete the Merger.

            Detailed information concerning the Merger Agreement and the Merger is contained in the attached Information Statement which we urge you to read carefully.

            Shareholders who do not wish to accept the payment of $24.75 per share of the common stock of NBC in the Merger and who comply with the requirements of Articles 5.11 through 5.13 of the Texas

Business Corporation Act (the "TBCA") have the right to dissent from the merger and may seek appraisal rights by a Texas court of the fair value of their shares. For a description of the rights of shareholders pursuant to the TBCA and a description of the procedures to be followed to obtain such an appraisal, see "The Merger - Dissenters' Rights" in the accompanying Information Statement. A copy of the text of Articles 5.11 through 5.13 appears as Annex B to the Information Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS


San Antonio, Texas
_______________, 2001

                    NATIONAL BANCSHARES CORPORATION OF TEXAS
                             12400 Highway 281 North
                            San Antonio, Texas 78216

                                   ----------

                              INFORMATION STATEMENT

           SPECIAL MEETING OF STOCKHOLDERS TO BE HELD _______________

                                   ----------

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY

            This information statement (the "Information Statement") is being furnished to the holders as of November 30, 2001 (the "Record Date"), of shares common stock (the "Shares") of National Bancshares Corporation of Texas, a Texas corporation ("NBC") in connection with the special meeting of shareholders of NBC (the "Special Meeting") to be held on ___________ at ____ __.m., local time, at the principal offices of NBC at 12400 Highway 281 North, San Antonio, Texas 78216, for the following purposes:

            1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of July 30, 2001, as amended by First Amendment thereto dated November 27, 2001 (as so amended, the "Merger Agreement"), among International Bancshares Corporation ("IBC"), NBC Acquisitions Corp. ("NBC Acquisitions") and NBC, and the transactions contemplated thereby, as described in this Information Statement; and

            2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

            The Merger Agreement provides that, among other things, after the satisfaction or waiver of the conditions set forth in the Merger Agreement, in accordance with the requirements of the Texas Business Corporation Act (the "TBCA") and the Delaware General Corporation Law (the "DGCL"), NBC Acquisitions will be merged with and into NBC (the "Merger"), with NBC as the surviving corporation of the Merger (the "Surviving Corporation"). As of the effective time of the Merger (the "Effective Time"), each Share issued and outstanding, other than Shares owned by IBC, NBC Acquisitions, NBC, any subsidiary of IBC, NBC Acquisitions or NBC, or by shareholders, if any, who are entitled to and who properly exercise dissenters' rights under the TBCA, will be converted into the right to receive $24.75 in cash, without interest (the "Merger Consideration"). Shares held in the treasury of NBC, Shares owned by any wholly-owned subsidiary of NBC and Shares owned by IBC, NBC Acquisitions or any other wholly owned subsidiary of IBC will be canceled. The Merger Agreement is more fully described in "The Merger - The Merger Agreement." Shareholders who fully comply with the statutory dissenters' procedures set forth in the TBCA, the relevant portions of which are attached to this Information Statement as Annex B, will be entitled to receive, in connection with the Merger, cash for the fair value of their Shares as determined pursuant to the procedures prescribed by the TBCA. See "The Merger
- Dissenters' Rights."

            The Merger is the second step of IBC's two-part acquisition of NBC. The first step was a tender offer (the "Offer") by NBC Acquisitions for all of the outstanding Shares at a price of $24.75 per Share. The Offer expired on November 19, 2001. NBC Acquisitions purchased 2,835,726 Shares in the Offer, representing approximately 74.9% of NBC's outstanding Shares, which it continues to own as of the Record Date.

            Holders of record of NBC's common stock at the close of business on the Record Date will be entitled to vote at the Special Meeting or any adjournment or postponement.

            IBC can cause the Merger to occur without the affirmative vote of any other holder of Shares. Although you may attend and are allowed to vote at the Special Meeting, your vote will not be necessary to approve the Merger Agreement and the Merger.

            Please do not send any certificates for your Shares at this time. Please read this Information Statement carefully.

            THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

            This Information Statement is dated ________, 2001, and is intended to be first mailed to shareholders on ___________, 2001.

                                TABLE OF CONTENTS


SUMMARY TERM SHEET -- QUESTIONS AND ANSWERS ABOUT THE MERGER.................................5
    Why are the companies proposing to merge?................................................5
    How will the merger be completed?........................................................5
    WHEN AND WHERE IS THE SPECIAL MEETING?...................................................5
    IS MY VOTE REQUIRED TO APPROVE THE MERGER?...............................................5
    WHO ARE THE PARTIES TO THE TRANSACTION?..................................................6
    WHAT WILL I RECEIVE IN EXCHANGE FOR MY SHARES OF NBC?....................................6
    IS THERE AN AGREEMENT GOVERNING THE MERGER?..............................................6
    WHAT DOES THE NBC BOARD OF DIRECTORS THINK OF THE MERGER?................................7
    DID THE NBC BOARD RECEIVE AN OPINION FROM ITS FINANCIAL ADVISOR?.........................7
    WHEN DO THE COMPANIES EXPECT TO COMPLETE THE MERGER?.....................................7
    CAN THE MERGER AGREEMENT BE TERMINATED?..................................................7
    WHAT WILL HAPPEN TO NBC AFTER THE MERGER IS CONSUMMATED?.................................7
    WHAT IS THE ACCOUNTING TREATMENT FOR THE MERGER?.........................................8
    DO ANY EXISTING OR FORMER MEMBERS OF NBC'S MANAGEMENT OR BOARD OF
    DIRECTORS HAVE INTERESTS IN THE MERGER OTHER THAN AS SHAREHOLDERS OF
    NBC?.....................................................................................8
    SHOULD I SEND IN MY STOCK CERTIFICATES NOW?..............................................8
    WILL I HAVE TO PAY TAXES ON THE CONSIDERATION I RECEIVE FOR MY SHARES IN
    THE MERGER?..............................................................................8
    ARE ANY REGULATORY APPROVALS REQUIRED?...................................................8
    CAN I EXERCISE DISSENTERS' RIGHTS?.......................................................8
    Who Can Help Answer Your Questions.......................................................9
STATEMENT REGARDING FORWARD-LOOKING INFORMATION..............................................9
THE SPECIAL MEETING.........................................................................10
    Date, Time and Place of the Special Meeting.............................................10
    Purpose of the Special Meeting..........................................................10
    Voting and Record Date..................................................................10
THE MERGER..................................................................................10
    General.................................................................................10
    Procedure for Receipt of Merger Consideration...........................................11
    Background of the Merger................................................................11
    Recommendation of the Board of Directors; Fairness of the Transactions..................16
    Opinion of Keefe, Bruyette & Woods, Inc.................................................20
    Interests of Certain Persons in the Merger..............................................22
    Plans for NBC; Certain Effects of the Transaction.......................................22
    Dissenters' Rights......................................................................23
    The Merger Agreement....................................................................26
    The Shareholders' Agreements............................................................40
    Certain Legal Matters...................................................................41
    Certain U.S. Federal Income Tax Consequences............................................42
FINANCING OF THE MERGER.....................................................................43
BUSINESS OF NBC.............................................................................43

BENEFICIAL OWNERSHIP OF COMMON STOCK.................................................................46
TRANSACTIONS AND ARRANGEMENTS CONCERNING THE SHARES..................................................47
INFORMATION CONCERNING IBC AND NBC ACQUISITIONS......................................................47
ACCOUNTING...........................................................................................47
INDEPENDENT AUDITORS.................................................................................47
WHERE YOU CAN FIND MORE INFORMATION..................................................................48

Consolidated Financial Statements of National Bancshares Corporation of Texas and Subsidiaries......F-1

Agreement and Plan of Merger....................................................................Annex A
Articles 5.11-5.13 of the Texas Business Corporation Act........................................Annex B
Opinion of Keefe, Bruyette & Woods, Inc.........................................................Annex C

          SUMMARY TERM SHEET -- QUESTIONS AND ANSWERS ABOUT THE MERGER


            The merger of NBC Acquisitions Corp., a wholly-owned subsidiary of International Bancshares Corporation, with and into NBC will constitute the second and final step of the acquisition of NBC by IBC. The first step was a tender offer by NBC Acquisitions for all of the outstanding shares of common stock of NBC at a price of $24.75 per share. The tender offer expired on November 19, 2001. NBC Acquisitions purchased 2,835,726 shares of common stock in the tender offer, representing approximately 74.9% of NBC's outstanding shares of common stock.

            The following are some questions you, as a shareholder of NBC, may have and the answers to those questions. We urge you to carefully read the remainder of this information statement because the information provided in these questions and answers is not complete and additional important information is contained in the remainder of this information statement. Shareholders are urged to read this information statement in its entirety.


WHY ARE THE COMPANIES PROPOSING TO MERGE?

The purpose of the merger is to enable IBC to obtain ownership of 100% of NBC. As the second step in the acquisition of NBC, through the merger, IBC will acquire all outstanding shares not tendered and purchased pursuant to the tender offer. See "The Merger - General."

HOW WILL THE MERGER BE COMPLETED?

NBC Acquisitions will merge into NBC with NBC being the surviving corporation. See "The Merger - General."

WHEN AND WHERE IS THE SPECIAL MEETING?

NBC will hold a special meeting of shareholders on ________, at ____ _.m., local time, at the principal offices of NBC at 12400 Highway 281 North, San Antonio, Texas 78216. See "The Special Meeting."

IS MY VOTE REQUIRED TO APPROVE THE MERGER?

No. The affirmative vote of the holders of at least two-thirds of all outstanding shares as of the record date will be required to approve the merger agreement. IBC has agreed to vote all of the shares it owns in favor of the approval of the merger agreement. Because IBC and its affiliates own approximately 74.9% of the outstanding shares on the record date, approval of the merger agreement is assured without the vote of any other shareholder. You are not being asked for a proxy and you are requested not to send one. If you wish to vote your shares, you may do so only by attending the special meeting. See "The Special Meeting - Voting and Record Date."

WHO ARE THE PARTIES TO THE TRANSACTION?

National Bancshares Corporation of Texas
12400 Highway 281 North
San Antonio, Texas  78216
(210)  403-4100

National Bancshares Corporation of Texas, headquartered in San Antonio, Texas, is a Texas corporation and bank holding company. NBC conducts its banking operations through 12 facilities located in South and Central Texas. At September 30, 2001, NBC had assets of $601.2 million and total deposits of $522.9 million. See "Business of NBC."

As a result of the first step, NBC is 74.9% owned by IBC as of November 30, 2001.

International Bancshares Corporation

1200 San Bernardo Ave.
Laredo, Texas 78040
(956) 722-7611

International Bancshares Corporation, headquartered in Laredo, Texas, is a Texas corporation and multi-bank holding company with $5.7 billion in assets. IBC has more than 100 facilities serving 30 Texas communities, including Laredo, Houston, San Antonio, Corpus Christi, McAllen, Brownsville, Port Lavaca, Zapata and other communities throughout the Rio Grande Valley and Texas Gulf Coast. See "Information Concerning IBC and NBC Acquisitions."

NBC Acquisitions Corp.

103 Foulk Road, Suite 202
Wilmington, Delaware 19803
(302) 656-1950

NBC Acquisitions Corp. is a Delaware corporation and wholly-owned subsidiary of IBC formed for the purpose of completing the tender offer and the merger and has conducted no other business. NBC Acquisitions was originally incorporated under Texas law. Subsequent to the expiration of the tender offer, it reincorporated under Delaware law. See "Information Concerning IBC and NBC Acquisitions."

WHAT WILL I RECEIVE IN EXCHANGE FOR MY SHARES OF NBC?

You will receive $24.75 in cash for each share of common stock of NBC you own. See "The Merger - The Merger Agreement."

IS THERE AN AGREEMENT GOVERNING THE MERGER?

Yes. IBC, NBC Acquisitions and NBC entered into a merger agreement dated as of July 30, 2001. The merger agreement provides, among other things, for the terms and conditions of the tender offer and the merger of NBC Acquisitions into NBC following the tender offer. The merger agreement was amended on November 27, 2001 to reflect NBC Acquisitions' reincorporation under Delaware law. See "The Merger - Background of the Merger."

WHAT DOES THE NBC BOARD OF DIRECTORS THINK OF THE MERGER?

A majority of the NBC board prior to the tender offer approved the merger agreement and the merger and recommended that its shareholders approve the merger agreement and the merger. See "The Merger - Recommendation of the Board of Directors; Fairness of the Transactions."

In reaching its decision to approve the merger agreement and to recommend that NBC shareholders tender their shares in the tender offer and approve the merger agreement, the NBC board considered a number of factors. See "The Merger - Recommendation of the Board of Directors; Fairness of the Transactions."

Two of NBC's directors voted against the approval of the merger agreement and the merger. For a description of their reasons for voting against the proposal, please see "The Merger - Recommendation of the Board of Directors; Fairness of the Transactions."

DID THE NBC BOARD RECEIVE AN OPINION FROM ITS FINANCIAL ADVISOR?

In deciding to approve the offer and merger, NBC's board of directors considered the opinion of its financial advisor, Keefe, Bruyette & Woods, Inc., to the effect that, as of July 30, 2001 and based upon and subject to various considerations set forth in its opinion, the consideration to be received in the tender offer and the merger by the holders of NBC common stock was fair, from a financial point of view, to such holders. The full text of the written opinion of NBC's financial advisor dated July 30, 2001, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C to this Information Statement and should be read carefully in its entirety. See "The Merger - Opinion of Keefe, Bruyette & Woods, Inc."

WHEN DO THE COMPANIES EXPECT TO COMPLETE THE MERGER?

IBC expects to complete the merger as soon as practicable after the special meeting. See "The Merger."

CAN THE MERGER AGREEMENT BE TERMINATED?

The merger agreement may be terminated by either IBC or NBC under certain circumstances. See "The Merger - The Merger Agreement."

WHAT WILL HAPPEN TO NBC AFTER THE MERGER IS CONSUMMATED?

After consummation of the merger, NBC will become a wholly-owned subsidiary of IBC and the former holders of NBC shares will no longer possess any interest in NBC. Either prior to or promptly upon consummation of the merger, NBC will terminate the registration of the shares under Section 12 of the Securities Exchange Act of 1934, as amended. In addition, upon termination of the registration of the shares under the Exchange Act, the shares will no longer be eligible for inclusion on the American Stock Exchange. See "The Merger - Plans for NBC; Certain Effects of the Transaction."

WHAT IS THE ACCOUNTING TREATMENT FOR THE MERGER?

IBC will account for the merger as a purchase for financial reporting purposes. See "Accounting."

DO ANY EXISTING OR FORMER MEMBERS OF NBC'S MANAGEMENT OR BOARD OF DIRECTORS HAVE INTERESTS IN THE MERGER OTHER THAN AS SHAREHOLDERS OF NBC?

Yes. Certain existing and former members of NBC's management and board (as well as employees of NBC) have interests in the merger other than as shareholders relating to, among other things, the acceleration of unvested stock options for certain existing and former directors and members of management. See "The Merger
- Interests of Certain Persons in the Merger."

SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

No. A letter of transmittal for use in surrendering share certificates will be mailed to shareholders as soon as practicable following the effective time of the merger. See "The Merger - Procedure for Receipt of Merger Consideration." Certificates representing NBC shares should not be sent in until shareholders receive the letter of transmittal and accompanying instructions, and then should be surrendered only in accordance with such instructions.

WILL I HAVE TO PAY TAXES ON THE CONSIDERATION I RECEIVE FOR MY SHARES IN THE MERGER?

The receipt of cash in the merger will be taxable for federal income tax purposes. To review the tax consequences in greater detail, see "The Merger - Certain U.S. Federal Income Tax Consequences."

ARE ANY REGULATORY APPROVALS REQUIRED?

NBC and IBC believe that all required regulatory or governmental approvals required in order for the merger to be consummated have been obtained. See "The Merger - Certain Legal Matters."

CAN I EXERCISE DISSENTERS' RIGHTS?

Yes. Under Texas law, you are entitled to dissent from the merger and you may have dissenters' rights in connection with the merger. To exercise your dissenters' rights, you must comply with all procedural requirements of the Texas Business Corporation Act. A description of the relevant sections of the Texas Business Corporation Act is provided in "The Merger - Dissenters' Rights" on page 23 and the full text of the sections is attached as Annex B to this document. FAILURE TO TAKE ANY STEPS REQUIRED BY THE TEXAS BUSINESS CORPORATION ACT MAY RESULT IN A TERMINATION OR WAIVER OF SUCH RIGHTS.


                            WHO CAN HELP ANSWER YOUR
                                    QUESTIONS

If you have more questions about the merger or you would like additional copies of this Information Statement, you should contact:

                    National Bancshares Corporation of Texas
                             12400 Highway 281 North
                            San Antonio, Texas 78216
                           Attention: Marvin E. Melson
                          Phone Number: (210) 403-4200

                 STATEMENT REGARDING FORWARD-LOOKING INFORMATION

            This Information Statement and the documents incorporated by reference in this Information Statement contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and
Section 21E of the Securities Exchange Act of 1934, as amended. "Forward looking statements" are those statements that describe management's beliefs and expectations about the future. We have identified forward-looking statements by using words such as "anticipate," "believe," "could," "estimate," "may," "expect," and "intend." Although we believe these expectations are reasonable, our operations involve a number of risks and uncertainties, including those described in this Information Statement and other documents filed with the Securities and Exchange Commission. Therefore, these types of statements may prove to be incorrect.

                               THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING

            This Information Statement is being furnished to the holders of Shares on the Record Date in connection with the Special Meeting to be held on _____________ at ___ _.m., local time, at the principal offices of NBC at 12400 Highway 281 North, San Antonio, Texas 78216.

PURPOSE OF THE SPECIAL MEETING

            The Special Meeting will be held for the purpose of considering and voting upon a proposal to approve the Merger Agreement and the Merger. In addition, the holders of Shares will be entitled to consider and vote upon such other business as may properly come before the meeting. NBC is not aware of any matters other than those referred to in this Information Statement that will be presented at the Special Meeting.

VOTING AND RECORD DATE

            The Board has fixed the close of business on November 30, 2001 as the date for determining the holders of Shares entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of Shares at the close of business on November 30, 2001 are entitled to vote at the Special Meeting on the approval of the Merger Agreement and the Merger. As of the Record Date, there were 3,785,089 Shares issued and outstanding and entitled to vote on the approval of the Merger Agreement and the Merger.

            Each holder of record of Shares on the Record Date is entitled to cast one vote per Share, exercisable in person or by properly executed proxy, with respect to the approval of the Merger Agreement and the Merger.

            The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding Shares entitled to vote is necessary to constitute a quorum at the Special Meeting with respect to the proposal to approve the Merger Agreement and the Merger. The affirmative vote of the holders of at least two-thirds of the Shares issued and outstanding on the Record Date is required to approve the Merger Agreement and the Merger. NBC Acquisitions has advised NBC that it intends to vote all of the Shares owned by it FOR approval of the Merger Agreement and the Merger. As of the Record Date, NBC Acquisitions owned 2,835,726 Shares and therefore has sufficient voting power to approve the Merger Agreement and the Merger at the Special Meeting without the vote of any other shareholder.

            WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                   THE MERGER

GENERAL

            The Merger Agreement provides that, among other things, after the satisfaction or waiver of the conditions set forth in the Merger Agreement, in accordance with the requirements of the TBCA and the DGCL, NBC Acquisitions will be merged with and into NBC, with NBC as the surviving corporation of the Merger. As of the Effective Time, each Share issued and outstanding, other than Shares owned by IBC, NBC Acquisitions, NBC, any subsidiary of IBC, NBC Acquisitions or NBC, or by shareholders, if any, who are entitled to and who properly exercise dissenters' rights under the TBCA, will be converted into the right to receive $24.75 in cash, without interest. Shares held in the treasury of NBC, Shares owned by any wholly-owned subsidiary of NBC and Shares owned by IBC, NBC Acquisitions or any other wholly owned subsidiary of IBC will be canceled. The Merger Agreement is more fully described in "The Merger - The Merger Agreement." Shareholders who fully comply with the statutory dissenters' procedures set forth in the TBCA, the relevant portions of which are attached to this Information Statement as Annex B, will be entitled to receive, in connection with the Merger, cash for the fair value of their Shares as determined pursuant to the procedures prescribed by the TBCA. See "The Merger
- Dissenters' Rights."

            The Merger is the second step of a two-step transaction contemplated by the Merger Agreement. The first step was a tender offer by NBC Acquisitions for all the Shares of NBC. NBC Acquisitions commenced a tender offer for all the Shares of NBC at a price per Share equal to the Merger Consideration pursuant to an Offer to Purchase dated August 9, 2001 and the related Letter of Transmittal. On November 19, 2001 the Offer expired. NBC Acquisitions purchased 2,835,726 Shares pursuant to the Offer.

            The funds needed to consummate the Offer and the Merger and to pay all related fees and expenses have been obtained by NBC Acquisitions, or are available to NBC Acquisitions, through capital contributions or loans made by IBC, either directly or through one or more wholly owned subsidiaries of IBC to NBC Acquisitions. IBC plans to make these contributions or loans through internally generated funds of IBC and it subsidiaries.

            The purpose of the Merger (and the Offer) is to enable IBC to acquire the outstanding Shares. The Offer, being the first step in the acquisition of NBC, facilitated the acquisition of such Shares.

            The receipt of cash for Shares in the Merger, or pursuant to the exercise of dissenters' rights, will be a taxable transaction for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and may also be a taxable transaction under applicable state, local or foreign tax laws. See "The Merger - Certain U.S. Federal Income Tax Consequences."

PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION

            Instructions with regard to the surrender of certificates, together with a letter of transmittal to be used for this purpose, will be forwarded to NBC shareholders as promptly as practicable following the effective time of the Merger. Shareholders should surrender stock certificates only after receiving a letter of transmittal. SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

BACKGROUND OF THE MERGER

            In July 2000, the Board of Directors recognized that, in view of general market conditions and changes occurring in the market for banks, it would be appropriate to explore strategic alternatives, including possibilities involving a sale or merger of NBC, remaining independent and growing the business internally or the purchase of, or business combinations with, other banks. At that time, NBC's common stock was generally trading between $13.00 and $14.00 per share. The average daily trading volume for NBC's common stock (excluding the shares purchased by NBC pursuant to NBC's repurchase program) was approximately 692 in 1999 and 2,115 in 2000.

            The Board of Directors then determined to retain an investment banking firm to prepare an in-depth study of NBC which would enable the Board of Directors to effectively evaluate the available strategic alternatives. Four separate investment banking firms were interviewed by the Board of Directors and made preliminary presentations to the Board of Directors regarding the strategic alternatives available to NBC and the credentials of such investment banks to assist NBC in its efforts.

            In October 2000, the Board of Directors retained Keefe, Bruyette & Woods, Inc. ("KBW") as its investment banker to advise the Board of Directors as to strategic alternatives and to assist in negotiating, structuring and evaluating a potential business transaction if NBC decided to proceed with such a transaction. The Board of Directors determined to explore whether there was any significant financial interest in an acquisition of NBC. KBW was instructed to prepare an offering book relating to the sale of NBC for distribution to potential buyers. Mr. H. Gary Blankenship was the sole member of the Board of Directors opposed to this decision. Over the next several months, KBW, along with NBC, prepared and distributed the offering material to a number of potential buyers.

            At a meeting of the Board of Directors on February 2, 2001, representatives of KBW reported that KBW had contacted seventeen financial institutions to determine whether they would have an interest in acquiring NBC. Nine of those financial institutions declined to review the written offering material. Eight financial institutions signed confidentiality agreements and received the written offering material. Two bank holding companies, one a large Texas regional bank ("Bidder A") and the other a large national banking institution ("Bidder B"), ultimately submitted written indications of interest. Bidder A submitted an indication of interest of $85.6 million in Bidder A stock for the purchase of stock or assets of NBC, which would be equivalent to $21.86 per share for all the outstanding shares and options. Bidder B preliminarily offered $75 million in cash for the purchase of the stock of five of NBC's operating subsidiaries which would be equivalent to approximately $19.29 per share of NBC's common stock. Both of these proposals were non-binding and were subject to due diligence. The Board of Directors discussed each of the proposals extensively and again discussed the alternative of remaining independent.

            Shortly after distribution of the offering material in January 2001, the price of NBC's common stock began to rise from its previous twelve-month high of $14.75 to a high of $19.95 in March 2001 on significantly higher volume.

            At the February 2nd Board of Directors meeting, representatives of KBW summarized the marketing process they had undertaken and reviewed the indications of interest they had received from the contacts they had with other potential buyers. In particular, KBW noted (a) the number of potential bidders contacted and the limited interest in NBC, (b) the price indication from Bidder A compared favorably with a nationwide survey of regional bank transactions, (c) that KBW expected the bidders to increase the value of their initial indications of interest, and (d) that there would be material risks in delaying a sale because of (i) disappearing buyers and possibly the loss of the opportunity to receive a premium for sale of control, (ii) the risks in implementing an independent growth strategy, (iii) limited liquidity for shareholders, and (iv) limited return on investment potential for shareholders in the short and long term. KBW recommended that NBC pursue negotiations with Bidder A in order to increase the consideration offered.

            Representatives of KBW spoke on a number of occasions over the next several weeks with representatives of Bidder A. At a meeting of the Board of Directors on March 4, 2001, representatives of KBW provided an update of their efforts to negotiate a higher bid price from both Bidder A and Bidder B. The KBW representatives reported that since the last meeting of the Board of Directors on February 2, 2001, Bidder B had dropped out of the bidding and that Bidder A had increased its proposal to $90.0 million ($22.92 per share), of which 75% would be in cash and 25% would be in stock of Bidder A. The representatives of KBW noted again that this compared favorably with regional bank transactions announced since January 1, 2000, and presented KBW's financial analysis supporting this conclusion. The Board of Directors decided to continue negotiations with Bidder A in an effort to further increase the price.

            At a meeting of the Board of Directors on March 12, 2001, representatives of KBW reported that based on a meeting with officers of Bidder A, Bidder A was now prepared to pay an aggregate of $92.825 million or $23.60 per share in cash in a merger transaction. The offer remained subject to satisfactory completion of Bidder A's due diligence and numerous other conditions.

            The Board of Directors voted in favor of a motion (a) to accept the Bidder A's proposal and (b) to recommend the transaction to its shareholders, all subject to Bidder A's completion of its due diligence and NBC's counsel being able to conclude a satisfactory definitive acquisition agreement. Messrs. Blankenship and Lustig voted in opposition to the motion.

            In mid-March, Mr. Marvin E. Melson, Chief Executive Officer and President of NBC, was contacted by an executive of IBC to inquire as to NBC's interest in a business combination. Mr. Melson referred him to KBW. A representative of IBC then contacted KBW and indicated that IBC would be interested in receiving information about NBC for purposes of considering a business combination. On March 28, 2001 IBC entered into a Confidentiality Agreement and was subsequently provided the offering material.

            On April 3, 2001, NBC received a non-binding letter of interest from IBC containing two alternate proposals. Both proposals were structured as asset purchases whereby IBC would acquire certain assets and assume certain liabilities of NBC. Under the first proposal, NBC would receive approximately $47 million in cash for certain bank assets other than those related to the San Antonio branch and NBC would continue to operate the San Antonio branch and would retain the use of NBC's net operating loss carry forward ("NOL") to shelter future earnings. The alternative proposal involved a transaction whereby IBC would acquire certain assets and assume certain of the liabilities of NBC. Under the second proposal, NBC would receive $47 million from IBC and would retain assets with a net book value of approximately $50 million, but no continuing operations. Neither of the proposals were of interest to NBC since NBC would be left with substantial additional assets to dispose of and liabilities to be satisfied. Consequently, the ultimate value to be received by NBC's shareholders was uncertain. On a conference call with management of NBC, KBW was directed to explore the possibility of increasing the price offered by IBC in the second proposal and restructuring the transaction as a tender offer or merger. Over the next several days, representatives of NBC and IBC communicated with each other regarding such possibilities.

            On April 4, 2001, Mr. Melson, and other representatives of NBC met with Mr. Dennis E. Nixon, Chairman and Chief Executive Officer of IBC and other representatives of IBC, in San Antonio, Texas and discussed the terms of a possible transaction. Thereafter, KBW had various discussions with IBC's financial advisor relating to the valuation of NBC.

            On April 6, 2001, NBC received a supplement to IBC's non-binding letter of interest dated April 3, 2001. The letter proposed a third alternative transaction whereby IBC would purchase NBC's common stock for a price between $102 million and $105 million.

            At a meeting held on April 16, 2001, the Board of Directors discussed the proposals NBC had received from IBC. The Board of Directors decided to continue to pursue the possibility of a transaction with IBC and formed a Committee of the Board of Directors, consisting of Messrs. Blankenship, Lettunich, Meeks and Melson (the "Committee") to analyze NBC's strategic options, including whether to support a sale of NBC and to make an appropriate recommendation to the Board of Directors on the merits of remaining independent.

            On April 18, 2001, NBC received a letter from IBC in which IBC indicated that it would pay a purchase price in cash in an amount equal to $102 million in addition to permitting up to $2 million of transaction costs.

            At a meeting of the Board of Directors held on April 19, 2001, the Committee reported that it had concluded that there was no reasonable basis for believing that the present value of NBC remaining independent would equal or exceed the present value of the proposal received from IBC. A majority of the Committee concluded that it was in the best interests of NBC's shareholders to pursue a transaction in which NBC would be sold if an appropriate price and agreement could be negotiated. Thereafter, the Board of Directors directed KBW to approach both IBC and Bidder A in an attempt to once again increase the offered price.

            At a Board of Directors meeting held on April 25, 2001, a KBW representative informed the Board of Directors that he had requested that each of IBC and Bidder A present their best and final offers to NBC on or before April 25, 2001. Shortly thereafter, Bidder A formally withdrew from the process. IBC submitted a revised written proposal in which it increased its indication of interest to $104.25 million which was subject to further due diligence, limitations on severance payments and deal expenses and adjustments for changes in NBC's investment portfolio. (The investment portfolio is comprised primarily of bonds issued by the United States or agencies of the United States.)

            Although the Board of Directors believed that a number of the conditions in the proposal were impractical and not typical for a transaction of this nature, the Board of Directors determined (i) to continue negotiations for a cash transaction with IBC, (ii) to authorize KBW to further negotiate the economic terms of such a proposal with IBC, (iii) to authorize NBC to provide additional due diligence material to IBC, and (iv) to authorize NBC's officers and outside counsel to finalize an appropriate definitive agreement and present such an agreement to the Board of Directors. Messrs. Melson, Lettunich, Hacker and Meeks voted in favor and Messrs. Lustig and Blankenship voted in opposition.

            Although Messrs. Lustig and Blankenship were not in favor of the transaction with IBC, the Board of Directors voted unanimously that if a definitive agreement were agreed to with IBC, it would be appropriate to present such a transaction to NBC's shareholders.

            Representatives of KBW and Cadwalader, Wickersham & Taft ("Cadwalader"), special counsel for NBC, had numerous conferences with financial and legal representatives of IBC over the next several weeks to discuss financial, contractual and due diligence issues.

            During the second half of May 2001, a representative of Sandler O'Neill & Partners, L.P., IBC's financial advisor ("Sandler") contacted a representative of KBW and informed him that IBC had concluded its preliminary due diligence review of NBC and that IBC desired to meet with representatives of NBC to discuss the results thereof. On May 23, 2001, Dennis E. Nixon, Chairman and Chief Executive Officer of IBC, Jay Lustig, Chairman of NBC, Tamir Hacker, a director of NBC, Mark Flaster of Sandler and Craig McMahen of KBW met in San Antonio, Texas. Mr. Nixon reviewed in detail the results of IBC's due diligence review of NBC and indicated that, based on such results, IBC was no longer willing to pay the $104.25 million purchase price set forth in IBC's letter dated April 25, 2001. Mr. Nixon noted that IBC would be willing to consider a purchase price of $92 million. After further discussions between the representatives of Sandler and KBW regarding the appropriate valuation for NBC's shares, Sandler represented to KBW that IBC would be willing to pay $24.50 per share (an aggregate of $96.5 million). The meeting concluded with no agreement having been reached.

            Over the next several weeks, NBC and IBC, and their respective financial advisers and counsel, continued to negotiate the terms of the Merger Agreement and the Offer.

            On June 19, 2001, NBC received a letter from IBC supplementing its previous communications with NBC. The letter advised NBC that IBC had determined, after substantial due diligence, that it would be willing to pay approximately $96.5 million (approximately $24.50 per share) for all shares of NBC on a fully diluted basis, subject to adjustment (i) upward to the extent the unrecognized gain on NBC's investment portfolio exceeded $10 million or (ii) downward to the extent the unrecognized gain on NBC's investment portfolio was less than $8 million.

            From June through July of 2001, NBC and IBC, and their respective financial advisers and counsel, continued to negotiate the terms of the Merger Agreement and the Offer. After extensive negotiations, two alternative proposals were submitted by IBC. The first provided for a payment of $24.50 per share for the common stock, which price would be adjusted upward to the extent that the unrealized profit in NBC's investment portfolio exceeded $10 million for any 15 consecutive trading day period or on the final determination date, the date that is 11 days prior to the closing of the Offer. The alternative proposal was for $24.75 per share (an aggregate of $97.5 million) in cash without any adjustment for the value of NBC's investment portfolio. Both offers would be adjusted dollar for dollar to the extent that the cost of environmental remediation on one parcel of property owned by NBC exceeded $200,000.

            At a special meeting of the Board of Directors held on July 30, 2001, KBW and counsel reviewed the two alternative proposals. After extensive discussions and considerations of the proposals and receipt of the opinion of KBW that both proposals would be fair, from a financial point of view, to NBC's shareholders, Messrs. Melson, Lettunich, Hacker and Meeks voted in favor of a proposal to authorize NBC to accept the offer by IBC under which $24.75 per share would be paid to the shareholders of NBC. Messrs. Lustig and Blankenship voted in opposition to the proposal.

            The majority of the Board of Directors voted in favor of the proposal because, after lengthy discussions and after repeated consultation with KBW and counsel, they believed that the transaction would be fair to and in the best interests of NBC's shareholders. The majority of the Board of Directors considered the risks to NBC of remaining independent and determined that it was unlikely that NBC's common stock would trade above the Merger Consideration in the reasonably foreseeable future. In addition, the majority of the Board of Directors believed that the Merger Consideration represented a significant premium, in light of historical prices, to NBC's common stock, and that NBC was unlikely to receive a superior offer from another potential buyer. A detailed analysis of the majority of the Board of Directors' reasons for approving the transaction is set forth below.

            Messrs. Lustig and Blankenship advised the Board of Directors that they voted against the approval of the Merger Agreement because they thought it was the wrong time to sell from a corporate and banking industry point of view and also because they felt that the benefit of NBC's earnings, which would be sheltered from income taxes by NBC's NOLs, over the next several years would exceed the benefit of the deal price. In addition, Messrs. Lustig and Blankenship stated their belief that the downside risk of remaining independent would be minimal and that there was substantial upside potential for NBC. Mr. Lustig suggested that NBC consider the alternative of making a self-tender for 1,000,000 shares of NBC's outstanding common stock at $25 per share. The majority of the Board of Directors was not persuaded by the arguments of the minority.

            The Merger Agreement was approved by the majority of the Board of Directors and was executed on July 30, 2001. The transaction was publicly announced on July 31, 2001.

            On August 9, 2001, IBC commenced the Offer.

            On several occasions after the Board of Directors' approval of the Merger Agreement, Messrs. Lustig and Blankenship advised NBC that they continued to disagree with the decision to proceed with the Offer and the Merger, particularly in light of the increase in the unrealized gain on NBC's securities portfolio.

            On October 26, 2001, NBC, NBC Acquisitions and IBC received notice that IBC had received the requisite approval of the Federal Reserve Board pursuant to the Bank Holding Company Act of 1956 (as amended, the "BHC Act") to consummate the Offer and the Merger.

            On November 19, 2001, the Offer expired with the shareholders of NBC having tendered, and NBC Acquisitions having accepted, 2,920,226 Shares (including guaranteed deliveries), representing approximately 77.2% of the outstanding Shares. However, certain Shares tendered pursuant to guaranteed deliveries were not timely received. As a result, NBC Acquisitions purchased 2,835,726 Shares in the Offer, representing approximately 74.9% of the outstanding Shares.

            On November 20, 2001, NBC Acquisitions reincorporated from Texas to Delaware and changed its name from "NBC Acquisition Corp." to "NBC Acquisitions Corp."

RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE TRANSACTIONS

            On July 30, 2001, at a special meeting of the Board of Directors of NBC, a majority of the Board of Directors voted in favor of the Merger Agreement and the Merger. The majority of the Board of Directors believed that the Offer and the Merger were fair and reasonable and in the best interests of NBC and its shareholders and recommended that the shareholders tender their shares in the Offer or vote in favor of the Merger.

             Two members of the Board of Directors voted against the Merger Agreement. The views of both the majority of the Board of Directors who voted in favor of the Merger Agreement and the two directors who voted against it are set forth below.

      View of the Majority of the Board of Directors.

            The majority of the Board of Directors believed that the Merger was fair and reasonable and in the best interests of NBC and its shareholders and recommended that the shareholders vote in favor of the Merger.

            In reaching its conclusions and recommendations described above, the majority of NBC's Board of Directors took into account numerous factors, including but not limited to the following:

            (i) Its analysis and the analysis of KBW of the core historic earnings of NBC, unaffected by extraordinary items, and the cost, time and risk of internally growing the business. Given NBC's slow growth market areas and anticipated increased competition, the majority of the Board of Directors concluded, after advice of KBW, that NBC's common stock was not likely to trade at market prices in excess of the Merger Consideration in the reasonably foreseeable future;

            (ii) The Merger Consideration is substantially higher than the current market price for the common stock and substantially higher than the price at which the common stock has generally traded for the last 9 years after emerging from reorganization. The average closing price of NBC's common stock for the three-month period ended December 31, 2000, before the market price could have been affected by acquisition rumors, was $13.27. The Merger Consideration represents an 86.5% premium to such unaffected price;

            (iii) NBC's core business is in slow growth areas with low margins, and competition for deposits and loans is increasing. In order to generate increased revenues and earnings, NBC will need to expand into larger, higher growth markets and could incur additional risks with no assurance of success;

            (iv) Texas regional banks have experienced substantial acquisition interest over the last several years and KBW advised the Board of Directors that this activity has resulted in bank acquisition prices in NBC's geographic area being higher than in other geographic regions. KBW also advised the Board of Directors that it believed the number of viable buyers for NBC will be substantially reduced due to the rapid pace of consolidation in the banking industry over the next several years. Furthermore, as noted by KBW, there were only a few interested potential buyers of NBC and a number of other potential buyers did not have any interest in NBC due to (a) the slow growth markets in which NBC operates, (b) the broad geographical dispersion of NBC's bank branches, which creates difficulties in realizing efficiencies of scale for marketing and operational costs, and (c) their view that NBC is, primarily, a "border" bank;

            (v) NBC will have difficulty growing via acquisitions in attractive markets due to (a) intense competition for quality banks from larger in-state and out-of-state competitors, (b) the limited size, capital and resources of NBC and (c) the fact that NBC's common stock is not an attractive currency for acquisitions because of its low trading volumes;

            (vi) Internal growth in attractive market areas requires substantial capital and marketing expenditures and a several year delay in realizing a return on any such expenditures is likely. The execution risk of such a strategy is high and NBC currently has no long-term strategic plan for such expansion. In addition, the expenses incurred in connection with an internal growth strategy will, in the short-run, reduce profitability and the value of NBC's NOLs, which expire in substantial part in 2004;

            (vii) The opinion of KBW, dated July 30, 2001, to the effect that, as of the date of the opinion, the consideration to be received by holders of common stock pursuant to the Offer and the Merger is fair from a financial point of view to such shareholders. The full text of KBW's written opinion, which sets forth the procedures followed, the factors considered and the assumptions made by KBW, is attached hereto and filed as Annex C hereto and incorporated herein by reference. SHAREHOLDERS ARE URGED TO READ THE OPINION OF KBW CAREFULLY AND IN ITS ENTIRETY;

            (viii) If NBC were to remain independent, substantial changes would need to be made at the senior management level, including the recruiting of a new CEO and/or COO and there would be substantial risk that NBC could not execute a successful growth strategy as an independent company;

            (ix) The Merger Agreement permits NBC to consider any unsolicited superior proposals prior to consummation of the Offer by furnishing information to, and participating in discussions or negotiations with, any third party making an Acquisition Proposal (as that term is defined in the Merger Agreement) and, subject to the payment of a $3 million breakup fee, the shareholders will be entitled to receive the benefits of a Superior Proposal (as that term is defined in the Merger Agreement);

            (x) The fact that the shareholders who do not believe that $24.75 is a fair price for their Shares in connection with the Merger will be entitled to exercise dissenters' rights and demand payment of the fair value of their Shares pursuant to Articles 5.11 through 5.13 of the Texas Business Corporation Act; and

            (xi) The representation of IBC that it has, or will have, sufficient cash or access to cash to satisfy all of its obligations under the Merger Agreement and the fact that the Merger is not subject to a financing condition.

            The Board of Directors also considered the alternative proposal suggested by Mr. Jay Lustig at the July 30, 2001 Board of Directors meeting, and at previous meetings of the Board of Directors, that NBC make a self-tender for 1,000,000 shares of NBC's outstanding common stock at $25 per share. Although a self-tender would provide some immediate liquidity for shareholders desiring to sell their common stock, the majority of the Board of Directors were concerned that the self-tender would (a) reduce the market liquidity for the balance of the outstanding shares, (b) result in increased concentration in ownership, which may make a future acquisition of NBC more difficult, (c) make internal expansions more difficult because of the reduction in capital, (d) be subject to substantial regulatory hurdles as the capital of NBC's subsidiary banks would be substantially reduced and (e) reduce NBC's profitability due to the reduction in its capital base. Consequently, a majority of the Board of Directors was not in favor of such an alternative.

            The Board of Directors was also aware of the reasons expressed by two directors as to why they were not in favor of the Offer and the Merger, which reasons were extensively discussed at several meetings of the Board of Directors prior to the July 30, 2001 meeting.

            The Board of Directors did not assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the Board of Directors reached its position and recommendations based on the totality of the information presented to it. In addition, individual members of the Board of Directors may have given different weight to different factors.

            The Board of Directors recognized that, while the consummation of the Merger gives the shareholders the opportunity to realize a premium over the prices at which the common stock was traded prior to the public announcement of the Merger and Offer, the Merger would eliminate the opportunity for shareholders to participate in the future growth and profits of NBC. Nevertheless, the majority of the Board of Directors concluded that a sale at this time was in the best interests of the shareholders.

     Dissenting View of the Minority of the Board of Directors.

            As noted, two of NBC's directors voted against the proposed transaction. Their reasons for voting against the proposal, and the Board of Directors' view with respect to such reasons, are summarized below:

     (i) In general, the directors opposed to the transaction did not offer a specific long-term strategic alternative for NBC, but were critical of the timing of the proposed transaction. On July 31, 2001, Mr. Lustig indicated that he believed this was the "wrong time from a corporate and banking industry" perspective. No indication of why this was a bad time from a "corporate and banking industry perspective" was provided. However, Mr. Lustig subsequently indicated that he believed that acquisition prices "peaked" in 1998.

      - The majority of the Board of Directors believed that the number of bank acquisition transactions that occurred in the last several years was evidence that this is an appropriate time to consider a sale of NBC. Acquisition prices have generally been higher in the last several years than during any other sustained period since 1992, when NBC emerged from a Chapter 11 reorganization proceeding, and the Board of Directors believed that such favorable conditions present a timely opportunity for shareholders to realize an advantageous price from a sale of NBC.

     (ii) The directors opposed to the transaction believed that the Merger Consideration did not reflect a significant enough premium over the historic trading price of NBC's common stock. They believed book value per share was an important factor in the market price of NBC's common stock. Shareholders should review the financial statements in NBC's annual and quarterly reports as to the improvement in NBC's earnings performance and book value. Information regarding the availability of such reports is set forth in Section 8 of the Offer to Purchase.

     - The majority of the Board of Directors was of the view that the Merger Consideration is substantially higher than the price NBC's common stock will trade at if unaffected by the proposed transaction. The Merger Consideration is approximately 86.5% above the average closing price of NBC's common stock for the three-month period ended December 31, 2000, prior to the distribution of material to potential bidders and the influence of acquisition rumors. Not giving effect to extraordinary gains and losses, NBC's growth in earnings has averaged approximately 6.6% for the three years ended December 31, 2000. Furthermore, the price of NBC's common stock may have been historically effected by NBC's repurchase program, pursuant to which NBC purchased 463,675 shares in 1999 and 418,333 shares in 2000, approximately 55.5% of the total trading volume for NBC's common stock over such two year period.

     (iii) The directors opposed to the Offer believed that NBC's earning stream, sheltered from income taxes by NBC's approximately $70 million NOL, provides a significantly higher after-tax earning stream than alternative investments for NBC's shareholders; and that, because of restrictions on the use of the NOL after an acquisition, NBC Acquisitions is not valuing the NOL at a price that is equivalent to what it is worth to NBC if NBC remains independent.

     - The majority of the Board of Directors believed that NBC's NOL was already factored into NBC's market price before announcement of the Offer and the market price of the stock was substantially below the Merger Consideration. As the NOL is used in future years, the market price of the common stock could be adversely affected as NBC's earnings are no longer sheltered.

     (iv) The directors opposed to the Offer believed that NBC could continue to grow at a pre-tax rate in excess of its historic growth rate.

     - As set forth above, the majority of the Board of Directors noted that historically NBC's core earnings, unaffected by extraordinary gains or losses, has grown at approximately 6.6% per year on a compounded basis for the fiscal years 1997 through 2000. The majority of the Board of Directors also believed that competition will increase in its key markets, making growth more difficult and having a potential negative impact on profitability.

     (v) One of the opposing directors suggested an alternative transaction involving a reduction in the capitalization of NBC through a self-tender for 1,000,000 shares of the outstanding shares of common stock at $25 per share. He believed the self-tender would create some liquidity for some of the shares of NBC's shareholders and, depending on the price and size of the repurchase offer, may result in increased earnings per share in the future.

     - As indicated above, the majority of the Board of Directors believed such a self-tender would, among other things, (a) reduce the liquidity for other shares of common stock owned by the shareholders,
           (b) result in increased concentration in ownership, which may make a future acquisition of NBC more difficult, (c) hurt NBC's long-term growth opportunities if it remains independent and (d) not result in an aggregate increase in total shareholder value. In addition, as noted, the Board of Directors was concerned that such a self-tender would face substantial regulatory hurdles arising from the reduction in capital of NBC's subsidiary banks. Further, a self-tender offer for 1,000,000 shares of NBC's outstanding common stock, at $25 per share, would reduce the book value of the remaining shares of NBC's common stock by approximately $2.73 per share.

The foregoing summary of the views of the two directors that voted against the Offer and the Merger does not represent the views or opinions of NBC, the majority of the Board of Directors or KBW. Since voting against the Offer and the Merger, the two dissenting directors have continued to express their view that they disagree with proceeding with the Merger, particularly in light of the increase in unrealized gain on NBC's securities portfolio.

OPINION OF KEEFE, BRUYETTE & WOODS, INC

            NBC engaged KBW to act as its financial advisor in connection with the Offer and the Merger. On July 30, 2001, at a meeting of the Board of Directors held to evaluate the Offer and the Merger, KBW rendered to the Board of Directors an oral opinion (which opinion was subsequently confirmed by delivery of a written opinion dated July 30, 2001) to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Merger Consideration to be received in the Offer and the Merger by the holders of the common stock of NBC was fair from a financial point of view to such holders. No limitations were imposed by the Board upon KBW with respect to the investigations made or the procedures followed by it in rendering its opinion.

            The full text of the written opinion of KBW dated July 30, 2001 which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex C hereto and is incorporated herein by reference. KBW'S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS, ADDRESSES ONLY THE FAIRNESS OF THE MERGER CONSIDERATION TO BE RECEIVED IN THE OFFER AND THE MERGER BY THE HOLDERS OF THE COMMON STOCK OF NBC FROM A FINANCIAL POINT OF VIEW, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. The summary of the opinion of KBW set forth herein is qualified in its entirety by reference to the full text of such opinion.

            As described in its opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of NBC and the Merger, including among other things, the following: (i) the Merger Agreement;
(ii) certain historical information concerning NBC; (iii) certain historical financial and other information concerning NBC for the three years ended December 31, 2000 and certain interim quarterly reports, including NBC's Annual Report to Stockholders and Annual Report on Form 10-K, and certain interim quarterly reports on Form 10-Q for 2000 and 2001; (iv) the historical market prices and trading activity for the Shares of NBC; (v) discussions with senior management of NBC with respect to their past and current financial performance, financial condition and future prospects; (vi) certain internal financial data, projections and other information of NBC, including financial projections prepared by management; (vii) certain publicly available information of other financial institutions that KBW deemed comparable or otherwise relevant to its inquiry, and compared NBC and IBC from a financial point of view with certain of these institutions; (viii) a comparison of the consideration to be paid by IBC pursuant to the Merger Agreement with the consideration paid by acquirors in other acquisitions of financial institutions that KBW deemed comparable or otherwise relevant to its inquiry; (ix) such other financial studies, analyses and investigations and reviewed such other information as KBW deemed appropriate to enable KBW to render its opinion.

            In conducting its review and arriving at its opinion, KBW relied upon the accuracy and completeness of all of the financial and other information provided to KBW or publicly available and KBW did not assume any responsibility for independently verifying the accuracy or completeness of any such information. KBW relied upon the management of NBC as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to KBW, and KBW assumed that such forecasts and projections reflect the best currently available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. KBW considered the views of two directors that did not vote in favor of the Merger Agreement and the Merger. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and KBW assumed that the current and projected aggregate reserve for loan and lease losses for NBC is adequate to cover such losses. KBW did not make or obtain any independent evaluations or appraisals of any assets or liabilities of NBC or any of its subsidiaries nor did it verify any of NBC's books or records or review any individual loan or credit files.

            KBW is a nationally recognized investment banking firm and, as a customary part of its investment banking business, is continually engaged in the valuation of bank holding companies and banks, thrift holding companies and thrifts and their securities in connection with mergers and acquisitions, underwritings, private placements, competitive bidding processes, market making as a NASD market maker, and valuations for various other purposes. As a specialist in the securities of banking companies KBW has experience in, and knowledge of, the valuation of banking enterprises. NBC selected KBW to serve as its financial advisor based on KBW's reputation, expertise and familiarity with NBC. KBW served as financial advisor to NBC in the negotiation of the Merger Agreement and in rendering its fairness opinion and will receive a fee from NBC for those services.

            Pursuant to an engagement letter between KBW and NBC dated October 19, 2000 (the "Engagement Letter"), NBC has agreed to pay KBW as follows: (i) a cash fee of $25,000 which became due upon the execution of the Engagement Letter, (ii) an advisory fee, payable upon the closing of the Offer or the Merger equal to 1.25% of the market value of the aggregate consideration offered in exchange for the outstanding shares of common stock or all or substantially all of the assets or shares representing more than 20% of the equity securities of NBC, or in connection with the sale or disposition, other than in the ordinary course of business, of any significant banking assets, subsidiaries or divisions of NBC.

            NBC also agreed in the Engagement Letter to reimburse KBW for all reasonable out-of-pocket expenses, regardless of whether any transaction is consummated, including, without limitation, fees and reasonable expenses of counsel arising out of KBW's engagement. NBC further agreed to indemnify KBW and certain related persons against certain liabilities relating to or arising out of its engagement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

            In considering the recommendation of the majority of NBC's Board of Directors, shareholders should be aware that existing and former directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of shareholders generally. Certain existing and former directors and executive officers of NBC, namely Tamir Hacker, Marvin E. Melson, John W. Lettunich and Charles T. Meeks (such directors and executive officers constituting the majority of the Board of Directors as of July 30, 2001, the date upon which the Merger Agreement and the Merger were approved by the NBC Board of Directors) received an aggregate of approximately $12,594,458 for their Shares in the Offer. Additionally, in connection with the Offer, the vesting of all of NBC's outstanding stock options accelerated and such options became fully exercisable. In connection with the Merger, such four individuals will be paid, for each outstanding stock option held by them, an amount in cash equal to the difference of (x) $24.75 minus (y) the exercise price of such stock option. As of the Record Date, Messrs. Melson, Lettunich and Meeks held outstanding options exercisable, in the aggregate, for 79,000 Shares and Mr. Hacker held no options.

PLANS FOR NBC; CERTAIN EFFECTS OF THE TRANSACTION

            Pursuant to the Merger Agreement, NBC intends to effect the Merger in accordance with the Merger Agreement. See "The Merger - The Merger Agreement and - the Shareholders' Agreements."

            Except as otherwise described in this Information Statement, NBC has no current plans or proposals which relate to or would result in: (a) other than the Merger, an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving NBC; (b) a sale or transfer of a material amount of assets of NBC; (c) any change in the management of NBC or any change in any material term of the employment contract of any executive officer; or (d) any other material change in NBC's corporate structure or business.

            Nevertheless, NBC Acquisitions and IBC may initiate a review of NBC and its assets, corporate structure, capitalization, operations, properties, policies, management and personnel to determine what changes, if any, would be desirable following the Merger in order best to organize the activities of NBC. NBC Acquisitions and IBC expressly reserve the right to make any changes that they deem necessary or appropriate in light of their review or in light of future developments.

            Successful consummation of the Merger will enable IBC to obtain or maintain, as appropriate, 100% ownership of NBC, thereby becoming entitled to all benefits that result from such ownership. Such benefits include management and investment direction with regard to the future conduct of the business of NBC, the benefits of the profits generated by operations and any increase in NBC's value. Similarly, IBC will also bear the risk of any losses generated by operations and any decrease in the value of NBC.

            Upon consummation of the Merger, NBC will become a wholly-owned subsidiary of IBC. Accordingly, shareholders of NBC will not have the opportunity to participate in the earnings and growth of NBC after the consummation of the Merger and will not have any right to vote on corporate matters. Similarly, shareholders will not face the risk of losses generated by NBC's operations or any decrease in the value of NBC after the consummation of the Merger.

Either prior to or promptly upon consummation of the Merger, NBC will terminate the registration of the Shares under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, upon termination of the registration of the Shares under the Exchange Act, the Shares will no longer be eligible for inclusion on the American Stock Exchange.

DISSENTERS' RIGHTS

            PERSONS WHO HOLD SHARES WILL HAVE THE RIGHT TO DISSENT TO THE MERGER IN ACCORDANCE WITH ARTICLES 5.11 THROUGH 5.13 OF THE TBCA IN LIEU OF RECEIVING THE CONSIDERATION PROPOSED UNDER THE MERGER AGREEMENT. IF THE STATUTORY PROCEDURES ARE COMPLIED WITH AND THE MERGER IS CONSUMMATED, DISSENTING HOLDERS WOULD BE ENTITLED TO RECEIVE CASH EQUAL TO THE "FAIR VALUE" OF THE SHARES HELD BY THEM. SEE "ANNEX B ARTICLES 5.11 THROUGH 5.13 OF THE TEXAS BUSINESS CORPORATION ACT." SUCH "FAIR VALUE" IS DETERMINED AS OF THE DAY IMMEDIATELY PRECEDING THE SPECIAL MEETING (EXCLUDING ANY APPRECIATION OR DEPRECIATION IN ANTICIPATION OF THE MERGER). IN ADDITION, DISSENTING SHAREHOLDERS MAY BE ENTITLED TO RECEIVE PAYMENT OF INTEREST BEGINNING 91 DAYS FROM THE DATE OF CONSUMMATION OF THE MERGER TO THE DATE OF A JUDICIAL DETERMINATION ON THE AMOUNT DETERMINED TO BE THE FAIR VALUE OF THEIR SHARES. ANY JUDICIAL DETERMINATION OF THE FAIR VALUE OF THE SHARES COULD BE BASED UPON CONSIDERATIONS OTHER THAN OR IN ADDITION TO THE MERGER CONSIDERATION AND THE MARKET VALUE OF THE SHARES, INCLUDING ASSET VALUES, THE INVESTMENT VALUE OF THE SHARES AND ANY OTHER VALUATION CONSIDERATIONS GENERALLY ACCEPTED IN THE INVESTMENT COMMUNITY. THE VALUE SO DETERMINED FOR DISSENTING SHARES COULD BE MORE OR LESS THAN THE MERGER CONSIDERATION, AND PAYMENT OF SUCH CONSIDERATION WOULD TAKE PLACE SUBSEQUENT TO PAYMENT PURSUANT TO THE MERGER. YOU ARE ENCOURAGED TO REVIEW THE FINANCIAL STATEMENTS OF NBC INCLUDED IN THIS INFORMATION STATEMENT IN MAKING YOUR DECISION WITH RESPECT TO DISSENTERS' RIGHTS.

            The TBCA provides that, in the absence of fraud in the transaction, the statutory dissenters' rights remedy provided under the TBCA to a shareholder objecting to the Merger is the exclusive remedy for the recovery of the value of such shareholder's Shares or for money damages to such shareholder with respect to the Merger. If NBC complies with the requirements of Article 5.12 of the TBCA, any shareholder who fails to comply with the requirements of that Article shall not be entitled to bring suit for the recovery of the value of his Shares or for money damages to the shareholder with respect to the Merger.

            The rights of dissenting holders of Shares are governed by Articles 5.11-5.13 of the TBCA ("Articles 5.11-5.13"). The following summary of applicable provisions of Articles 5.11-5.13 is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of Articles 5.11-5.13, which is included herein as Annex B.

            A holder of Shares as of the Record Date who files a written objection to the Merger, who has not voted in favor of the Merger Agreement and the Merger and who has made a demand for compensation as provided under Articles 5.11-5.13 is entitled under such provisions, as an alternative to receiving the consideration offered in the Merger for his Shares, to the fair value of his Shares. The following is a summary of the procedural steps that must be taken if the dissenters' rights are to be validly exercised.

            Any shareholder of NBC may elect to exercise his right to dissent from the Merger by filing with NBC, at the address set forth below, prior to the Special Meeting, a written objection to the Merger, setting forth that such shareholder's right to dissent will be exercised if the Merger is effected and such shareholder's address for any notice.

            If the Merger is effected and such shareholder has not voted in favor of such Merger, NBC will within ten (10) days after the Merger is effected, deliver or mail to such shareholder written notice that the Merger has been effected, and such shareholder may, within ten (10) days from the delivery or mailing of such notice, make written demand on NBC for payment of the fair value of such holder's Shares.

            The fair value of any dissenting Shares will be the value thereof as of the day immediately preceding the Special Meeting, excluding any appreciation or depreciation in anticipation of the Merger. The shareholder demand will state the number of Shares owned by the dissenting shareholder and the fair value of such Shares as estimated by him. Any shareholder failing to make demand within the ten (10) day period will be bound by the Merger.

            A dissenting shareholder's written objection to the Merger and demand for payment must be in addition to and separate from any vote against the Merger. Neither voting against, abstaining from voting, nor failing to vote for the Merger will constitute the written notice required to be filed by a dissenting NBC shareholder. Failure to vote against the Merger, however, will not constitute a waiver of rights under Articles 5.11-5.13 provided that a written notice has been properly delivered. A shareholder voting for the Merger will be deemed to have waived his dissenters' rights.

            Under Articles 5.11-5.13, holders of record of Shares are entitled to dissenters' rights as described above, and the procedures to perfect such rights must be carried out by and in the name of holders of record. Persons who are beneficial but not record owners of Shares and who wish to exercise dissenters' rights with respect to the Merger should consult promptly with the record holders of their Shares as to the exercise of such rights. All written objections and demands for payment should be addressed to National Bancshares Corporation of Texas, 12400 Highway 281 North, San Antonio, Texas 78216,
Attention: Marvin E. Melson, President. All written objections and demand for payment must be received before the Special Meeting or be delivered at such meeting prior to the vote. Demands for payment must be made as described above. Shareholders of NBC may attend and are allowed to vote at the Special Meeting although your vote will not be necessary to approve the Merger Agreement and the Merger. If you choose to vote at the Special Meeting, your vote must be submitted by ballot. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

            Within twenty (20) days after receipt by NBC of a demand for payment made by a dissenting shareholder, NBC must deliver or mail to such dissenting shareholder a written notice that will either (i) state that NBC accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the Merger was effected upon the surrender of the share certificates duly endorsed, or (ii) will contain an estimate by NBC of the fair value of such Shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the Merger was effected, upon receipt of notice within sixty (60) days after that date from the dissenting shareholder that such shareholder agrees to accept that amount, upon the surrender of the share certificates duly endorsed. In addition, within the twenty (20) day period after demanding payment for his Shares, each holder of certificates representing Shares so demanding payment shall submit such certificates to NBC for notation thereon that such demand has been made. The failure of holders of certificates representing Shares to do so will, at the option of NBC, terminate such shareholder's rights under the provisions of the TBCA relating to dissenter's rights unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct.

            If, within sixty (60) days after the date on which the Merger was effected, the value of such Shares is agreed upon between the dissenting shareholder and NBC, payment therefor will be made within ninety (90) days after the date on which the Merger was effected and upon surrender of the Share certificates duly endorsed. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in the Shares or in NBC.

            If, within sixty (60) days after the date on which the Merger was effected, the dissenting shareholder and NBC do not so agree, then the dissenting shareholder or NBC may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of NBC is located, asking for a finding and determination of the fair value of such dissenting shareholder's Shares.

            NBC will provide such court with a list of names and addresses of all shareholders of NBC who have demanded payment for their Shares and with whom agreements as to the value of their Shares have not been reached by NBC. After the hearing of the petition, the court will determine the dissenting shareholders who have complied with the provisions of the TBCA relating to dissenter's rights and have become entitled to the value of and payment for their Shares, and will appoint one or more qualified appraisers to determine the value.

            The appraisers will determine the fair value of the Shares held by the dissenting shareholders adjudged by the court to be entitled to payment and will file their report of the value in the office of the clerk of the court. The court will determine the fair value of the Shares held by the dissenting shareholders entitled to payment therefor and will direct the payment of that value by NBC, as the surviving corporation in the Merger, together with interest thereon, beginning 91 days after the date on which the Merger was effected to the date of such judgment, to the dissenting shareholders entitled thereto. Upon payment of the judgment by NBC to such dissenting shareholders, the dissenting shareholders will cease to have any interest in those Shares or in NBC.

            In the absence of fraud in the transaction, the remedy provided by the provisions of the TBCA relating to dissenters' rights to a shareholder objecting to the Merger is the exclusive remedy for the recovery of the value of his Shares or money damages to such shareholder with respect to the Merger. If NBC complies with the requirements of Article 5.12, any dissenting shareholder who fails to comply with the requirements of the provisions of such Article will not be entitled to bring suit for the recovery of the value of his Shares or money damages to such shareholder with respect to the Merger.

            Any shareholder who has demanded payment for his Shares as described above shall not thereafter be entitled to vote or exercise any other rights of a shareholder except (i) the right to receive payment for his Shares pursuant to the provisions described above and (ii) the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent. Such Shares shall not thereafter be considered outstanding for the purposes of any subsequent vote of the shareholders of NBC.

            Any shareholder who has demanded payment for his Shares as described above may withdraw such demand at any time before payment for his Shares or before any petition has been filed asking for a finding and determination of the fair value of such Shares, but no such demand may be withdrawn after such payment has been made or, unless NBC shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as herein before provided, or if NBC shall terminate the shareholder's rights as provided above, or if no petition asking for a finding and determination of fair value of such Shares by a court shall have been filed within the time period described above, of if after the hearing of a petition filed as described above, the court shall determine that such shareholder is not entitled to the relief as described above, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the Merger from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his Shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to holders of Shares in the interim.

            Any NBC shareholder contemplating the exercise of dissenters' rights is urged to review carefully the provisions of the TBCA relating to dissenters' rights, attached hereto as Annex B.

THE MERGER AGREEMENT

            The following is a summary of the Merger Agreement, a copy of which is attached as Annex A hereto, and such summary is qualified in its entirety by reference to the full text of the Merger Agreement.

            The Offer. The Merger Agreement provides for the commencement of the Offer at a price per Share equal to the Merger Consideration. NBC Acquisitions may not, without the consent of NBC, (i) reduce the number of Shares subject to the Offer, (ii) reduce the price per Share to be paid pursuant to the Offer,
(iii) waive the Minimum Tender Condition (as hereinafter defined), add to the conditions to the Offer set forth in the Merger Agreement, or modify any such condition to the Offer in a manner adverse to the holders of Shares, (iv) except as described in the Merger Agreement, extend the Offer, (v) change the form of consideration payable in the Offer, or (vi) otherwise amend the Offer in any manner adverse to the holders of Shares.

            On August 9, 2001, IBC commenced the Offer. On November 19, 2001, the Offer expired. NBC Acquisitions purchased 2,835,726 Shares in the Offer, representing approximately 74.9% of NBC's outstanding Shares.

            The Merger. The Merger Agreement provides that, following the satisfaction or waiver of the conditions described below under "Conditions to the Merger," NBC Acquisitions will be merged with and into NBC, with NBC being the surviving corporation (the "Surviving Corporation"), and each issued Share (other than Shares owned by IBC, NBC Acquisitions or NBC or a subsidiary of IBC, NBC Acquisitions or NBC or by shareholders, if any, who are entitled to and who properly exercise dissenters' rights under Texas law) will be converted into the right to receive the Merger Consideration, without interest thereon.

            Determination of Merger Consideration. The Merger Agreement provides that the Merger Consideration shall be an amount equal to $24.75, subject to a contingent adjustment that has since been eliminated.

            Vote Required to Approve Merger. The TBCA requires, among other things, that the Merger Agreement must be approved by the holders of at least two-thirds of the shares of each class of NBC's capital stock outstanding and entitled to vote on the question or such lesser percentage as is required under NBC's articles of incorporation (but in no event less than a majority). Other than the Shares, there are no shares of any class of NBC's stock outstanding and NBC's articles of incorporation do not contain any provision that would reduce the vote required by NBC's shareholders for approval of the Merger Agreement. NBC is calling and holding the Special Meeting for the purposes of considering and voting on a proposal to approve the Merger Agreement. At the Special Meeting, all Shares then owned by IBC and NBC Acquisitions will be voted in favor of the approval of the Merger Agreement. NBC Acquisitions has acquired through the Offer voting power with respect to more than two-thirds of the outstanding Shares and has sufficient voting power to effect the Merger without the affirmative vote of any other shareholder of NBC.

            Conditions to the Merger. The Merger Agreement provides that the respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of certain conditions, including the following: (a) if required by applicable law, the holders of at least two-thirds of the voting power of all Shares shall have approved the Merger Agreement at a meeting of NBC's shareholders (the "NBC Shareholder Approval"); (b) no federal, state, local or foreign, if any, law, statute, regulation, code, ordinance or decree shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity (as defined below) of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the foregoing provisions shall not be available to any party whose failure to fulfill its obligations as described below under "Reasonable Efforts" shall have been the cause of, or shall have resulted in, such order or injunction; (c) all approvals required for the Merger from Governmental Entities, including, without limitation, those required under the BHC

Act, shall have been obtained (and any applicable waiting periods with respect thereto shall have expired) other than those the failure of which to be obtained would not reasonably be expected to result in a Material Adverse Effect (as hereinafter defined) on IBC and its subsidiaries (including the Surviving Corporation and its subsidiaries), taken together, and such approvals shall not have imposed any condition or requirement which in the reasonable judgment of the party or parties affected by such condition or requirement would adversely impact in a material respect the intended economic benefits to such party of the transactions contemplated by the Merger Agreement; and (d) NBC Acquisitions shall have previously accepted for payment and paid for the Shares pursuant to the Offer.

            "Governmental Entity" means any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, or other governmental authority.

            Termination of the Merger Agreement. The Merger Agreement provides that it may be terminated at any time prior to the date and time when Articles of Merger meeting the requirements of the TBCA and a Certificate of Merger meeting the requirements of the DGCL shall have been duly executed and filed in accordance with the TBCA and the DGCL, respectively (the "Effective Time") by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the shareholders of NBC or NBC Acquisitions:

            (a) By the mutual written consent of IBC and NBC, by action of their respective Boards of Directors, provided, however, that following the election or appointment of NBC Acquisitions' designees pursuant to the provisions described below under "Board of Directors," such consent of NBC may only be given if approved by the Independent Directors (as hereinafter defined);

            (b) By either IBC or NBC if (i) as of the result of the failure of any of the conditions to the Offer described under "Certain Conditions of the Offer" in Section 14 of the Offer to Purchase, the Offer shall have terminated or expired in accordance with its terms without NBC Acquisitions having purchased any Shares pursuant to the Offer or (ii) NBC Acquisitions shall not have accepted for payment any Shares pursuant to the Offer prior to December 31, 2001; provided, however, that this right to terminate the Merger Agreement is not available to any party whose failure to perform any of its obligations under the Merger Agreement has to any extent been the cause of, or resulted in, such failure of any of the conditions to the Offer described in Section 14 of the Offer to Purchase or such failure by NBC Acquisitions to have accepted for payment any Shares prior to December 31, 2001;

            (c) By either NBC or IBC if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used all commercially reasonable efforts to resist, resolve or lift, as applicable, in accordance with the provisions described below under "Reasonable Efforts") permanently restraining, enjoining or otherwise prohibiting the consummation of the Offer or the Merger, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties shall have used all commercially reasonable efforts to obtain, in accordance with the provisions described below under "Reasonable Efforts"), that is necessary to fulfill the conditions set forth in clause (c) and (d) described above under "Conditions of the Merger," as applicable, and such failure to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that this right to terminate the Merger Agreement is not available to any party whose failure to comply with the provisions described below under "Reasonable Efforts" has to any extent been the cause of such action or inaction;

            (d) By either NBC or IBC if the NBC Shareholder Approval is required by applicable law and it has not been obtained at a duly held meeting of shareholders of NBC, or at any adjournment thereof;

            (e) By IBC if, prior to purchase of any Shares by NBC Acquisitions pursuant to the Offer, (i) the Board of Directors of NBC, or any committee thereof, (A) shall have failed to recommend to the shareholders of NBC that they accept the Offer, tender their shares pursuant to the Offer and approve the Merger Agreement, (B) shall approve or recommend a Superior Proposal (as defined below under "Acquisition Proposals"), or (C) shall resolve to take any of the actions specified in clauses
                        (A) or (B) above, or (ii) a tender or exchange offer relating to the capital stock of NBC shall have been commenced by a person unaffiliated with IBC, and NBC shall not have sent to its shareholders pursuant to Rule 14e-2 promulgated under the Exchange Act, within ten
                        (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that NBC recommends rejection of such tender or exchange offer;

            (f) By NBC at any time, prior to purchase of any Shares by NBC Acquisitions pursuant to the Offer, if the Board of Directors of NBC shall approve a Superior Proposal (as defined below); provided, however, that prior to any such termination, NBC shall, and shall cause its financial and legal advisors to, provide IBC with a reasonable opportunity (not to exceed a period of three business days unless otherwise agreed in writing) to make adjustments in the terms and conditions of the Merger Agreement sufficient to cause the Board of Directors of NBC to determine that such Superior Proposal no longer constitutes a Superior Proposal;

            (g) By IBC, if, prior to purchase of any Shares by NBC Acquisitions pursuant to the Offer, NBC shall have breached any representation, warranty, covenant or agreement contained in the Merger Agreement, or if any representation or warranty of NBC shall have become untrue, in either case such that the conditions to the Offer described in paragraphs (e) or (f) under "Certain Conditions of the Offer" in Section 14 of the Offer to Purchase would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; or

            (h) By NBC, if, prior to the consummation of the Offer, IBC or NBC Acquisitions shall have breached in any material respect any representation, warranty, covenant or agreement contained in the Merger Agreement, or if any representation or warranty of IBC or NBC Acquisitions shall have become untrue in any material respect.

            Acquisition Proposals. The Merger Agreement provides that NBC shall not directly or indirectly, and it shall use all commercially reasonable efforts to cause its officers, directors, employees, representatives, agents or affiliates, including any investment bankers, attorneys or accountants retained by NBC or any of its subsidiaries or affiliates, not to, (i) solicit, initiate, knowingly encourage or otherwise facilitate (including by way of furnishing information) any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, recapitalization, consolidation, business combination, sale of a substantial portion of the assets of NBC and its subsidiaries, taken as a whole, sale of 15% or more of the shares of capital stock (including by way of a tender offer, share exchange or exchange offer) or similar or comparable transactions involving NBC or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement (any such proposal or offer (other than a proposal or offer made by IBC or an affiliate thereof) being herein referred to as an "Acquisition Proposal"), or (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person relating to, any Acquisition Proposal.

            The Merger Agreement provides that the Board of Directors of NBC may, at any time prior to acceptance for payment of Shares pursuant to and subject to the conditions of the Offer (the "Specified Date"), furnish information pursuant to a customary confidentiality agreement to, or engage in discussions or negotiations with, any person in response to an unsolicited bona fide written Acquisition Proposal of such person if, (a) NBC has not violated any of the restrictions set forth under this subsection, (b) the Board of Directors of NBC or any committee thereof concludes in good faith after consultation with its outside legal counsel, that such action may be reasonably necessary in order for the Board of Directors of NBC to comply with its fiduciary obligation to the shareholders of NBC under applicable law and (c) only to the extent that, the Board of Directors of NBC determines in good faith by a majority vote, after consultation with its financial advisors, that such Acquisition Proposal if consummated would constitute a Superior Proposal (as hereinafter defined).

            "Superior Proposal" means a bona fide Acquisition Proposal the terms of which the Board of Directors of NBC concludes in good faith (after consultation with its financial advisors and legal counsel), taking into account all legal, financial, regulatory and other aspects of such proposal, including any condition to the consummation of such proposal, and the person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to holders of the Shares (in their capacity as shareholders) from a financial point of view than the transactions contemplated by the Merger Agreement and (ii) is reasonably capable of being completed (provided that for purposes of this definition the term Acquisition Proposal has the meaning assigned to such term as described above except that (x) the references to "15%" in the definition of "Acquisition Proposal" shall each be deemed to be a reference to "50%" and (y) "Acquisition Proposal" shall only be deemed to refer to a transaction involving NBC, or with respect to assets (including the shares of any subsidiary of NBC) of NBC and its subsidiaries, taken as a whole, and not any of its subsidiaries alone.

            The Merger Agreement further provides that, in response to an unsolicited Acquisition Proposal, NBC's Board of Directors shall be permitted, at any time prior to the Specified Date, (i) to withdraw, modify or change, or propose to withdraw, modify or change, the approval or recommendation by the Board of Directors of the Merger Agreement, the Offer, the Merger or the other transactions contemplated by the Merger Agreement or (ii) to approve or recommend, or propose to approve or recommend, any Acquisition Proposal, but only if, in each case referred to in clauses (i) and (ii), the Board of Directors of NBC concludes in good faith that (a) such Acquisition Proposal would, if consummated, constitute a Superior Proposal and such proposal has not been withdrawn and (b) based on the advice of outside counsel, and in light of such Superior Proposal that the failure to withdraw, withhold, amend, modify or change such recommendation would constitute a breach of the fiduciary duties of the Board of Directors of NBC to the shareholders of NBC under applicable law. The Merger Agreement provides that NBC shall immediately advise IBC in writing if the Board of Directors shall make any determination as to any Acquisition Proposal as contemplated by the preceding sentence.

            The Merger Agreement provides that, in addition to the obligations of NBC set forth in the preceding paragraphs, NBC shall immediately advise IBC in writing of the receipt, directly or indirectly, of any material inquiries, discussions, negotiations or proposals relating to an Acquisition Proposal (including the specific terms thereof and the identity of the other party or parties involved) and furnish to IBC within 24 hours of such receipt an accurate description of all material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) of any such written proposal in addition to any information provided to any third party relating thereto. The Merger Agreement also provides that NBC and its subsidiaries shall immediately cease any and all existing activities, discussions or negotiations with any parties conducted prior to the date of the Merger Agreement with respect to any Acquisition Proposal.

            The Merger Agreement provides that the provisions described above will not prohibit NBC or its Board of Directors (i) from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or from making any legally required disclosure to the shareholders of NBC with regard to an Acquisition Proposal or
(ii) prior to the approval of the Merger Agreement by the shareholders of NBC, from taking any action to approve a Superior Proposal as described in the Merger Agreement.

            The Merger Agreement further provides that none of the provisions described under "Acquisition Proposals" shall (x) permit NBC to terminate the Merger Agreement (except as described under "Termination of the Merger Agreement" above) or (y) affect any other obligation of NBC under the Merger Agreement.

            No Acquisition Proposal has been received by NBC.

            Fees and Expenses; Termination Fee. The Merger Agreement provides that except as set forth below, whether or not the Offer or the Merger is consummated, all Expenses (as hereinafter defined) incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such Expenses. If the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on NBC or its subsidiaries resulting from the Merger.

            "Expenses" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the Merger Agreement and the transactions contemplated thereby, including the preparation, printing, filing and mailing of a proxy statement and the solicitation of shareholder approvals and all other matters related to the transactions contemplated by the Merger Agreement.

            The Merger Agreement provides that, in the event the Merger Agreement is terminated (1) by IBC pursuant to the provisions described in paragraph (e) above under "Termination of the Merger Agreement," (2) by either IBC or NBC pursuant to the provisions described in paragraph (b)(i) above under "Termination of the Merger Agreement" (as a result of the failure to satisfy the Minimum Tender Condition as defined under "Certain Conditions of the Offer" in
Section 14 of the Offer to Purchase) or paragraph (b)(ii) above under "Termination of the Merger Agreement" and at the time of such termination an Acquisition Proposal shall exist and within 12 months of such termination NBC enters into a definitive agreement with respect to, or consummates, any Acquisition Proposal (for purposes of this clause (ii) "Acquisition Proposal" shall have the meaning assigned to such set forth above under "Acquisition Proposals" except that (x) the references to "15%" in the definition of "Acquisition Proposal" shall each be deemed to be a reference to "50%" and (y) "Acquisition Proposal" shall only be deemed to refer to a transaction involving NBC, or with respect to assets (including the shares of any subsidiary of NBC) of NBC and its subsidiaries, taken as a whole, and not any of its subsidiaries alone, or (3) by NBC pursuant to the provision described in paragraph (f) above under "Termination of the Merger Agreement," then, in any such case, NBC shall pay to IBC cash in the amount of $3,000,000 (the "Termination Fee"). The Termination Fee is required to be paid to IBC (x) with respect to terminations described under clause (1) of this paragraph, within five (5) business days after termination, (y) with respect to terminations described under clause 2 of this paragraph, within five (5) business days after the earlier of (A) the date NBC consummates an Acquisition Proposal with a third party or (B) the date NBC enters into a definitive agreement with a third party with respect to an Acquisition Proposal and (z) with respect to terminations described under clause
(3) of this paragraph prior to, and shall be a condition precedent to the effectiveness of, such termination.

            Conduct of Business. The Merger Agreement provides that, during the period from the date of the Merger Agreement and continuing until the earliest of (A) such time as nominees of IBC shall comprise a majority of the members of NBC's Board of Directors, (B) the termination of the Merger Agreement in accordance with the provisions described above under "Termination of the Merger Agreement" or (C) the Effective Time, NBC agrees as to itself and the subsidiaries of NBC that (except as expressly contemplated or permitted by the Merger Agreement or as required by a Governmental Entity of competent jurisdiction or to the extent that IBC shall otherwise consent in writing):

            (a) Ordinary Course. NBC and its subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all commercially reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by NBC or its subsidiaries with respect to matters specifically addressed by any other provision described under "Conduct of Business" shall be deemed a breach of this clause (a) unless such action would constitute a breach of one or more of such other provisions. In furtherance of the foregoing, NBC shall, and shall cause each of its subsidiaries to:

                   (i) extend credit in accordance with existing lending policies, except that it shall not, without the prior written consent of IBC, which consent shall not be unreasonably withheld, make any new loan or modify, restructure or renew any existing loan (except pursuant to commitments made prior to the date of the Merger Agreement) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such person, would be in the excess of $250,000;

                   (ii) maintain in a manner consistent with past practices all of NBC's and its subsidiaries' properties in good repair, order and condition, reasonable wear and tear excepted, and maintain the insurance coverages described in the Merger Agreement or obtain comparable insurance coverages from reputable insurers which, in respect to amounts, types and risks insured, are adequate for the business conducted by NBC and its subsidiaries and consistent with the existing insurance coverages;

                   (iii) timely file with all appropriate federal regulatory authorities all financial statements and other material reports, and with all other regulatory authorities file all material financial statements and other material reports, required to be so filed by NBC and/or its subsidiaries and to the extent permitted by applicable law, promptly thereafter deliver to IBC copies of all such financial statements and other material reports required to be so filed;

                   (iv) comply in all respects with all applicable laws and regulations, domestic and foreign, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect on NBC;

                   (v) promptly give written notice to IBC upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of NBC contained in or referred to in the Merger Agreement to be untrue or misleading in any material respect;

                   (vi) deliver to IBC a list, dated as of the date of closing of the Merger, showing (i) the name of each bank or institution where NBC and/or its subsidiaries have accounts or safe deposit boxes, (ii) the name(s) in which such accounts or boxes are held and (iii) the name of each person authorized to draw thereon or have access thereto;

                   (vii) promptly notify IBC of the knowledge on the part of NBC of any material change or inaccuracies in any data previously given or made available to IBC or NBC Acquisitions pursuant to the Merger Agreement; and

                   (viii) provide access, to the extent that NBC or its subsidiaries have the right to provide access, to any or all of their properties and facilities so as to enable IBC to physically inspect any structure or components of any structure on such property; provided, however, that NBC shall not be required to permit Phase II sampling.

            (b) Dividends; Changes in Share Capital. NBC shall not, and shall not permit any of its subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except dividends by wholly owned subsidiaries of NBC to NBC, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned subsidiary of NBC which remains a wholly owned subsidiary of NBC after consummation of such transaction or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase from time to time by NBC of Shares in the ordinary course of business consistent with past practice in connection with NBC benefit plans.

            (c) Issuance of Securities. NBC shall not, and shall not permit any of its subsidiaries to, issue, grant, deliver or sell, or authorize or propose the issuance, grant, delivery or sale of, any shares of its capital stock of any class, or any securities convertible into or exercisable for, or any rights, warrants or options to acquire any such shares or enter into any agreement with respect to any of the foregoing, or any stock appreciation rights or any phantom stock other than (i) the issuance of Shares upon the exercise of stock options granted prior to the date of the Merger Agreement, (ii) issuances by a wholly owned subsidiary of NBC of capital stock to such subsidiary's parent or another wholly owned subsidiary of NBC, (iii) issuances of shares, options, rights or other awards and amendments to equity-related awards in numbers not greater than those set forth in NBC disclosure schedules delivered pursuant to the Merger Agreement and (iv) issuances in connection with actions permitted under clause (e) below.

            (d) Governing Documents. Except to the extent required to comply with their respective obligations hereunder, required by law or required by the rules and regulations of the AMEX, NBC and its subsidiaries shall not amend, in the case of its subsidiaries, in any material respect, or propose to so amend their respective certificates of incorporation, by-laws or other governing documents.

            (e) No Acquisitions. NBC shall not, and shall not permit any of its subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of NBC and its subsidiaries in the ordinary course); provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing subsidiaries of NBC or (y) the creation of new subsidiaries of NBC organized to conduct or continue activities otherwise permitted by the Merger Agreement.

            (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing subsidiaries of NBC, (ii) dispositions referred to in NBC's filings with the Commission prior to the date of the Merger Agreement, (iii) as may be required by or in conformance with law or regulation in order to permit or facilitate the consummation of the transactions contemplated by the Merger Agreement, or (iv) in the ordinary course of business, NBC shall not, and shall not permit any subsidiary of NBC to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of subsidiaries of NBC) which are material to NBC.

            (g) Investments; Indebtedness. NBC shall not, and shall not permit any of its subsidiaries to, other than deposit liabilities owed to deposit customers in the ordinary course of business, including with respect to Certificates of Deposit and trade accounts payable incurred in the ordinary course of business and other than in connection with actions permitted under clause (e) above, create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of the Merger Agreement except pursuant to the credit facilities, indentures and other arrangements in existence on the date of the Merger Agreement and in the ordinary course of business, and any other indebtedness existing on the date of the Merger Agreement, in each case as such credit facilities, indentures, other arrangements and other existing indebtedness may be amended, extended, modified, refunded, renewed, refinanced or replaced after the date of the Merger Agreement, but only if the aggregate principal amount thereof is not increased thereby, the term thereof is not extended thereby and the other terms and conditions thereof, taken as a whole, are not less advantageous to NBC and its subsidiaries than those in existence as of the date of the Merger Agreement.

            (h) Compensation. Other than (i) as set forth in NBC disclosure schedules delivered pursuant to the Merger Agreement, (ii) as described below under "Stock Options," or (iii) as required to comply with law, NBC shall not, and shall not permit any of its subsidiaries to, except in the ordinary course of business consistent with past practice or as required by an existing agreement or plan, increase the amount of compensation of, or pay or agree to pay or accrue any bonus or like benefit to or for the credit of, any director, officer or employee, make any increase in or commitment to increase any employee benefits or change or modify the period of vesting or retirement age for any participant in any employee benefit plan, enter into any employment, consulting or severance agreement or other agreement with any director, officer or employee, issue any NBC stock options or any stock appreciation rights or phantom stock, adopt, amend, terminate or make any commitment to adopt any additional employee benefit plan or make any contribution, other than regularly scheduled contributions, to any employee benefit plan.

            (i) Other Actions. NBC shall not, and shall not permit any of its subsidiaries to, take any action that would, or fail to take any commercially reasonable action which failure would, or that could reasonably be expected to, result in, except as otherwise permitted as described above under "Acquisition Proposals," any of the conditions to the Offer or the Merger not being satisfied.

            Board of Directors. The Merger Agreement provides that promptly upon the acceptance for payment of, and payment for, at least 50.1% of the outstanding Shares of NBC by NBC Acquisitions pursuant to the Offer, and until the Effective Time, NBC Acquisitions shall be entitled to designate such number of directors on the Board of Directors of NBC as will give NBC Acquisitions, subject to compliance with Section 14(f) of the Exchange Act, a majority of such directors, and NBC shall, at such time, cause NBC Acquisitions' designees to be so elected by its existing Board of Directors. On November 27, 2001, NBC Acquisitions designated a majority of NBC's Board of Directors, who were elected to the Board of Directors. The persons designated by NBC Acquisitions and elected to the Board are set forth below. Until the Effective Time, and subject to the above provisions, the Board of Directors shall have at least three directors who are directors on the date of the Merger Agreement and who are not officers of NBC (the "Independent Directors"); provided, that, in such event, if the number of Independent Directors shall be reduced below three for any reason whatsoever, the remaining Independent Directors shall designate a person to fill such vacancy who shall be deemed to be an Independent Director for purposes of the Merger Agreement or, if no Independent Directors then remain, the other directors shall designate three persons to fill such vacancies who shall not be officers or affiliates of NBC or any of its subsidiaries, or officers or affiliates of IBC or any of its subsidiaries, and such persons shall be deemed to be Independent Directors for purposes of the Merger Agreement. Subject to applicable law, NBC shall take all action requested by IBC necessary to effect any such election, including mailing to its shareholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and NBC agrees to make such mailing with the mailing of the Schedule 14D-9 (provided that NBC Acquisitions shall have provided to NBC on a timely basis all information required to be included in the Information Statement with respect to NBC Acquisitions' designees). The Independent Directors are Jay H. Lustig, H. Gary Blankenship and Tamir Hacker.

            The Independent Directors shall form a committee that, during the period from the time Shares are purchased pursuant to the Offer until the Effective Time, shall have the sole power and authority, by a majority vote of such Independent Directors, for NBC to (a) amend or terminate the Merger Agreement or to extend the time for the performance of any of the obligations or other acts of IBC or NBC Acquisitions under the Offer, the Merger or the Merger Agreement, (b) exercise or waive any of NBC's rights, benefits or remedies under the Merger Agreement, or (c) take any other action under or in connection with the Merger Agreement if such action materially and adversely affects holders of Shares other than IBC or NBC Acquisitions.

            Pursuant to the above-described provisions, on November 27, 2001, Marvin Melson, John Lettunich and Charles Meeks resigned as, and the following IBC designees were appointed as, members of the NBC Board of Directors:



NAME OF                                   PRINCIPAL OCCUPATION(S)
DESIGNEE               AGE                DURING PAST FIVE YEARS
--------               ---                -----------------------

Dennis E. Nixon        59     Chairman of the Board of Directors and President of IBC;
                              Chief Executive Officer and Director of International Bank of
                              Commerce ("IBOC").

Jonathan A. Nixon      30     General Counsel of IBC (September 2000 to present); Attorney with Cox & Smith Incorporated (August, 1996 to September, 2000).

Carlos A. Martinez     40     Executive Vice President and Cashier of IBOC (1995 to present).

Thomas L. Travis       44     President of IBOC-San Antonio since 1991.

            Stock Options. The Merger Agreement provides that NBC and IBC shall, to the extent permitted under applicable agreements covering any outstanding NBC stock option, effective as of the Effective Time (i) cause each outstanding NBC stock option, whether or not exercisable or vested, to become fully exercisable and vested, (ii) cause each NBC stock option that is outstanding to be canceled and (iii) in consideration of such cancellation, and, except to the extent IBC and the holder of any such NBC stock option otherwise agree, cause NBC to pay such holders of NBC stock options an amount in respect of each stock option of NBC equal to the excess, if any, of the Merger Consideration over the exercise price of such stock option of NBC (such payment to be net of applicable withholding taxes).

            Investment Portfolio. The Merger Agreement provides, subject to the provisions described below, that NBC shall at all times prior to the closing of the Merger cause the Investment Portfolio to be composed entirely and exclusively of the securities comprising the same as of the date of the Merger Agreement and shall not dispose of, and shall cause each of its subsidiaries not to dispose of, any such securities; provided, however, that, at any time after the Determination Date, NBC shall dispose of all or any portion of the Investment Portfolio as promptly as practicable after receiving written instructions from IBC directing NBC to effect such a disposition; and, provided, further, that, if at any time the Portfolio Gain of the Investment Portfolio is at or below $8,500,000, NBC shall, upon the written request of IBC, promptly dispose of all (or such other portion as IBC may direct) of the securities in the Investment Portfolio in a commercially reasonable manner.

            From the date of the Merger Agreement through the Effective Time, NBC shall cause the proceeds of any sale, redemption or payment upon maturity of any securities constituting part of the Investment Portfolio to be invested exclusively in Permitted Investments (as hereinafter defined).

            "Investment Portfolio" means the securities investment portfolio of NBC Bank, N.A., a wholly owned subsidiary of NBC. The Investment Portfolio shall be deemed to consist only of those securities that were a part thereof as of the date of the Merger Agreement.

            "Permitted Investments" means any of the following: Fed Funds, United States government securities with maturities of less than one year, or such other securities as the parties may agree.

            "Portfolio Gain" means, as of any date, an aggregate amount equal to the sum (i) the unrecognized market appreciation (net of unrecognized market losses) applicable to the Investment Portfolio (or, when used with respect to any security constituting part of the Investment Portfolio, such security), such amount to be determined based on the closing market values of the securities comprising the Investment Portfolio on such date as posted by Bloomberg L.P., plus (ii) with respect to any security constituting part of the Investment Portfolio that has been sold after the date of the Merger Agreement but on or prior to such date, the actual realized profit with respect to such security (and any actual realized losses with respect to any such security shall be deemed a negative Portfolio Gain), plus (iii) $746,000.

            Indemnification and Insurance. The Merger Agreement provides that, after NBC Acquisitions purchases any shares pursuant to the Offer, IBC and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each present (as of the Effective Time) or former officer, director or employee of NBC and its subsidiaries (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses (including attorneys' fees and expenses) incurred in connection with any claim, action, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer, director or employee of NBC or any of its subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including the Merger Agreement and the transactions and actions contemplated thereby), whether asserted or claimed prior to, at or after the Effective Time, (A) to the same extent required under any indemnification provisions included in NBC's or its subsidiary's, as the case may be, constituent or organizational documents as in effect on the date of the Merger Agreement and (B) without limitation to clause (A), to the fullest extent permitted under applicable law; provided that no Indemnified Party may settle any such claim without the prior approval of IBC (which approval shall not be unreasonably withheld or delayed). In the event of any such claim, action, suit, proceeding or investigation (an "Action"), any Indemnified Party wishing to claim indemnification will promptly notify IBC and the Surviving Corporation thereof (provided that failure to so notify IBC and the Surviving Corporation will not affect the obligations of IBC and the Surviving Corporation to provide indemnification except to the extent that IBC and the Surviving Corporation shall have been materially prejudiced as a result of such failure). With respect to any Action for which indemnification is requested, IBC and the Surviving Corporation will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, IBC and the Surviving Corporation may assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party. After notice from IBC and the Surviving Corporation to the Indemnified Party of its election to assume the defense of an Action, IBC and the Surviving Corporation will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, other than as provided below. IBC and the Surviving Corporation will not settle any Actions without the consent of the Indemnified Party unless such settlement contains a complete release of all Indemnified Parties whether or not they have been named in the Action. The Indemnified Party will have the right to employ counsel in any Action, but the fees and expenses of such counsel incurred after notice from IBC and the Surviving Corporation of its assumption of the defense thereof will be at the expense of the Indemnified Party, unless (i) the employment of counsel by the Indemnified Party has been authorized by IBC and the Surviving Corporation in writing, (ii) the Indemnified Party will have reasonably concluded upon the advice of counsel that there may be a conflict of interest between the Indemnified Party and IBC and the Surviving Corporation in the conduct of the defense of an Action, or (iii) IBC and the Surviving Corporation shall not in fact have employed counsel to assume the defense of an Action, in each of which cases the reasonable fees and expenses of counsel selected by the Indemnified Party (provided such counsel shall be reasonably satisfactory to IBC and the Surviving Corporation) shall be advanced by IBC or Surviving Corporation within ten business days of receipt by IBC or the Surviving Corporation from the Indemnified Party of a request therefor; provided that any person to whom expenses are advanced provides a written affirmation by the Identified Party of his good faith belief that he has met the standard of conduct necessary for indemnification under the TBCA and a written undertaking, to the extent required by the TBCA, to repay such advances if it is ultimately determined that such person is not entitled to indemnification. Notwithstanding the foregoing, IBC and the Surviving Corporation will not be liable for any settlement effected without its written consent, which will not be unreasonably withheld, conditioned or delayed, and IBC and the Surviving Corporation will only be obligated pursuant to the provisions described under this subsection to pay the fees and disbursements of one counsel (provided such limitation shall not apply to the engagement of such local counsel as may be reasonably necessary) for all Indemnified Parties in any single Action, except to the extent two or more of such Indemnified Parties have conflicting interests in the outcome of such Action.

            The Surviving Corporation shall (i) cause to be maintained in effect in its articles of incorporation and by-laws for a period of six years after the Effective Time, provisions regarding elimination of liability of directors and indemnification of, and advancement of expenses to, officers, directors and employees that are at least as favorable to the Indemnified Parties as those contained in the articles of incorporation and by-laws of NBC as in effect on the date of the Merger Agreement and (ii) for a period of six years after the Effective Time, shall maintain the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by NBC (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by NBC for such insurance (which premiums NBC has represented to be $44,331 per year in the aggregate); and, provided, further, that if the Surviving Corporation is unable to obtain such insurance or the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

            If any claim, action, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions described above shall continue in effect until the final disposition of such claim, action, proceeding or investigation.

            In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors or assigns of the Surviving Corporation shall succeed to the obligations described above under "Stock Options" and "Indemnification and Insurance."

            Employee Matters. The Merger Agreement provides that, subject to the limitations set forth in the second sentence of this paragraph, IBC shall be afforded the opportunity to interview and meet with the employees of NBC and its subsidiaries during the period commencing upon the purchase of any Shares by NBC Acquisitions pursuant to the Offer and to provide such information as is reasonably necessary with respect to terms of continued employment for such employees of NBC and its subsidiaries who will remain or are expected to remain employees immediately after the Effective Time, which terms may be amended thereafter by IBC in its sole discretion. The subject matter of any such interview conducted by IBC shall be limited to the terms of continued employment for the interviewee should such interviewee remain an employee of NBC after the Effective Time. The Merger Agreement also provides that NBC shall take all action as necessary to terminate the 401(k) Plan maintained by NBC prior to the earlier of (i) NBC Acquisitions' purchase of 80% or more of the outstanding Shares pursuant to the Offer and (ii) the closing of the Merger, provided, however, such action may be rescinded if NBC Acquisitions fails to acquire 80% or more of the outstanding Shares. All of the employee welfare benefit plans maintained by NBC shall be terminated effective as the earlier of (i) NBC Acquisitions' purchase of 80% or more of the outstanding Shares pursuant to the Offer and (ii) the closing of the Merger (the date of such termination being herein referred to as the "Welfare Plan Termination Date"). IBC shall provide NBC with notice of the Welfare Plan Termination Date at least ten (10) business days prior thereto. IBC presently intends that, except to the extent that may be required by law, after the Welfare Plan Termination Date, IBC, NBC, NBC subsidiaries, the Surviving Corporation or its subsidiaries will not make additional contributions to the employee benefit plans that were sponsored by NBC or any NBC subsidiary at any time prior to the Merger, except for required contributions relating to periods prior to the Welfare Plan Termination Date. IBC agrees that the employees of NBC and NBC subsidiaries who are retained as employees of IBC (or who do not become employees of IBC but who are entitled to elect continuation of health insurance coverage pursuant to Section 4980B of the Code) will be entitled (in the case of those who do not become employees of IBC only to the extent required by Section 4980B of the Code) effective as of the day immediately following the Welfare Plan Termination Date to participate as newly hired employees in the employee benefit plans and programs maintained for employees of IBC and its affiliates, in accordance with the respective terms of such plans and programs; provided, however, that such employees shall receive credit for service with NBC or NBC subsidiaries solely for purposes of plan eligibility and vesting of benefits with respect to the welfare benefits plans of IBC, and IBC shall take all actions necessary or appropriate (including amending plans, if necessary) to facilitate coverage of NBC's and NBC subsidiaries' employees in such plans and programs from and after the Welfare Plan Termination Date, provided, however, that any preexisting condition exclusion or waiting period applicable to any health care plan sponsored by IBC shall be waived with respect to any employee of NBC or any NBC subsidiary.

            Reasonable Efforts. The Merger Agreement provides that subject to the terms and conditions set forth in the Merger Agreement each party will use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other transactions contemplated by the Merger Agreement as soon as practicable after the date thereof. In furtherance and not in limitation of the foregoing, each party to the Merger Agreement has agreed to make any appropriate filings pursuant to the BHC Act with respect to the transactions contemplated by the Merger Agreement as promptly as practicable after the date thereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the BHC Act and to take all other actions reasonably necessary to cause the approval of the transactions contemplated by the Merger Agreement under the BHC Act and the expiration or termination of the applicable waiting periods under the BHC Act as soon as practicable. Nothing in the above-described provisions shall require any of IBC and its subsidiaries to sell or otherwise dispose of, or permit the sale or other disposition of, any assets of IBC, NBC or their respective subsidiaries, whether as a condition to obtaining any approval from a Governmental Entity or any other person or for any other reason.

            Each of IBC and NBC shall, in connection with the efforts referenced above to obtain all requisite approvals and authorizations for the transactions contemplated by the Merger Agreement under the BHC Act or any other applicable law or regulation, use all commercially reasonable efforts to (i) make all appropriate filings and submissions with any Governmental Entity that may be necessary, proper or advisable under applicable laws or regulations in respect of any of the transactions contemplated by the Merger Agreement, (ii) cooperate in all respects with each other in connection with any such filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (iii) promptly inform the other party of any communication received by such party from, or given by such party to the Federal Reserve Board or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by the Merger Agreement and (iv) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the Federal Reserve Board or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the Federal Reserve Board or such other applicable Governmental Entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences.

            The Merger Agreement provides that if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by the Merger Agreement as violative of any applicable law or regulation, each of IBC and NBC shall cooperate in all respects with each other and use all commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the Merger Agreement. Nothing in the above-described provisions shall limit a party's right to terminate the Merger Agreement pursuant to the provisions described above under "Termination of the Merger Agreement" so long as such party has up to then complied in all respects with its obligations under the above-described provisions.

            The Merger Agreement provides that any objections are asserted with respect to the transactions contemplated by the Merger Agreement under any applicable law or regulation or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated by the Merger Agreement as violative of any applicable law or regulation, each of IBC and NBC shall use all commercially reasonable efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such law or regulation so as to permit consummation of the transactions contemplated by the Merger Agreement.

            Representations and Warranties. The Merger Agreement contains various customary representations and warranties, including representations relating to corporate existence and power; subsidiaries; capitalization; corporate authorizations; government authorizations; financial statements; loans; Commission filings; absence of undisclosed liabilities; accuracy of certain disclosures; absence of certain changes; litigation; compliance with laws; environmental matters; employment matters; ERISA compliance; taxes; shareholder voting requirements; opinion of NBC's financial advisor; intellectual property; contracts; regulatory matters; title to properties and insurance.

            Certain representations and warranties in the Merger Agreement made by NBC and IBC are qualified as to "materiality" or "material adverse effect." For purposes of the Merger Agreement and the Offer, the term "Material Adverse Effect" means, with respect to any entity, any adverse change, circumstance or effect that is materially adverse to the business, assets, liabilities, financial condition or results of operations of such entity and its subsidiaries taken as a whole, other than any change, circumstance or effect relating to (i) the economy or securities markets in general, (ii) regional economic conditions that have a similar effect on other participants in such region in the industries which IBC or NBC, as the case may be, operates, (iii) the industries in which IBC or NBC, as the case may be, operates and not specifically relating to (or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on) IBC or NBC, as the case may be, (iv) changes in any tax laws or regulations or applicable accounting regulations or principles in each case not specifically relating to IBC or NBC, as the case may be, or (v) actions or omissions by either IBC or NBC, or any of their subsidiaries, as the case may be, taken with the written permission of the other party in connection with the transactions contemplated by the Merger Agreement.

            Procedure for Amendment, Extension, Waiver or Termination. The Merger Agreement may be amended by the parties to the Merger Agreement, by an action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the

Merger by the shareholders of NBC and NBC Acquisitions, provided, however, that after the purchase of Shares pursuant to the Offer, no amendment may be made which decreases the Merger Consideration or otherwise negatively impacts the shareholders of NBC, and, after the NBC Shareholder Approval has been obtained, no amendment may be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such shareholders without such further approval. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

            At any time prior to the Effective Time, the parties to the Merger Agreement, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties of the other parties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement. Any agreement on the part of a party to the Merger Agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise shall not constitute a waiver of such rights.

            The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A hereto. The Merger Agreement should be read in its entirety for a more complete description of the matters summarized above.

THE SHAREHOLDERS' AGREEMENTS

            Concurrently with the execution and delivery of the Merger Agreement, IBC entered into agreements with certain officers and directors of NBC owning in the aggregate 508,867 Shares (exclusive of stock options) pursuant to which such officers and directors agreed to validly tender (and not to withdraw) in the Offer all of such Shares, which Shares represent approximately 13.5% of the outstanding Shares (or approximately 12.3% of the outstanding Shares on a fully diluted basis). Set forth below are the names of each person with whom IBC has entered into such an agreement, together with such person's position(s) with NBC and the number of Shares then owned by such person:

                              POSITION(S) WITH             SHARES
      NAME                         NBC                      OWNED
      ----                    ----------------            --------

Tamir Hacker                  Director                     305,400

Marvin E. Melson              Director, Chief Executive
                              Officer and President        136,631

John W. Lettunich             Director                      61,836

Charles T. Meeks              Director                       5,000
                                                           -------

          Total                                            508,867
                                                           =======

All of such Shares were tendered pursuant to the Offer.

CERTAIN LEGAL MATTERS

            State Takeover Laws. A number of states have adopted laws and regulations applicable to attempts to acquire securities of corporations which are incorporated, or have substantial assets, shareholders, principal executive offices or principal places of business, or whose business operations otherwise have substantial economic effects, in such states. In Edgar v. MITE Corp., the Supreme Court of the United States invalidated on constitutional grounds the Illinois Business Takeover Statute, which, as a matter of state securities law, made takeovers of corporations meeting certain requirements more difficult. However, in 1987 in CTS Corp. v. Dynamics Corp. of America, the Supreme Court held that the State of Indiana may, as a matter of corporate law and, in particular, with respect to those aspects of corporate law concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without the prior approval of the remaining shareholders. The state law before the Supreme Court was by its terms applicable only to corporations that had a substantial number of shareholders in the state and were incorporated there.

            NBC has advised IBC that it conducts business only in the State of Texas, which has enacted a takeover law as described below under "Texas Business Combination Law." Should any person seek to apply any state takeover law, NBC Acquisitions will take such action as then appears desirable, which may include challenging the validity or applicability of any such statute in appropriate court proceedings. In the event it is asserted that one or more state takeover laws are applicable to the Offer or the Merger, and an appropriate court does not determine that it is inapplicable or invalid as applied to the Offer or the Merger, NBC Acquisitions might be required to file certain information with, or receive approvals from, the relevant state authorities and NBC Acquisitions may be delayed in consummating the Merger.

            Texas Business Combination Law. The State of Texas has enacted Part Thirteen (Article 13.01 et seq.) of the TBCA (the "Business Combination Law") which has application to "issuing public corporations" formed under the TBCA, such as NBC. The Business Combination Law imposes a three year moratorium on certain business combination transactions between an issuing public corporation and an "affiliated shareholder" (generally, a beneficial owner of 20% or more of the then outstanding voting shares of the issuing public corporation) or any affiliate or associate of the affiliated shareholder unless (i) the proposed business combination, or the purchase or acquisition of voting shares on the date such person became an affiliated shareholder (the "Share Acquisition Date"), was approved by the board of directors of the issuing public corporation prior to the affiliated shareholder's Share Acquisition Date or (ii) the proposed business combination is approved by the affirmative vote of at least two-thirds of the outstanding voting shares (excluding the shares owned by the affiliated shareholder and its affiliates and associates) at a meeting of shareholders (and not by written consent) duly called for that purpose not less than six months after the affiliated shareholder's share acquisition date of such affiliated shareholder. Application of the Business Combination Law is subject to a number of exceptions. On July 30, 2001, a majority of NBC's board of directors approved the Merger Agreement, the Offer and the Merger and the other transactions contemplated by the Merger Agreement, and, by doing so, made the Business Combination Law inapplicable to the Offer, the Merger and the transactions contemplated by the Merger Agreement.

            BHC Act. IBC's and NBC Acquisitions' consummation of the Offer and the Merger is subject to the prior approval of the Federal Reserve Board under the BHC Act. On October 26, 2001, NBC, IBC and NBC Acquisitions received the requisite approval of the Federal Reserve Board pursuant to the BHC Act. In addition, the fifteen (15) day waiting period during which the Department of Justice could have challenged the Offer and the Merger on antitrust grounds has expired.

            Other Regulatory Authorities. Applications or notifications have been filed with various state and/or foreign regulatory authorities and self-regulatory organizations in connection with acquisitions or changes in control of subsidiaries of NBC, including banks, broker-dealers and insurance subsidiaries, that may be deemed to result from the Offer and the Merger. In addition, the transactions contemplated by the Merger Agreement may be reviewed by the Attorney General of the State of Texas. These authorities may be empowered under the applicable state laws and regulations to investigate or disapprove the transactions contemplated by the Merger Agreement under the circumstances and based upon the review provided for in applicable state laws and regulations.

            Antitrust. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), and the related rules promulgated by the Federal Trade Commission ("FTC"), some acquisition transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice and the FTC and waiting period requirements have been satisfied. Because the Offer and the Merger are subject to prior approval under the BHC Act as described above under "BHC Act," the purchase of the Shares pursuant to the Offer and the subsequent Merger is not subject to these requirements.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

            The receipt of cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the amount of cash received by the shareholder pursuant to the Merger and the shareholder's aggregate adjusted tax basis in the Shares converted into cash in the Merger. Gain or loss will be calculated separately for each block of Shares converted into cash in the Merger.

            If Shares are held by a shareholder as capital assets, gain or loss recognized by such shareholder will be capital gain or loss, which will be long-term capital gain or loss if such shareholder's holding period for the Shares exceeds one year. In the case of a noncorporate shareholder, long-term capital gains will be eligible for a maximum U.S. federal income tax rate of 20%. In addition, there are limits on the deductibility of capital losses.

            A shareholder (other than certain exempt shareholders including, among others, all corporations and certain foreign individuals) may be subject to 31% backup withholding unless the shareholder provides its TIN and certifies under penalty of perjury that such TIN is correct (or properly certifies that it is awaiting a TIN) and certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder that does not furnish a required TIN or that does not otherwise establish a basis for an exemption from backup withholding may be subject to a penalty imposed by the IRS. See "Backup Withholding" under Section 2 of the Offer to Purchase. Each shareholder should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be provided after the effective time of the Merger so as to provide the information and certification necessary to avoid backup withholding.

            If backup withholding applies to a shareholder, the paying agent is required to withhold 31% from payments to such shareholder. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder by filing a U.S. federal income tax return.

            The foregoing discussion is based on the Code, regulations issued thereunder, judicial decisions and administrative rulings, all of which are subject to change, possibly with retroactive effect. The foregoing discussion may not be applicable with respect to Shares received pursuant to the exercise of employee stock options or otherwise as compensation or with respect to holders of Shares who are subject to special tax treatment under the Code - such as non-U.S. persons, insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations and financial institutions - and may not apply to a holder of Shares in light of individual circumstances, such as holding Shares as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other risk-reduction transaction. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

                             FINANCING OF THE MERGER

            The Merger is not conditioned on any financing arrangements.

            The total amount of funds required by NBC Acquisitions to purchase all of the outstanding Shares of common stock of NBC pursuant to the Offer and the Merger, to make certain payments to the holders of outstanding NBC stock options in connection with the Merger as described under "The Merger - The Merger Agreement - Stock Options" and to pay fees and expenses related to the Merger (and the Offer) (currently estimated to be $600,000) is estimated to be approximately $98.2 million. NBC Acquisitions obtained the funds required for the Offer and plans to obtain all funds needed for the Merger through capital contributions or loans that will be made by IBC, either directly or through one or more wholly owned subsidiaries of IBC, to NBC Acquisitions. IBC has made and will make these contributions or loans through internally generated funds of IBC and its subsidiaries.


                                 BUSINESS OF NBC

            NBC is a bank holding company incorporated in Texas on June 14, 1971, and registered under the BHC Act. NBC made the election to become a financial holding company under the Gramm-Leach-Bliley Act and the election was made effective by the Federal Reserve Bank on March 11, 2000. NBC successfully emerged from reorganization (the "Reorganization") under Chapter 11 of the United States Bankruptcy Code in May 1992. As a result of the Reorganization, NBC came under new management and control and its assets and liabilities were substantially restructured. NBC now conducts its banking operations through twelve locations which are owned by NBC Bank, N.A., Eagle Pass, Texas (the "Bank"). The Bank is a wholly-owned subsidiary of NBT of Delaware, Inc., a Delaware corporation that is a wholly-owned subsidiary of NBC. NBC operates its data and item processing for the Banks through NBC Holdings-Texas, Inc., a wholly-owned subsidiary of NBT of Delaware, Inc. NBC operates a broker-dealer subsidiary, NBC Financial, Inc., a wholly-owned subsidiary of NBT Securities Holdings, Inc. NBT Securities Holdings, Inc. is a Delaware corporation that is a wholly-owned subsidiary of NBC. At September 30, 2001, NBC (on a consolidated basis) had total assets of $601.2 million, total investment securities of $226.9 million, total loans of $290.9 million, total deposits of $522.9 million, total stockholders' equity of $71.6 million and net operating loss carry-forwards for federal income tax purposes of $77.0 million. For the year ended December 31, 2000, NBC recorded net income of $5.1 million, and for the nine months ended September 30, 2001, NBC recorded net income of $4.2 million.

            NBC's executive offices are located at 12400 Hwy 281 North, San Antonio, Texas 78216-2811, and its telephone number is (210) 403-4200.

THE BANK

            The Bank grants agribusiness, commercial, residential and installment loans to customers primarily in Central and South Texas. The Bank also offers a range of commercial banking services, including acceptance of deposits. Deposit services include certificates of deposit, individual retirement accounts, checking accounts, interest-bearing checking accounts, savings accounts and money market accounts. In addition, the Bank provides traveler's checks, safe deposit boxes and other customary nondeposit banking services. The Bank provides limited escrow services. Loans consist of real estate loans, residential mortgages, construction loans, commercial loans directed at small to middle market businesses and loans to individuals. In addition, the Bank is subject to legal lending limits. Such limits generally restrict loans to any one customer in an amount not to exceed 15% of the Bank's total capital plus the allowance for possible loan losses.

SERVICES OFFERED BY BANK

COMMERCIAL BANKING

            The Bank provides the following types of loans for corporations and other business clients:

REAL ESTATE LOANS. The Bank has historically engaged in real estate lending through construction and term mortgage loans, all of which are secured by deeds of trust on underlying real estate. The majority of the Bank's real estate loans are small to medium sized real estate loans. The Bank also offers home equity loans.

COMMERCIAL LOANS. Commercial loans include loans made primarily to small to medium sized businesses and professionals for working capital. Construction financing loans are secured by a lien on the real estate and the improvements.

INSTALLMENT LOANS. Installment loans consist primarily of automobile loans, loans made to finance small equipment acquisitions, small loans for personal and household needs and home improvement loans. These loans are made primarily as an accommodation to existing customers and are not a substantial part of the Banks lending strategy.

                The Bank also provides deposit products to its commercial customers, as well as night deposit and wire transfer services.

CONSUMER SERVICES

                The Bank's twelve locations have generated a substantial portion of their deposits from individuals and small businesses in their respective market areas. Other consumer bank services include automated teller machines, installment and real estate loans, home equity loans, drive-in services, safe deposit boxes, Internet banking, image bank statements, credit and debit card services and brokerage services. The Bank offers competitive interest rates on money market accounts, savings accounts and certificates of deposit. The Bank enjoys long-term deposit relationships with many Mexican Nationals (in United States dollars only).

SERVICES OFFERED BY NBC NON-BANK SUBSIDIARIES

            NBC Financial, Inc., a wholly-owned indirect subsidiary of NBC, is a fully disclosed introducing broker-dealer which began operations in September 1999. All securities transactions for NBC Financial,

Inc. are cleared through Pershing, a division of Credit Suisse First Boston. NBC Financial, Inc. provides general securities services for customers of the Bank and the general public, and operates pursuant to a market-based leasing arrangement in most of the Bank's locations and branches. NBC Financial, Inc. is also in a marketing arrangement with Essex Corporation and American Annuity Agency of Texas, Inc. for the sale of fixed and variable rate annuities.

COMPETITION

           The Bank's twelve locations face substantial competition for deposits and loans throughout their market areas. Competition comes primarily from other commercial banks, savings and loans, credit unions, mutual funds and other financial intermediaries, many of which have financial and marketing resources substantially greater than those of NBC. The Bank's twelve locations face competition for deposits and loans throughout their market areas not only from local institutions but also from out-of-state financial intermediaries which have opened loan production offices which solicit deposits in their respective market areas. Many of the financial intermediaries operating in the Bank's market areas offer certain services, such as trust and international banking services, which NBC does not offer directly. Additionally, banks with larger capitalization and financial intermediaries, not subject to bank regulatory restrictions, have larger lending limits and are thereby able to serve the needs of larger customers. Management believes, however, that the Bank's long-term presence, local expertise and ongoing commitment to the community, as well as its commitment to quality and personalized banking services, offers certain competitive advantages.



                      BENEFICIAL OWNERSHIP OF COMMON STOCK

            Based upon information received upon request from the persons concerned, each person known to be the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of more than five percent of the Shares, each director, named executive officer and all directors and executive officers of NBC as a group, owned beneficially as of November 30, 2001, the number and percentage of outstanding Shares indicated in the following table:


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth information as of November 30, 2001, as to shares of common stock beneficially owned by (i) each director of NBC,
(ii) the directors and executive officers of NBC as a group, and (iii) each person known by NBC to be the beneficial owner of more than five percent of the outstanding shares of common stock. Except as otherwise indicated and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective individual or entities, as the case may be.

                                                                        Shares         % of Total
                                                                     Beneficially        Shares
Directors, Officers and Five Percent Shareholders (1)                    Owned        Outstanding

NBC Acquisitions Corp.                                                 2,835,726         74.9%
103 Foulk Road, Suite 202
Wilmington, Delaware 19803

Jay H. Lustig(2)                                                         236,125         6.24%
Marvin E. Melson(3)                                                       16,000            *
H. Gary Blankenship(4)                                                    58,562         1.55%
Tamir Hacker                                                                  --            *
Dennis E. Nixon                                                               --            *
Jonathan A. Nixon                                                             --            *
Carlos A. Martinez                                                            --            *
Thomas L. Travis                                                              --            *
All directors and executive officers as a group(8 persons)(5)            310,687         8.21%
                                                                      ----------      -------

* Less than 1%.

     (1) The business address of the directors and officers of NBC is NBC's business address.

     (2) The number of shares beneficially owned by Mr. Lustig includes 157,125 Shares; 22,400 Shares owned by his wife and children; 35,600 shares in Prophecy Partners, a Delaware limited partnership (an investment partnership managed by an entity controlled by Mr. Lustig); and 21,000 Shares reserved for issuance under stock options which are exercisable within 60 days of the Record Date.

     (3) The number of shares beneficially owned by Mr. Melson includes 16,000 Shares reserved for issuance under stock options which are exercisable within 60 days of the Record Date.

     (4) The number of shares beneficially owned by Mr. Blankenship includes 42,000 Shares reserved for issuance under stock options which are exercisable within 60 days of the Record Date.

     (5) The number of Shares beneficially owned by the directors and officers as a group includes 79,000 Shares reserved for issuance under stock options which are exercisable within 60 days of the Record Date. See footnotes (2),(3) and (4) above.

               TRANSACTIONS AND ARRANGEMENTS CONCERNING THE SHARES

            Other than shares tendered in the Offer, there have been no transactions in the common stock effected during the past 60 days by NBC, or, to the best of NBC's knowledge, by an executive officer, director, affiliate or subsidiary of NBC.

                 INFORMATION CONCERNING IBC AND NBC ACQUISITIONS

            NBC Acquisitions, a Delaware corporation that is a wholly owned subsidiary of IBC, was organized to acquire NBC and has not conducted any unrelated activities since its organization. All outstanding shares of capital stock of NBC Acquisitions are owned by IBC. The principal office of NBC Acquisitions is located at 103 Foulk Road, Suite 202, Wilmington, Delaware 19803, and its telephone number is (302) 656-1950. NBC Acquisitions was originally organized under the laws of the State of Texas under the name "NBC Acquisition Corp." Subsequent to the expiration of the Offer, it reincorporated under the laws of the State of Delaware and changed its name to "NBC Acquisitions Corp."

            IBC is a corporation organized under the laws of the state of Texas. The principal office of IBC is located at 1200 San Bernardo Ave., Laredo, Texas 78040, and its telephone number is (956) 722-7611.

IBC is a multi-bank holding company with $5.7 billion in assets. IBC has more than 100 facilities serving 30 Texas communities, including Laredo, Houston, San Antonio, Corpus Christi, McAllen, Brownsville, Port Lavaca, Zapata and other communities throughout the Rio Grande Valley and the Texas Gulf Coast.

                                   ACCOUNTING

            The transactions contemplated by the Merger (and the Offer) will be accounted for as a purchase.


                              INDEPENDENT AUDITORS

            The consolidated financial statements of NBC and its subsidiaries as of December 31, 2000 and 1999, and for the years then ended, included in this Information Statement, have been audited by KPMG LLP, independent auditors, as stated in their report appearing herein.

            The consolidated financial statements of NBC and its subsidiaries as of December 31, 1998, and for the year then ended, included in this Information Statement, have been audited by Padgett, Stratemann & Co., independent auditors, as stated in their report appearing herein.

                       WHERE YOU CAN FIND MORE INFORMATION

            NBC files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information we filed at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from commercial document retrieval services and at the worldwide web site maintained by the Commission at http://www.sec.gov.

            We "incorporate by reference" information into this Information Statement, by referring you to another document we previously have filed with the Commission. The information that we incorporate by reference is deemed to be part of this Information Statement, except for any information superseded by information in this Information Statement. This Information Statement incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important information about our company and its finances.

            FILING                           PERIOD
            ------                           ------
            Annual Report on Form 10-K       Year ended December 31, 2000
            Quarterly Reports on Form 10-Q   For the quarterly periods ended March 31, 2001,
                                             June 30, 2001 and September 30, 2001
            Current Reports on Form 8-K      Filed on August 6, 2001 and October 12, 2001

            We also "incorporate by reference" additional documents that are filed by NBC with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement and prior to the date of the Special Meeting.

            If you are a shareholder, we may have sent you some of the documents incorporated herein by reference, but you can obtain any of them through us. Documents which we incorporate by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Information Statement. Shareholders may obtain documents incorporated by reference in this Information Statement by requesting them in writing or by telephone from us at the following address:

                    National Bancshares Corporation of Texas
                             12400 Highway 281 North
                            San Antonio, Texas 78216
                                 (210) 403-4200
                        Attn: Marvin E. Melson, President

            If you would like to request documents from us, please do so by _______, 2001 to receive them before the Special Meeting.

            You should rely only on the information contained or incorporated by reference in this Information Statement to vote on the Merger Agreement and the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement. This Information Statement is dated ______________, 2001. You should not assume that the information contained in this Information Statement is accurate as of any date other than such date, and the mailing of this Information Statement to shareholders shall create any implication to the contrary.

            THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION.

            NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report of KPMG LLP........................................................................F-2
Independent Auditors' Report of Padgett, Stratemann & Co........................................................F-3
Consolidated Balance Sheets as of December 31, 2000 and 1999....................................................F-4
Consolidated Statements of Income for the Years Ended December 31, 2000, 1999 and 1998..........................F-5
Consolidated Statements of Changes in Stockholders' Equity and Comprehensive Income (Loss)
  for the Years Ended December 31, 2000, 1999 and 1998..........................................................F-6
Consolidated Statements of Cash Flows for the Years Ended December 31, 2000, 1999 and 1998......................F-7
Notes to Consolidated Financial Statements......................................................................F-8

Unaudited Consolidated Balance Sheets as of September 30, 2001 and December 31, 2000...........................F-29
Unaudited Consolidated Statements of Income for the Three Months and Nine Months Ended
  September 30, 2001 and 2000..................................................................................F-30
Unaudited Consolidated Statements of Changes in Stockholders' Equity
  for the Nine Months Ended September 30, 2001 and the Year Ended December 31, 2000............................F-31
Unaudited Consolidated Statements of Cash Flows
  for the Nine Months Ended September 30, 2001 and 2000........................................................F-32
Notes to Consolidated Financial Statements.....................................................................F-33

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
National Bancshares Corporation of Texas:


We have audited the accompanying consolidated balance sheets of National Bancshares Corporation of Texas and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the two-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of National Bancshares Corporation of Texas and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


                                                    /s/ KPMG LLP


San Antonio, Texas
March 16, 2001

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
National Bancshares Corporation of Texas and Subsidiaries:


We have audited the accompanying consolidated statements of income, changes in stockholders' equity, and cash flows of National Bancshares Corporation of Texas and Subsidiaries for the year ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of National Bancshares Corporation of Texas and subsidiaries for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


                                      /s/ Padgett, Stratemann & Co.


San Antonio, Texas
March 18, 1999

            NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                          DECEMBER 31,
                                                                                  ----------------------------
                                                                                      2000            1999
                                                                                  ------------    ------------
                              ASSETS

Cash and due from banks                                                           $     24,218    $     30,394
Interest-bearing accounts                                                                2,659           2,299
Federal funds sold                                                                      18,335          11,949
Investment securities available for sale                                               255,136         221,268
Investment securities held to maturity                                                   2,044              66
Loans, net of discounts                                                                256,482         247,406
Allowance for possible loan losses                                                      (3,429)         (2,841)
                                                                                  ------------    ------------
   Net loans                                                                           253,053         244,565
Bank premises and equipment, net                                                        19,435          19,784
Goodwill                                                                                 8,051           8,427
Accrued interest and other assets                                                        8,354          11,032
                                                                                  ------------    ------------
         Total Assets                                                             $    591,285    $    549,784
                                                                                  ============    ============





             LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
    Demand deposits - non-interest bearing                                        $     83,126    $     70,629
    Interest-bearing transaction accounts (NOW)                                         92,157          82,717
    Savings and money market accounts                                                  117,741         110,433
    Certificates and time deposits under $100,000                                      136,789         131,322
    Certificates and time deposits $100,000 and over                                    95,093          94,639
                                                                                  ------------    ------------
         Total Deposits                                                                524,906         489,740
                                                                                  ------------    ------------
Accrued interest payable and other liabilities                                           2,564           2,394
Other borrowings                                                                         2,328           2,317
Long term notes payable                                                                  2,904           4,700
                                                                                  ------------    ------------
         Total Liabilities                                                             532,702         499,151
Stockholders' Equity:
    Common Stock, $.001 par value, 100,000,000 shares authorized, 4,751,834 issued and 3,775,501 outstanding at December 31, 2000 and
      4,669,834 issued and 4,111,834 outstanding at December 31, 1999                        5               5
    Additional paid-in capital                                                          33,832          30,909
    Retained earnings                                                                   36,485          31,421
    Accumulated other comprehensive income (loss), net of tax                            3,884          (1,751)
    Treasury Stock, at cost (976,333 shares in 2000, 558,000 in 1999)                  (15,623)         (9,951)
                                                                                  ------------    ------------
         Total Stockholders' Equity                                                     58,583          50,633
                                                                                  ------------    ------------
         Total Liabilities and Stockholders' Equity                               $    591,285    $    549,784
                                                                                  ============    ============



   See accompanying notes to consolidated financial statements.

            NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                            YEAR ENDED DECEMBER 31,
                                                                    -------------------------------------
                                                                       2000         1999          1998
                                                                    ----------   ----------    ----------
INTEREST INCOME:
    Interest and fees on loans                                      $   23,270   $   20,143    $   16,632
    Interest on investment securities                                   14,556       14,163        14,845
    Interest on federal funds sold                                       1,927        1,247         1,504
    Interest on deposits in banks                                          198          113            82
                                                                    ----------   ----------    ----------
         TOTAL INTEREST INCOME                                          39,951       35,666        33,063

INTEREST EXPENSE:
    Interest on deposits                                                18,741       14,999        14,568
    Interest on debt                                                       474          708           347
                                                                    ----------   ----------    ----------
         TOTAL INTEREST EXPENSE                                         19,215       15,707        14,915

NET INTEREST INCOME                                                     20,736       19,959        18,148
    Less: Provision for possible loan losses                               584          625           232
                                                                    ----------   ----------    ----------
NET INTEREST INCOME AFTER PROVISION FOR
    POSSIBLE LOAN LOSSES                                                20,152       19,334        17,916

NON-INTEREST INCOME:
    Service charges and fees                                             4,597        3,627         3,240
    Net trading account profit                                              --           --           782
    Net realized gains (losses) on securities                              594       (1,640)        1,103
    Net gains on sales of other real estate and other assets               129           35             9
    Other income                                                           761          592           567
                                                                    ----------   ----------    ----------
         TOTAL NON-INTEREST INCOME                                       6,081        2,614         5,701

NON-INTEREST EXPENSE:
    Salaries and employee benefits                                       9,836        9,192         7,947
    Occupancy and equipment expenses                                     3,411        3,273         2,566
    Goodwill amortization                                                  376          376           376
    Other expenses                                                       4,642        4,745         4,384
                                                                    ----------   ----------    ----------
         TOTAL NON-INTEREST EXPENSE                                     18,265       17,586        15,273

INCOME BEFORE FEDERAL INCOME TAXES                                       7,968        4,362         8,344
Federal income tax expense                                               2,904        1,624         3,056
                                                                    ----------   ----------    ----------
NET INCOME                                                          $    5,064   $    2,738    $    5,288
                                                                    ==========   ==========    ==========

NET INCOME PER SHARE:
    BASIC EARNINGS PER SHARE                                        $     1.26   $     0.66    $     1.17

    DILUTED EARNINGS PER SHARE                                            1.24         0.64          1.14



   See accompanying notes to consolidated financial statements.

            NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                        AND COMPREHENSIVE INCOME (LOSS)
                  (DOLLARS AND NUMBER OF SHARES IN THOUSANDS)

                                                                                                          ACCUMULATED
                                                            COMMON STOCK                                    OTHER
                                                  -----------------------------                          COMPREHENSIVE
                                                  NUMBER OF             PAID IN   RETAINED   TREASURY    INCOME (LOSS),
                                                    SHARES      PAR     CAPITAL   EARNINGS     STOCK       NET OF TAX       TOTAL
                                                  ---------    -----    -------   --------   --------    --------------    --------
BALANCE AT JANUARY 1, 1998                            4,659    $   5    $25,742   $ 23,395         --    $        1,956    $ 51,098
Net Income                                               --       --         --      5,288         --                --       5,288
Unrealized gain on securities,
     net of tax and reclassification
     adjustment                                          --       --         --         --         --             1,439       1,439
                                                                                                                           --------
     Total comprehensive income                                                                                               6,727
                                                                                                                           --------
Reduction of deferred tax valuation allowance            --       --      2,873         --         --                --       2,873
Exercise of common stock options                          2       --         14         --         --                --          14
Treasury stock purchased                               (464)      --         --         --     (8,506)               --      (8,506)
                                                  ---------    -----    -------   --------   --------    --------------    --------
BALANCE AT DECEMBER 31, 1998                          4,197        5     28,629     28,683     (8,506)            3,395      52,206
Net Income                                               --       --         --      2,738         --                --       2,738
Unrealized loss on securities,
     net of tax and reclassification
     adjustment                                          --       --         --         --         --            (5,146)     (5,146)
                                                                                                                           --------
     Total comprehensive loss                                                                                                (2,408)
                                                                                                                           --------
Reduction of deferred tax valuation allowance            --       --      2,227         --         --                --       2,227
Exercise of common stock options                          9       --         53         --         --                --          53
Treasury stock purchased                                (94)      --         --         --     (1,445)               --      (1,445)
                                                  ---------    -----    -------   --------   --------    --------------    --------
BALANCE AT DECEMBER 31, 1999                          4,112        5     30,909     31,421     (9,951)           (1,751)     50,633
Net Income                                               --       --         --      5,064         --                --       5,064
Unrealized gain on securities,
     net of tax and reclassification
     adjustment                                          --       --         --         --         --             5,635       5,635
                                                                                                                           --------
     Total comprehensive income                                                                                              10,699
                                                                                                                           --------
Reduction of deferred tax valuation allowance            --       --      2,411         --         --                --       2,411
Exercise of common stock options                         82       --        512         --         --                --         512
Treasury stock purchased                               (418)      --         --         --     (5,672)               --      (5,672)
                                                  ---------    -----    -------   --------   --------    --------------    --------
BALANCE AT DECEMBER 31, 2000                          3,776    $   5    $33,832   $ 36,485   $(15,623)   $        3,884    $ 58,583
                                                  =========    =====    =======   ========   ========    ==============    ========


Disclosure of reclassification amount:

2000
Unrealized gain on  securities arising during period                                                                       $  5,243
Reclassification adjustment for gains included in income, net of tax of $202                                                    392
                                                                                                                           --------
Net unrealized gain on securities, net of tax                                                                              $  5,635
                                                                                                                           ========

1999
Unrealized loss on securities arising during period                                                                        $ (4,063)
Reclassification adjustment for losses included in income, net of tax benefit of ($558)                                      (1,083)
                                                                                                                           --------
Net unrealized loss on securities, net of tax                                                                              $ (5,146)
                                                                                                                           ========

1998
Unrealized gain on securities arising during period                                                                        $    711
Reclassification adjustment for gains included in income, net of tax of $375                                                    728
                                                                                                                           --------
Net unrealized gain on securities, net of tax                                                                              $  1,439
                                                                                                                           ========
See accompanying notes to consolidated financial statements.

            NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                 --------------------------------------
                                                                                    2000          1999          1998
                                                                                 ----------    ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                       $    5,064    $    2,738    $    5,288
Adjustments to reconcile net income to net cash provided by
  operating activities:
       Depreciation and amortization                                                  2,239         2,264         1,798
       Tax benefit realized from utilization of deferred tax assets                   2,411         2,227         2,888
       Provision for possible loan losses                                               584           625           232
       Net realized (gain) loss on securities                                          (594)        1,640        (1,103)
       Net decrease in trading account                                                   --            --         4,908
       Write-down of other real estate owned                                             50            63            --
       Gain on sale of other real estate owned and other assets                        (129)          (35)           (9)
       (Increase) decrease in accrued interest receivable and other assets             (817)       (1,228)           46
       Increase in accrued interest payable and other liabilities                       170           320            70
                                                                                 ----------    ----------    ----------
            Net cash provided by operating activities                                 8,978         8,614        14,118
CASH FLOWS FROM INVESTING ACTIVITIES:
       Net (increase) decrease in federal funds sold                                 (6,386)       25,246        (7,255)
       Net (increase) decrease in interest-bearing accounts                            (360)           44        (2,125)
       Net increase in loans                                                         (9,232)      (55,640)      (56,876)
       Purchases of securities available for sale                                   (75,348)      (52,228)      (27,939)
       Proceeds from sales of securities available for sale                          46,560        26,549        15,240
       Proceeds from maturities of securities available for sale                      3,877        22,832        11,619
       Purchases of securities held to maturity                                      (1,973)           --        (7,035)
       Proceeds from maturities of securities held to maturity                           --         4,234        23,649
       Capital expenditures                                                          (1,345)       (3,556)       (6,480)
       Proceeds from sale of other real estate owned                                    832           258            32
                                                                                 ----------    ----------    ----------
            Net cash used in investing activities                                   (43,375)      (32,261)      (57,170)
CASH FLOWS FROM FINANCING ACTIVITIES:
       Net increase in demand deposits, NOW accounts,
            savings and money-market accounts                                        29,245        35,150        10,678
       Net increase in certificates of deposit and time deposits                      5,921         6,935        22,563
       Proceeds from advances on other borrowings and long term debt                  4,169         2,413        10,641
       Principal payments on other borrowings and long term debt                     (5,954)       (5,538)       (3,143)
       Purchase of treasury stock                                                    (5,672)       (1,445)       (8,506)
       Proceeds from exercise of common stock options                                   512            53            14
                                                                                 ----------    ----------    ----------
            Net cash provided by financing activities                                28,221        37,568        32,247

Net (decrease) increase in cash and due from banks                                   (6,176)       13,921       (10,805)
Cash and due from banks at beginning of year                                         30,394        16,473        27,278
                                                                                 ----------    ----------    ----------
Cash and due from banks at end of year                                           $   24,218    $   30,394    $   16,473
                                                                                 ==========    ==========    ==========
SUPPLEMENTAL CASH FLOW INFORMATION:
       Interest paid                                                             $   18,685    $   15,545    $   14,776
       Federal income taxes paid                                                        156           212            71
Non-cash items:
       Loans originated to facilitate the sale of foreclosed assets                      --           150            22
       Loan foreclosures                                                                160            --           947


          See accompanying notes to consolidated financial statements.

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The accounting and reporting policies of National Bancshares Corporation of Texas (the Company) and its wholly-owned subsidiaries conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Following is a summary of the Company's more significant accounting and reporting policies:

       NATURE OF OPERATIONS

       The Company is financial holding company which operates three commercial banks and nine branches located in Central Texas and South Texas on the Texas-Mexico border.

       CONSOLIDATION

       The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, NBT Securities Holdings, Inc. and NBT of Delaware, Inc. It also includes the accounts of NBT Securities Holdings, Inc.'s wholly-owned subsidiary, NBC Financial, Inc. and the accounts of NBT of Delaware, Inc.'s wholly-owned subsidiaries (i) NBC Bank, N.A. (Eagle Pass, Texas); (ii) NBC Bank - Laredo, N.A. (Laredo, Texas); (iii) NBC Bank (Rockdale, Texas); and (iv) NBC Holdings - Texas, Inc. (San Antonio, Texas) (collectively the "Banks"). On October 1, 2000, the accounts of NBC Bank - Central, N.A. were merged into NBC Bank, N.A.

       NBC Financial, Inc. was approved by all appropriate regulatory authorities as a fully-disclosed introducing broker/dealer, and began operations in September 1999. All securities transactions for NBC Financial, Inc. are being cleared through Pershing, a division of Credit Suisse First Boston. NBC Financial, Inc. provides general securities services for customers of our banks and the general public, and operates pursuant to a leasing arrangement in several of the banks and/or branches.

       INVESTMENTS IN SECURITIES

       Securities held principally for resale in the near term are classified as trading securities and recorded at their fair values. Unrealized gains and losses on trading securities are included in other income. Bonds, notes, and debentures for which the Company has the positive intent and ability to hold to maturity are reported at cost adjusted for amortization of premiums and accretion of discounts, which are

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


recognized in interest income using the interest method over the period to maturity. Securities available for sale consist of bonds, notes, and debentures not classified as trading securities nor as securities to be held to maturity. These securities are recorded at their fair values. Unrealized holding gains and losses, net of tax, on securities for sale are reported as a net amount in a separate component of stockholders' equity.

       DECLINES IN THE FAIR MARKET VALUE OF INDIVIDUAL HELD TO MATURITY AND AVAILABLE FOR SALE SECURITIES BELOW THEIR COST THAT ARE OTHER THAN TEMPORARY RESULT IN WRITE-DOWNS OF THE INDIVIDUAL SECURITIES TO THEIR FAIR VALUE. THE RELATED WRITE-DOWNS ARE INCLUDED IN EARNINGS AS REALIZED LOSSES.

       Gains and losses on the sale of securities available for sale are determined using the specific-identification method with the exception of the investment portfolio maintained at NBT of Delaware, Inc. in which the average cost method is used to compute gains and losses on sales. The transfer of a security between categories of investments is accounted for at fair value.



     ALLOWANCE FOR POSSIBLE LOAN LOSSES

     The allowance is maintained at a level considered adequate by management to absorb estimated probable losses inherent in on- and off-balance sheet credit exposure. The allowance for credit losses attributable to off-balance sheet credit exposure is not material. Management determines the adequacy of the allowance based upon reviews of individual loans, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans, and other pertinent factors. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Banks' allowances for possible loan losses. Loans deemed uncollectible are charged to the allowance. The allowance is increased by provisions charged to operating expense and is decreased by charge-offs, net of recoveries.

     Loans are considered to be impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. This assessment for impairment occurs when and while such loans are on nonaccrual, or the loan has been restructured. Impaired loans are measured based on (1) the present value of expected future cash flows discounted at the loan's effective interest rate; (2) the loan's observable market price; or (3) the fair value of the collateral if the loan is collateral dependent. If the measurement of the impaired loan is less than the recorded investment in the loan, an impairment is recognized by creating or adjusting an existing allocation of the allowance for possible loan losses.

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     BANK PREMISES AND EQUIPMENT

     Land is carried at cost. Bank premises and equipment are stated at cost, net of accumulated depreciation. Depreciation is recognized on straight-line method over the estimated useful lives of the assets. The estimated useful lives range from 3 to 50 years.

     INTEREST INCOME ON LOANS

     Unearned income on discounted loans is credited to the unearned discount account when the loan is made and is recorded as interest income over the term of the loan to approximate the effective interest method.

     Interest on other loans is accrued and credited to income based on the principal amount outstanding. Generally, the accrual of interest on impaired loans is discontinued when principal or interest payments become 90 days past due, and/or in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

     LOAN ORIGINATION FEES AND COSTS

     Loan origination fees and certain direct origination costs are deferred and recognized as an adjustment of the yield over the contractual term of the related loan.

     OTHER REAL ESTATE OWNED

     Real estate acquired by foreclosure is carried in other assets at the lower of the recorded investment in the property or the fair value of the property less estimated selling costs. Prior to foreclosure, the value of the underlying loan is written down to the fair value of the real estate to be acquired by a charge to the allowance for loan losses, if necessary. Any subsequent write-downs are charged against operating expenses. Operating expenses of such properties, net of related income, are included in other expenses.

     INTANGIBLE ASSETS

     The excess cost over fair value of net assets of businesses acquired (goodwill) is amortized on a straight-line basis over twenty-five years. All such intangible assets are periodically evaluated as to the recoverability of their carrying value.

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     INCOME TAXES

       The Company and its subsidiaries file an income tax return on a consolidated basis. Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of nontaxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are included in the consolidated financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in Statement of Financial Standards (SFAS) No. 109, "Accounting for Income Taxes." As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provisions for income taxes.

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. In accordance with AICPA Statement of Position (SOP) No. 90-7, income tax benefits recognized from preconfirmation net operating loss carryforwards were used first to reduce reorganization value in excess of amounts allocable to identifiable assets and thereafter to increase additional paid-in capital (See Note 13).


     CASH AND CASH EQUIVALENTS

     For the purpose of presentation in the consolidated statements of cash flows, cash and cash equivalents are defined as those amounts included in the consolidated balance sheet caption "cash and due from banks."

     OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

     In the ordinary course of business, the subsidiary Banks have entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commercial and standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when they are funded or related fees are incurred or received.

     The Company or its subsidiaries are not a party to any off-balance-sheet derivative financial instruments such as interest rate futures or swap contracts.

     NET INCOME PER SHARE OF COMMON STOCK

     Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

     TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES

     The Financial Accounting Standards Board's Statement No. 140 ("SFAS No. 140"), "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", replaces the Financial Accounting Standards Board's Statement No. 125 ("SFAS No. 125") "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", but carries over most of SFAS No. 125's provisions without change. SFAS No. 140 elaborates on the qualifications necessary for a special-purpose entity, clarifies sales accounting criteria in certain circumstances, refines accounting for collateral, and adds disclosures for collateral, securitizations, and retained interests in securitized assets. This statement should be applied prospectively and is effective for transactions occurring after March 31, 2001. Disclosure requirements of this statement and any changes in accounting for collateral are effective for fiscal years ending after December 15, 2000. The Company has adopted the disclosure requirements and does not expect the adoption of the remaining provisions of SFAS No. 140 to have a material impact on its consolidated financial statements.

     DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     In June 1998 the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Certain Hedging Activities." In June 2000 the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activity, an Amendment of SFAS 133." SFAS No. 133 and SFAS No. 138 require that all derivative instruments be recorded on the balance sheet at their respective fair values. SFAS No. 133 and SFAS No. 138 are effective for all fiscal quarters of all fiscal years beginning after June 30, 2000; the Company adopted SFAS No. 133 and SFAS No. 138 on January 1, 2001. The Company does not currently hold any derivative instruments and does not have any hedging activity. The adoption of SFAS 133 did not have an impact on the Company's consolidated financial statements.

     RECLASSIFICATIONS

     Certain amounts have been reclassified from prior presentations at December 31, 1999 and 1998 to conform to classifications at December 31, 2000. There is no effect on previously reported net income or retained earnings.

2. INVESTMENT SECURITIES

     Investment securities have been classified in the consolidated balance sheets according to management's intent. The carrying amount of investment securities of the Company and their approximate fair values at December 31 were as follows: (Dollars in thousands)

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                      DECEMBER 31, 2000
                                                                   ----------------------------------------------------------
                                                                                     GROSS          GROSS
                                                                     AMORTIZED     UNREALIZED     UNREALIZED      APPROXIMATE
                                                                       COST          GAINS          LOSSES         FAIR VALUE
                                                                   ------------   ------------   ------------    ------------
SECURITIES AVAILABLE FOR SALE:
       U.S. Treasury securities                                    $    123,122   $      3,236   $         --    $    126,358
       U.S. Government agency and mortgage-backed securities            123,009          3,580           (164)        126,425
       Other securities including Federal Reserve Bank stock              3,119             46           (812)          2,353
                                                                   ------------   ------------   ------------    ------------
             Total                                                 $    249,250   $      6,862   $       (976)   $    255,136
                                                                   ============   ============   ============    ============

SECURITIES HELD TO MATURITY:
       U.S. Government agency and mortgage-backed securities       $      1,977   $         95   $         --    $      2,072
       Foreign debt securities                                               67             --             (2)             65
                                                                   ------------   ------------   ------------    ------------
             Total                                                 $      2,044   $         95   $         (2)   $      2,137
                                                                   ============   ============   ============    ============

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                      DECEMBER 31, 1999
                                                                   ----------------------------------------------------------
                                                                                      GROSS         GROSS
                                                                     AMORTIZED     UNREALIZED     UNREALIZED      APPROXIMATE
                                                                       COST           GAINS         LOSSES        FAIR VALUE
                                                                   ------------   ------------   ------------    ------------
SECURITIES AVAILABLE FOR SALE:
       U.S. Treasury securities                                    $    163,546   $        214   $       (523)   $    163,237
       U.S. Government agency and mortgage-backed securities             54,665              7         (1,257)         53,415
       Other securities including Federal Reserve Bank stock              5,710             --         (1,094)          4,616
                                                                   ------------   ------------   ------------    ------------
             Total                                                 $    223,921   $        221   $     (2,874)   $    221,268
                                                                   ============   ============   ============    ============

SECURITIES HELD TO MATURITY:
       Foreign debt securities                                     $         66   $         --   $         (5)   $         61
                                                                   ------------   ------------   ------------    ------------
             Total                                                 $         66   $         --   $         (5)   $         61
                                                                   ============   ============   ============    ============

     During the year ended December 31, 2000, the Company did not transfer any securities between the held to maturity and available for sale categories. During the year ended December 31, 1999, the Company transferred securities with a fair value of $85,578,000 from the held to maturity category into the available for sale category. An unrealized gain of $2,185,036 was recorded upon the transfer in 1999.

     The unrealized gains and losses on investment securities held at December 31, 2000 and 1999 have been judged to be temporary market fluctuations with no material financial impact on the Company.

     Investment securities carried at approximately $90,166,000 and $92,225,000 at December 31, 2000 and 1999, respectively, were pledged to secure public funds.

     The scheduled maturities of securities to be held to maturity and securities available for sale at December 31, 2000 were as follows (Dollars in thousands):

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                         DECEMBER 31, 2000
                                     ---------------------------------------------------------
                                          AVAILABLE FOR SALE            HELD TO MATURITY
                                     ---------------------------   ---------------------------
                                      AMORTIZED      APPROXIMATE     AMORTIZED     APPROXIMATE
                                         COST        FAIR VALUE        COST        FAIR VALUE
                                     ------------   ------------   ------------   ------------

Due in one year or less              $      2,504   $      2,507   $         --   $         --
Due in one year to five years             176,781        181,245          1,058          1,088
Due from five to ten years                 56,652         58,668             --             --
Due after ten years                         1,291          1,296             --             --
                                     ------------   ------------   ------------   ------------
      Total                          $    237,228   $    243,716   $      1,058   $      1,088
Equity Securities                           2,709          1,943             --             --
Mortgage-backed securities                  8,903          9,067            986          1,049
Federal Reserve Bank stock                    410            410             --             --
                                     ------------   ------------   ------------   ------------
      Total                          $    249,250   $    255,136   $      2,044   $      2,137
                                     ============   ============   ============   ============

     Gross realized gains and gross realized losses on sales of securities available for sale were $607,976 and $14,028, respectively, in 2000, $529,893 and $2,170,099, respectively, in 1999, and $1,128,294 and $25,148, respectively, in 1998.

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3. LOANS AND ALLOWANCE FOR POSSIBLE LOAN LOSSES

     The components of loans in the consolidated balance sheets were as follows (Dollars in thousands):

                                                 DECEMBER 31,
                                         ----------------------------
                                             2000            1999
                                         ------------    ------------
Commercial loans                         $     38,346    $     39,962
Real Estate - construction                     23,058          21,959
Real Estate - commercial                       79,144          76,180
Real Estate - residential                      82,824          76,112
Agriculture loans                               3,278           4,836
Consumer loans                                 29,893          27,833
Other loans                                       698           1,405
                                         ------------    ------------
                                              257,241         248,287
Unearned discount                                (759)           (881)
                                         ------------    ------------
                                              256,482         247,406
Allowance for possible loan losses             (3,429)         (2,841)
                                         ------------    ------------
                                         $    253,053    $    244,565
                                         ============    ============

     Changes in the allowance for possible loan losses were as follows (Dollars in thousands):

                                                              DECEMBER 31,
                                                 --------------------------------------
                                                    2000          1999           1998
                                                 ----------    ----------    ----------
                                                        (Dollars in Thousands)
Balance at beginning of year                     $    2,841    $    2,670    $    2,458
      Provision for possible loan losses                584           625           232
      Losses charged to the allowance                  (258)         (597)         (290)
      Recoveries credited to the allowance              262           143           270
                                                 ----------    ----------    ----------
          Net recoveries (charge-offs)                    4          (454)          (20)
                                                 ----------    ----------    ----------
Balance at end of year                           $    3,429    $    2,841    $    2,670
                                                 ==========    ==========    ==========

     Impaired loans are those loans where it is probable that all amounts due according to contractual terms of the loan agreement will not be collected including scheduled principal and interest payments. Substantially all of the Company's impaired loans are measured at the fair value of the collateral. In limited cases the Company may use other methods to determine the level of impairment of a loan if such loan is not collateral dependent.

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       AS OF DECEMBER 31, 2000, 1999, AND 1998, THE BANKS HAD IMPAIRED LOANS OF $2,187,000, $2,334,000, AND $899,000, RESPECTIVELY. THE ALLOWANCE FOR LOAN LOSSES RELATED TO THOSE LOANS WAS $364,000, $274,000, AND $75,000, AT DECEMBER 31, 2000, 1999, AND 1998, RESPECTIVELY. THE AVERAGE RECORDED INVESTMENT IN IMPAIRED LOANS DURING THE YEAR ENDED DECEMBER 31, 2000, 1999, AND 1998 WAS $1,915,000, $1,670,000, AND $1,546,000, RESPECTIVELY. INTEREST INCOME OF
APPROXIMATELY $20,000, $67,000, AND $50,000 ON IMPAIRED LOANS WAS RECOGNIZED FOR CASH PAYMENTS RECEIVED DURING THE YEAR ENDED DECEMBER 31, 2000, 1999, AND 1998, RESPECTIVELY. MANAGEMENT OF THE COMPANY RECOGNIZES THE RISKS ASSOCIATED WITH THESE IMPAIRED LOANS. HOWEVER, MANAGEMENT'S DECISION TO PLACE LOANS IN THIS CATEGORY DOES NOT NECESSARILY MEAN THAT THE COMPANY EXPECTS LOSSES TO OCCUR.

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


4. BANK PREMISES AND EQUIPMENT

     The components of bank premises and equipment included in the consolidated balance sheets were as follows (Dollars in thousands):

                                              DECEMBER 31,
                                      ---------------------------
                                          2000          1999
                                      ------------   ------------
Land                                  $      4,345   $      4,345
Buildings                                   15,408         14,523
Equipment and furniture                      8,763          8,720
                                      ------------   ------------
     Total Cost                             28,516         27,588
Less: Accumulated depreciation               9,081          7,804
                                      ------------   ------------
     Net Book Value                   $     19,435   $     19,784
                                      ============   ============

     Depreciation expense totaled $1,694,000, $1,565,000, and $1,197,000 for the years ended December 31, 2000, 1999, and 1998, respectively.

5. ACCRUED INTEREST AND OTHER ASSETS

     Other assets include the following (Dollars in thousands):

                                        DECEMBER 31,
                                  -----------------------
                                     2000         1999
                                  ----------   ----------
Accrued interest receivable       $    6,230   $    5,073
Deferred tax asset                     1,141        4,362
Other real estate owned                  314          906
Other                                    669          691
                                  ----------   ----------
            Total                 $    8,354   $   11,032
                                  ==========   ==========

6. DEPOSITS

     Included in total deposits are $120,121,000 and $110,690,000 of Mexican National deposits at December 31, 2000 and 1999, respectively.

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The aggregate amount of short-term jumbo certificates of deposit (CDs), each with a minimum denomination of $100,000, was approximately $93,833,000 and $91,775,000 at December 31, 2000 and 1999, respectively.

     At December 31, 2000, the scheduled maturities of CDs are as follows (Dollars in thousands):

      Year ending December 31,
                          2001                    $  221,322
                          2002                         8,266
                          2003                         1,914
                          2004                           168
                          2005 and thereafter            212
                                                  ----------
                                                  $  231,882
                                                  ==========

7. OTHER BORROWINGS AND LONG-TERM NOTES PAYABLE

     On December 31, 2000, a subsidiary bank holding company maintained a margin account which is secured by investment securities. The interest rate is variable (6.50% at December 31, 2000). The balances at December 31, 2000 and December 31, 1999 were $432,187 and $2,317,000, respectively.

     In July 1995, $175,000 was advanced to NBC-Laredo from the Federal Home Loan Bank of Dallas. This note bears an interest rate of 6.393% and has a maturity date of August 2015. Principal and interest payments are due monthly in the approximate amount of $1,300 with the remaining balance due at maturity. The outstanding balance at December 31, 2000 and 1999 was approximately $148,000 and $153,000, respectively. In September 1998, NBC-Laredo borrowed $100,000 from the Federal Home Loan Bank of Dallas. This advance bears an interest rate of 5.15% and has a maturity date of October 2018. Principal and interest payments are due monthly in the approximate amount of $668. The outstanding balance at December 31, 2000 and 1999 was approximately $93,000 and $96,300, respectively. In December 1998, NBC-Laredo borrowed $1,250,000 from the Federal Home Loan Bank of Dallas. This advance bears an interest rate of 5.13% and has a maturity date of January 2004. Principal and interest payments are due monthly in the approximate amount of $24,000. The outstanding balance at December 31, 2000 and 1999 was approximately $808,000 and $1,025,000, respectively. In January 1999, NBC-Laredo borrowed $1,000,000 from the Federal

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Home Loan Bank of Dallas. This advance bears an interest rate of 5.216% and has a maturity date of February 2004. Principal and interest payments are due monthly in the approximate amount of $19,000. The outstanding balance at December 31, 2000 and 1999 was approximately $663,000 and $835,600, respectively.

     On October 2, 1999, the Company executed a $3,237,000 note with The Independent BankersBank in Dallas. The note bears a variable interest rate at Wall Street Journal prime (9.50% at December 31, 2000). Principal payments of $161,825 plus interest are due quarterly beginning January 2, 2000 with the balance of unpaid principal plus accrued interest due at maturity. The note matures on October 2, 2002. The note is collateralized by the common stock of NBT of Delaware, Inc. and the stock of the subsidiary banks. The outstanding balances at December 31, 2000 and December 31, 1999 were $1,192,000 and $2,555,000, respectively. The Company also executed a one year $4 million revolving line of credit dated May 26, 2000 with The Independent BankersBank. The line bears interest at Wall Street Journal prime with any outstanding interest to be paid quarterly. The outstanding balance at December 31, 2000 was $1,896,000. The Company has met or obtained waivers for all debt convenants at December 31, 2000.

     Aggregate maturities at December 31, 2000 are as follows:

      Year ending December 31,
                      2001                    $ 3,431,221
                      2002                      1,024,580
                      2003                        505,228
                      2004                         72,686
                      2005 and thereafter         199,054
                                              -----------
                                              $ 5,232,769
                                              ===========

8. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company's consolidated financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk, and liquidity risk. These commitments and contingent liabilities are described in Note 15 as financial instruments with off-balance sheet risk.

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The Company and its wholly-owned subsidiaries are defendants in legal actions arising from normal business activities. Management believes that those actions are without merit or that the ultimate liability, if any, resulting from them will not materially affect the Company's financial position, results of operations, cash flows, or liquidity.

     The Company has a month-to-month sub-lease agreement for general corporate office space which was renewed on December 31, 2000 at $3,500 per month. Gross rental expense for the year ended December 31, 2000, 1999, and 1998 was $42,000, $57,491, and $134,738, respectively.

9. EARNINGS PER SHARE

     The following provides a reconciliation of basic and diluted earnings per share (Dollars in thousands, except shares and per share amounts):

                                                           DECEMBER 31,
                                            --------------------------------------------
                                                2000            1999            1998
                                            ------------    ------------    ------------

Net income                                  $      5,064    $      2,738    $      5,288
Weighted average shares outstanding:
        Basic                                  4,033,374       4,154,529       4,503,427
        Diluted                                4,067,379       4,249,197       4,625,323

Earnings per share - Basic                  $       1.26    $       0.66    $       1.17
                                            ============    ============    ============
        Effect of diluted securities:
              stock options                        (0.02)          (0.02)          (0.03)
                                            ------------    ------------    ------------
Earnings per share - Diluted                $       1.24    $       0.64    $       1.14
                                            ============    ============    ============

10. EMPLOYEE BENEFITS

     The Company has a defined contribution plan for the benefit of substantially all employees. The plan includes a 401(k) retirement plan feature. Employees are allowed to make contributions to the plan. Each subsidiary Bank's contribution to the plan is determined annually by that Bank's Board of Directors. Plan expense for the years ended December 31, 2000, 1999 and 1998 totaled $227,660, $189,391, and $140,767, respectively.

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


11. MANAGEMENT AND DIRECTOR STOCK OPTION PLAN

     The Company has various stock option plans under which the Company's officers, directors and key employees may be granted options to purchase the Company's common stock at 100% of the market price on the day the option is granted.

     The Plans are administered by the Board of Directors of the Company. The Board of Directors is authorized to determine the terms and conditions of all options granted.

     Each option under the plans shall terminate and be unexercisable upon the date specified by the applicable administrator, however, this date shall not exceed ten years from the grant date of the options.

     Under the "Nonqualified Stock Option Agreement," options are exercisable in one-fifth increments commencing one year after the grant date and subject to any longer or shorter periods the Administrator may impose.

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The following is a summary of transactions for the years presented:

                                                                      YEAR ENDED DECEMBER 31,
                                           -------------------------------------------------------------------------------
                                                      2000                       1999                       1998
                                           -------------------------  -------------------------  -------------------------
                                                       WEIGHTED AVG               WEIGHTED AVG               WEIGHTED AVG
                                            SHARES    EXERCISE PRICE   SHARES    EXERCISE PRICE   SHARES    EXERCISE PRICE
                                           --------   --------------  --------   --------------  --------   --------------

Outstanding, beginning of year              374,175    $      11.53    265,700    $       9.70    198,700    $       8.42
Granted                                      80,000           13.46    117,700           15.29     70,350           13.23
Exercised                                   (82,000)           6.25     (8,600)           6.14     (2,500)           5.68
Canceled                                     (9,650)          14.70       (625)          15.25       (850)          13.25
                                           --------    ------------   --------    ------------   --------    ------------

Outstanding, end of year                    362,525    $      13.07    374,175    $      11.53    265,700    $       9.70
                                           ========    ============   ========    ============   ========    ============

Exercisable at end of year                  185,385    $      11.97    205,520    $       9.21    169,280    $       8.17

Weighted average fair value of
    options granted during the year                    $       3.89               $       5.24               $       3.55

     The options outstanding at December 31, 2000, have exercise prices between $5.68 and $15.5625 with a weighted average exercise price of $13.07 and a weighted average remaining contractual life of 3.41 years. At December 31, 2000, there remained 192,175 shares reserved for future grants of options under the Plans.

     The Company has elected to account for this plan under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," under which no compensation cost has been recognized for options granted. The fair value of the options granted in 2000, 1999 and 1998 were estimated as of the date of grant using a Black-Scholes options valuation model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have characteristics which are different from the Company's employee stock options. In addition, option valuation models require the input of highly subjective assumptions which can significantly impact the estimated fair value. The following weighted-average assumptions were used for 2000, 1999 and 1998: risk-free interest rate of 5.12%, 6.475% and 4.654%, respectively; expected dividend yield of 0%; expected volatility of 12.9%, 14.7% and 12%, respectively; and expected life of 6 years.

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      Had compensation cost for the stock option plan been determined based on the fair value method established by SFAS No. 123, "Accounting for Stock-Based Compensation", the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below.

                                                           2000             1999           1998
                                                        -----------      ----------     ----------

Net income                      As reported             $     5,064      $    2,738     $    5,288
                                Pro Forma               $     4,896      $    2,587     $    5,206

Basic earnings per share        As reported             $      1.26      $     0.66     $     1.17
                                Pro Forma               $      1.21      $     0.62     $     1.16

Diluted earnings per share      As reported             $      1.24      $     0.64     $     1.14
                                Pro Forma               $      1.20      $     0.61     $     1.13

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


12. OTHER EXPENSES

     Other expenses include the following (Dollars in thousands):

                                             DECEMBER 31,
                                 ------------------------------------
                                    2000         1999         1998
                                 ----------   ----------   ----------
Advertising                      $      301   $      378   $      306
Data processing expenses                384          319          267
FDIC insurance                          101           51           49
Insurance                               137          133          107
Office supplies                         560          685          603
Postage and courier                     531          526          498
Professional fees                       909          837          905
Miscellaneous                         1,719        1,816        1,649
                                 ----------   ----------   ----------
          Total                  $    4,642   $    4,745   $    4,384
                                 ==========   ==========   ==========

13. FEDERAL INCOME TAX



     The provision for federal income tax consisted of the following (Dollars in thousands):

                                          YEAR ENDED DECEMBER 31,
                                    ------------------------------------
                                       2000         1999         1998
                                    ----------   ----------   ----------
Currently paid or payable           $      157   $      132   $      168
Deferred expense                         2,747        1,492        2,888
                                    ----------   ----------   ----------
         Total                      $    2,904   $    1,624   $    3,056
                                    ==========   ==========   ==========

       The provision for federal income tax is less than that computed by applying the federal statutory rate of 34% to income before income taxes as indicated in the following analysis (Dollars in thousands):

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                           YEAR ENDED DECEMBER 31,
                                                --------------------------------------------
                                                    2000            1999           1998
                                                ------------    ------------    ------------
Tax based on statutory rate                     $      2,709    $      1,483    $      2,837
Effect of tax-exempt income                              (10)            (16)            (15)
Interest and other nondeductible expenses                 12               7               9
Alternative minimum tax                                  157             132             167
Goodwill                                                  28              28              28
Other, net                                                 8             (10)             30
                                                ------------    ------------    ------------
                                                $      2,904    $      1,624    $      3,056
                                                ============    ============    ============

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The components of the deferred income tax assets and liabilities consist of the following (Dollars in thousands):

                                                                              YEAR ENDED DECEMBER 31,
                                                                           ----------------------------
                                                                               2000            1999
                                                                           ------------    ------------
Deferred Tax Assets Related to:
        Net operating loss carryforward                                    $     28,065    $     30,417
        Other real estate owned                                                      85              67
        Allowance for loan losses                                                   143              --
        Securities valuation reserve                                                 31              64
        Non-accrual loan interest                                                   258             235
        Securities writedown                                                         --             744
        Other                                                                        77              90
        Net unrealized depreciation on securities available for sale                 --             902
                                                                           ------------    ------------
                                                                                 28,659          32,519
        Less: valuation allowance                                                24,874          27,285
                                                                           ------------    ------------
             Total Deferred Tax Assets                                            3,785           5,234
                                                                           ------------    ------------

Deferred Tax Liabilities Related to:
        Allowance for loan losses                                                    --             (17)
        Depreciation                                                                (86)            (89)
        Bond accretion                                                             (557)           (749)
        Goodwill                                                                     --             (17)
        Net unrealized appreciation on securities available for sale             (2,001)             --
                                                                           ------------    ------------
             Total Deferred Tax Liabilities                                      (2,644)           (872)
                  Net Deferred Tax Asset                                   $      1,141    $      4,362
                                                                           ============    ============

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       FOR FEDERAL INCOME TAX PURPOSES, THE COMPANY HAD APPROXIMATELY $83 MILLION IN NET OPERATING LOSS CARRYFORWARDS AS OF DECEMBER 31, 2000 WHICH WILL BE AVAILABLE TO REDUCE INCOME TAX LIABILITIES IN FUTURE YEARS. THE PRECONFIRMATION NET OPERATING LOSS CARRYFORWARDS AROSE FROM THE COMPANY'S EMERGENCE FROM A REORGANIZATION UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE IN MAY 1992. IF UNUSED, APPROXIMATELY $79 MILLION OF SUCH CARRYFORWARDS WILL EXPIRE IN 2005, WITH THE REMAINING APPROXIMATELY $4 MILLION EXPIRING IN 2006.

     Pursuant to SFAS No. 109, the Company had available certain deductible temporary differences and net operating loss carryforwards for use in future tax reporting periods, which created deferred tax assets. SFAS No. 109, requires that deferred tax assets be reduced by a valuation allowance if, based on the weight of the available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. During the year ended December 31, 2000 and 1999, the deferred tax asset valuation allowance was reduced by $2,411,000 and $2,227,000, respectively, to adjust the recorded net deferred tax asset to an amount considered more likely than not to be realized. The net deferred tax asset recorded on the books of the Company was $1,141,000 at December 31, 2000. Realization of this asset is dependent on generating sufficient taxable income prior to the expiration of the loss carryforwards. Realization could also be affected by a significant ownership change of the Company over a period of three years as prescribed by income tax law. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 2000. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     In accordance with AICPA SOP No. 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code", income tax benefits recognized from preconfirmation net operating loss carryforwards and other tax assets are used first to reduce the reorganization value in excess of amounts allocable to identifiable assets and then to increase additional paid-in capital.

14. RELATED PARTY TRANSACTIONS

     The Banks have entered into transactions with their directors, executive officers, and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, 2000 and 1999 was $6,407,000 and $6,774,000,
     respectively. During the year ended December 31, 2000 and 1999, new loans to such related parties amounted to $2,451,000 and $2,653,000, respectively, and repayments amounted to $1,296,000 and $2,670,000, respectively.

     During 2000 and 1999, the Company utilized a stock brokerage firm, which is 100% owned by the Company's Chairman, to execute certain transactions on its behalf. The Company uses an unrelated company to act as custodian and clearing firm for its investment assets. Net commissions earned by the traders at the brokerage firm, excluding the Company Chairman, related to investment transactions by the Company in 2000 and 1999 totaled $3,812 and $7,128.

15. FINANCIAL INSTRUMENTS

     The Banks are party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated financial statements. The contract or notional amounts of those instruments reflect the extent of the Banks' involvement in particular classes of financial instruments.

     The Banks' exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Banks use the same credit policies in making commitments and conditional obligations as they do for on-balance sheet instruments.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Banks evaluate each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Banks upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable; inventory; property, plant, and equipment; and income-producing commercial properties.

     Standby letters of credit are conditional commitments issued by the Banks to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     A summary of the notional amounts of the Bank's financial instruments with off-balance sheet risk at December 31, 2000 is as follows:

                                                                 NOTIONAL
                                                                  AMOUNT
                                                              --------------
      Commitments to extend credit                            $   20,162,000
      Commitments to extend credit - Credit Cards                    756,000
      Financial standby letters of credit                            999,000
      Performance standby letters of credit                          760,000
      Commercial letters of credit                                   300,000

     FAIR VALUE OF FINANCIAL INSTRUMENTS

       SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the consolidated balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

     The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

          CARRYING AMOUNTS APPROXIMATE FAIR VALUES for cash and due from banks; interest bearing deposits in banks; federal funds sold; securities available for sale; variable rate loans; accrued interest receivable and payable; demand deposits; NOW, money market, and savings accounts; and variable rate time deposits.

          QUOTED MARKET PRICES, where available, or if not available, based on quoted market prices of comparable instruments for securities to be held to maturity.

          DISCOUNTED CASH FLOWS using interest rates currently being offered on instruments with similar terms and with similar credit quality, including fixed rate loans; fixed rate time deposits; and other debt.

          QUOTED FEES CURRENTLY BEING CHARGED for off-balance-sheet instruments, including letters of credit and loan commitments.

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The estimated fair values of the Company's financial instruments were as follows:

                                                      DECEMBER 31, 2000              DECEMBER 31, 1999
                                                 ---------------------------   ---------------------------
                                                                  (Dollars in Thousands)
                                                   CARRYING          FAIR       CARRYING          FAIR
                                                    AMOUNT          VALUE        AMOUNT          VALUE
                                                 ------------   ------------   ------------   ------------
Financial Assets:
        Cash and due from banks                  $     24,218   $     24,218   $     30,394   $     30,394
        Interest bearing deposits in banks              2,659          2,659          2,299          2,299
        Federal funds sold                             18,335         18,335         11,949         11,949
        Securities available for sale                 255,136        255,136        221,268        221,268
        Securities held to maturity                     2,044          2,137             66             61
        Loans - net                                   253,053        249,895        244,565        249,357
        Accrued interest receivable                     6,230          6,230          5,073          5,073

Financial Liabilities:
        Demand deposits                                83,126         83,126         70,629         70,629
        NOW, money market, and
              savings accounts                        209,898        209,898        193,150        193,150
        Time deposits                                 231,882        232,644        225,961        268,420
        Accrued interest payable                        2,121          2,121          1,591          1,591
        Other debt                                      5,232          5,232          7,017          7,017

     The fair value of off-balance sheet assets and liabilities is not considered significant.

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     LIMITATIONS:

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets or liabilities include the deferred tax asset, bank premises and equipment, other real estate owned, and other assets. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

16. CONCENTRATIONS OF CREDIT

     Substantially all of the Banks' loans, commitments, and letters of credit have been granted to customers in the Banks' market areas which include South and Central Texas. Substantially all of these customers are depositors of the Banks. Investments in state and municipal securities also involve governmental entities within the Banks' market areas. The concentrations of credit by type of loan are set forth in Note 3. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Letters of credit are granted primarily to commercial borrowers.

17. REGULATORY MATTERS

     The amount of dividends that may be declared by the Banks without prior approval of the various regulatory agencies is limited by statutory and regulatory rules.

     The Company and its subsidiary Banks are required to maintain minimum ratios of Tier 1 capital to total average assets and minimum ratios of Tier 1 and total capital to risk weighted assets, as defined by the banking regulators.

     The Company and its subsidiary Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and its

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     subsidiary Banks must meet specific capital guidelines that involve quantitative measures of the Company and its subsidiary Banks assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company and its subsidiary Banks capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Company and its subsidiary Banks to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2000, that the Company and its subsidiary Banks meet all capital adequacy requirements to which it is subject.

     As of December 31, 2000, the most recent notification from the Banking regulators categorized the Company and its subsidiary Banks as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized" the Company and its subsidiary Banks must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institutions' categories.

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



The Company and its subsidiary Banks actual capital amounts and ratios are also presented in the table (Dollars in thousands).

                                                                                               TO BE WELL
                                                                                               CAPITALIZED
                                                                                               UNDER PROMPT
                                                                        FOR CAPITAL             CORRECTIVE
 AS OF DECEMBER 31, 2000:                             ACTUAL         ADEQUACY PURPOSES       ACTION PROVISIONS
                                                -----------------  --------------------    ---------------------
                                                 AMOUNT    RATIO    AMOUNT       RATIO      AMOUNT       RATIO
                                                --------  -------  --------    --------    --------    ---------
 Total Capital to Risk Weighted Assets:
      CONSOLIDATED                              $ 49,571   17.56%  $ 22,585    >= 8.00%    $ 28,231    >= 10.00%

      Eagle Pass                                  27,465   15.43%    14,239    >= 8.00       17,798    >= 10.00

      Laredo                                       9,833   14.25%     5,521    >= 8.00        6,901    >= 10.00

      Rockdale                                     8,275   24.60%     2,691    >= 8.00        3,364    >= 10.00

 Tier 1 Capital to Risk Weighted Assets:
      CONSOLIDATED                              $ 46,142   16.35%  $ 11,293    >= 4.00%    $ 16,939    >=  6.00%

      Eagle Pass                                  25,294   14.21%     7,119    >= 4.00       10,679    >=  6.00

      Laredo                                       9,054   13.12%     2,761    >= 4.00        4,141    >=  6.00

      Rockdale                                     7,855   23.35%     1,346    >= 4.00        2,019    >=  6.00

 Tier 1 Capital to Average Assets:
      CONSOLIDATED                              $ 46,142    8.01%  $ 23,036    >= 4.00%    $ 28,795    >=  5.00%

      Eagle Pass                                  25,294    7.35%    13,757    >= 4.00       17,196    >=  5.00

      Laredo                                       9,054    7.81%     4,638    >= 4.00        5,797    >=  5.00

      Rockdale                                     7,855    7.08%     4,438    >= 4.00        5,548    >=  5.00

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                 TO BE WELL
                                                                                                CAPITALIZED
                                                                                                UNDER PROMPT
                                                                          FOR CAPITAL            CORRECTIVE
AS OF DECEMBER 31, 1999:                             ACTUAL            ADEQUACY PURPOSES      ACTION PROVISIONS
                                               --------------------  ---------  ---------   ---------------------
                                                AMOUNT      RATIO     AMOUNT      RATIO      AMOUNT      RATIO
                                               --------   ---------  ---------  ---------   --------   ----------
Total Capital to Risk Weighted Assets:
      CONSOLIDATED                             $ 46,076     17.47%   $ 21,094   =>   8.00%  $ 26,368    => 10.00%
      Eagle Pass                                 20,299     13.99%     11,607   =>   8.00     14,509    => 10.00
      Laredo                                      9,077     15.50%      4,684   =>   8.00      5,856    => 10.00
      Rockdale                                    7,532     21.86%      2,756   =>   8.00      3,445    => 10.00
      Luling                                      4,356     22.26%      1,566   =>   8.00      1,957    => 10.00
Tier 1 Capital to Risk Weighted Assets:
      CONSOLIDATED                             $ 43,235     16.40%   $ 10,547   =>   4.00%  $ 15,821    => 6.00%
      Eagle Pass                                 19,104     13.17%      5,804   =>   4.00      8,705    => 6.00
      Laredo                                      8,377     14.31%      2,342   =>   4.00      3,513    => 6.00
      Rockdale                                    7,102     20.61%      1,378   =>   4.00      2,067    => 6.00
      Luling                                      4,108     20.99%        783   =>   4.00      1,174    => 6.00
Tier 1 Capital to Average Assets:
      CONSOLIDATED                             $ 43,235      7.86%   $ 21,990   =>   4.00%  $ 27,488    => 5.00%
      Eagle Pass                                 19,104      6.49%     11,777   =>   4.00     14,721    => 5.00
      Laredo                                      8,377      8.14%      4,119   =>   4.00      5,148    => 5.00
      Rockdale                                    7,102      6.45%      4,408   =>   4.00      5,510    => 5.00
      Luling                                      4,108     13.61%      1,207   =>   4.00      1,509    => 5.00

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


18. PARENT COMPANY CONDENSED FINANCIAL STATEMENTS

      Condensed balance sheet information of National Bancshares Corporation of Texas (The Parent Company) at December 31, 2000 and 1999, and the related statements of income and cash flows for the years ended December 31, 2000, 1999 and 1998 are as follows (Dollars in thousands):

BALANCE SHEETS:
                                                                                      DECEMBER 31,
                                                                               ----------------------------
                                                                                   2000           1999
                                                                               ------------    ------------
ASSETS:
Cash                                                                           $        269    $        194
Investment in subsidiaries                                                           59,762          50,093
Fixed assets - net                                                                       53              78
Federal tax benefits due                                                              1,049             923
Deferred tax asset                                                                    3,483           3,185
Other assets                                                                             83             171
                                                                               ------------    ------------
         Total Assets                                                          $     64,699    $     54,644
                                                                               ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Notes payable                                                                  $      3,088    $      2,555
Accrued interest payable and other liabilities
                                                                                        211             186
                                                                               ------------    ------------
         Total Liabilities                                                            3,299           2,741
                                                                               ------------    ------------
Common stock                                                                              5               5
Surplus - common stock                                                               33,832          30,909
Retained earnings                                                                    36,485          31,421
Accumulated other comprehensive income (loss)                                         3,884          (1,751)
Treasury stock, at cost (770,221 shares in 2000, 475,682 shares in 1999)            (12,806)         (8,681)
                                                                               ------------    ------------
         Total Stockholders' Equity                                                  61,400          51,903
                                                                               ------------    ------------
                                                                               $     64,699    $     54,644
                                                                               ============    ============

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


STATEMENTS OF OPERATIONS:
                                                          YEAR ENDED DECEMBER 31,
                                                   ------------------------------------
                                                      2000         1999         1998
                                                   ----------   ----------   ----------
INCOME:
    Dividends from subsidiaries                    $    2,450   $    3,936   $    2,300
    Undistributed earnings of subsidiaries              3,884            8        3,924
    Other income                                           69          128          412
                                                   ----------   ----------   ----------
                                                        6,403        4,072        6,636
                                                   ----------   ----------   ----------
EXPENSES:
    Salaries and employee benefits                        859          773          690
    Occupancy and equipment expenses                      218          227          141
    Interest expense                                      265          383          202
    Professional fees                                     185          200          238
    Other operating expenses                              208          173          249
                                                   ----------   ----------   ----------
                                                        1,735        1,756        1,520
                                                   ----------   ----------   ----------
    INCOME BEFORE FEDERAL INCOME TAX BENEFIT            4,668        2,316        5,116
    Federal income tax benefit                            396          422          172
                                                   ----------   ----------   ----------
    NET INCOME                                     $    5,064   $    2,738   $    5,288
                                                   ==========   ==========   ==========

                  NATIONAL BANCSHARES OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


STATEMENTS OF CASH FLOWS:
                                                                                           YEAR ENDED DECEMBER 31,
                                                                                   --------------------------------------
                                                                                      2000          1999          1998
                                                                                   ----------    ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                         $    5,064    $    2,738    $    5,288
Adjustments to reconcile net income to net cash provided by
  operating activities:
      Equity in earnings of subsidiaries                                               (6,334)       (3,944)       (6,224)
      Dividends received                                                                2,450         3,936         2,300
      Depreciation                                                                         25            27            28
      Tax benefit realized from utilization of deferred tax assets                      2,411         2,227         2,873
      Provision for deferred income taxes                                                (298)          (67)         (122)
      Increase in accrued interest receivable and other assets                            (38)          (68)         (235)
      Increase (decrease) in accrued interest payable and other liabilities                25           (54)          153
                                                                                   ----------    ----------    ----------
            Net cash provided by operating activities                                   3,305         4,795         4,061
CASH FLOWS FROM INVESTING ACTIVITIES:
      Capital expenditures                                                                 --          (406)         (136)
      Capital contribution to subsidiaries                                               (150)         (377)           --
                                                                                   ----------    ----------    ----------
            Net cash used in investing activities                                        (150)         (783)         (136)
CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from advances on debt                                                    3,516            --         6,386
      Principal payments on other debt                                                 (2,983)       (3,631)       (2,500)
      Exercise of common stock options                                                    512            53            14
      Purchase of treasury stock                                                       (4,125)         (600)       (8,081)
                                                                                   ----------    ----------    ----------
            Net cash used in financing activities                                      (3,080)       (4,178)       (4,181)
Net increase (decrease) in cash and due from banks                                         75          (166)         (256)
Cash and due from banks at beginning of year                                              194           360           616
                                                                                   ----------    ----------    ----------
Cash and due from banks at end of year                                             $      269    $      194    $      360
                                                                                   ==========    ==========    ==========

            NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)
                                   (Unaudited)

                                                                                   ------------    ------------
                                                                                     SEPTEMBER       DECEMBER
                                                                                     30, 2001        31, 2000
                                                                                   ------------    ------------

                           ASSETS
Cash and due from banks                                                            $     17,802    $     24,218
Interest-bearing accounts                                                                 1,551           2,659
Federal funds sold                                                                       35,500          18,335
Investment securities available for sale                                                224,895         255,136
Investment securities held to maturity                                                    2,050           2,044
Loans, net of discounts                                                                 290,852         256,482
Allowance for possible loan losses                                                       (3,977)         (3,429)
                                                                                   ------------    ------------
    Net loans                                                                           286,875         253,053
Bank premises and equipment, net                                                         18,781          19,435
Goodwill                                                                                  7,769           8,051
Other assets                                                                              5,996           8,354
                                                                                   ------------    ------------
         Total Assets                                                              $    601,219    $    591,285
                                                                                   ============    ============


             LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
    Demand deposits - non-interest bearing                                         $     89,759    $     83,126
    Interest-bearing transaction accounts (NOW)                                          86,976          92,157
    Savings and money market accounts                                                   111,981         117,741
    Certificates and time deposits under $100,000                                       141,646         136,789
    Certificates and time deposits $100,000 and over                                     92,551          95,093
                                                                                   ------------    ------------
         Total Deposits                                                                 522,913         524,906
                                                                                   ------------    ------------
Accrued interest payable and other liabilities                                            5,306           2,564
Other borrowings                                                                             --           2,328
Long term notes payable                                                                   1,373           2,904
                                                                                   ------------    ------------
         Total Liabilities                                                              529,592         532,702
Stockholders' Equity:
    Common Stock, $.001 par value, 100,000,000 shares authorized, 4,760,874 issued and 3,779,541 outstanding at September 30, 2001 and
      4,751,834 issued and 3,775,501 outstanding at December 31, 2000                         5               5
    Additional paid-in capital                                                           36,033          33,832
    Retained earnings                                                                    40,719          36,485
    Accumulated other comprehensive income, net of tax                                   10,562           3,884
    Treasury Stock, at cost (981,333 shares in 2001, 976,333 shares in 2000)            (15,692)        (15,623)
                                                                                   ------------    ------------
         Total Stockholders' Equity                                                      71,627          58,583
                                                                                   ------------    ------------
         Total Liabilities and Stockholders' Equity                                $    601,219    $    591,285
                                                                                   ============    ============



     See Notes to Consolidated Financial Statements.

            NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                        THREE MONTHS ENDED         NINE MONTHS ENDED
                                                     ------------------------   -----------------------
                                                      SEPTEMBER     SEPTEMBER    SEPTEMBER    SEPTEMBER
                                                      30, 2001      30, 2000     30, 2001      30, 2000
                                                     ----------    ----------   ----------   ----------
INTEREST INCOME:
    Interest and fees on loans                       $    6,216    $    5,844   $   18,296   $   17,131
    Interest on investment securities                     3,407         3,719       11,275       10,580
    Interest on federal funds sold                          293           590          700        1,594
    Interest on deposits in banks                            24            55          105          138
                                                     ----------    ----------   ----------   ----------
         TOTAL INTEREST INCOME                            9,940        10,208       30,376       29,443

INTEREST EXPENSE:
    Interest on deposits                                  3,908         4,886       13,276       13,583
    Interest on debt                                         19            98          158          356
                                                     ----------    ----------   ----------   ----------
         TOTAL INTEREST EXPENSE                           3,927         4,984       13,434       13,939

NET INTEREST INCOME                                       6,013         5,224       16,942       15,504
    Less: Provision for possible loan losses                455           153          745          481
                                                     ----------    ----------   ----------   ----------
NET INTEREST INCOME AFTER PROVISION FOR
    POSSIBLE LOAN LOSSES                                  5,558         5,071       16,197       15,023

NON-INTEREST INCOME:
    Service charges and fees                              1,305         1,222        3,812        3,381
    Net realized gains on securities                         --            48          419          574
    Net (losses) gains on sales of other real
         estate and assets                                   (3)           --           19           11
    Miscellaneous income                                    177           509          319          637
                                                     ----------    ----------   ----------   ----------
         TOTAL NON-INTEREST INCOME                        1,479         1,779        4,569        4,603

NON-INTEREST EXPENSE:
    Salaries and employee benefits                        2,534         2,477        7,707        7,349
    Occupancy and equipment expenses                        844           887        2,499        2,580
    Goodwill amortization                                    94            94          282          282
    Other expenses                                        1,269         1,053        3,738        3,459
                                                     ----------    ----------   ----------   ----------
         TOTAL NON-INTEREST EXPENSE                       4,741         4,511       14,226       13,670

INCOME BEFORE FEDERAL INCOME TAXES                        2,296         2,339        6,540        5,956
Federal income tax expense                                  826           839        2,306        2,155
                                                     ----------    ----------   ----------   ----------
NET INCOME                                           $    1,470    $    1,500   $    4,234   $    3,801
                                                     ==========    ==========   ==========   ==========

BASIC EARNINGS PER SHARE                             $     0.39    $     0.37   $     1.12   $     0.93
                                                     ==========    ==========   ==========   ==========

DILUTED EARNINGS PER SHARE                           $     0.37    $     0.37   $     1.09   $     0.92
                                                     ==========    ==========   ==========   ==========


     See Notes to Consolidated Financial Statements.

            NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                             (Dollars in thousands)
                                   (Unaudited)


                                                                                                          ACCUMULATED
                                                         COMMON STOCK                                        OTHER
                                                 -----------------------------                           COMPREHENSIVE
                                                 NUMBER OF            PAID-IN    RETAINED   TREASURY     INCOME(LOSS),
                                                  SHARES       PAR    CAPITAL    EARNINGS    STOCK         NET OF TAX        TOTAL
                                                 ---------    -----   --------   --------   --------    ----------------   --------
BALANCE AT JANUARY 1, 2000                           4,112    $   5   $ 30,909   $ 31,421   $ (9,951)   $         (1,751)  $ 50,633
Net income                                              --       --         --      5,064         --                  --      5,064
Unrealized gain on securities AFS,
     net of tax and reclassification
     adjustment                                         --       --         --         --         --               5,635      5,635
                                                                                                                           --------
Total comprehensive income                                                                                                   10,699
                                                                                                                           --------
Reduction of deferred tax valuation allowance           --       --      2,411         --         --                  --      2,411
Exercise of Common Stock options                        82       --        512         --         --                  --        512
Treasury stock purchased                              (418)      --         --         --     (5,672)                 --     (5,672)
                                                 ---------    -----   --------   --------   --------    ----------------   --------
BALANCE AT DECEMBER 31, 2000                         3,776    $   5   $ 33,832   $ 36,485   $(15,623)   $          3,884   $ 58,583
                                                 =========    =====   ========   ========   ========    ================   ========
Net income                                              --       --         --      4,234         --                  --      4,234
Unrealized gain on securities AFS,
     net of tax and reclassification
     adjustment                                         --       --         --         --         --               6,678      6,678
                                                                                                                           --------
Total comprehensive income                                                                                                   10,912
                                                                                                                           --------
Reduction of deferred tax valuation allowance           --       --      2,139         --         --                  --      2,139
Exercise of Common Stock options                         9       --         62         --         --                  --         62
Treasury stock purchased                                (5)      --         --         --        (69)                 --        (69)
                                                 ---------    -----   --------   --------   --------    ----------------   --------
BALANCE AT SEPTEMBER 30, 2001                        3,780    $   5   $ 36,033   $ 40,719   $(15,692)   $         10,562   $ 71,627
                                                 =========    =====   ========   ========   ========    ================   ========


Disclosure of reclassification amount:

2001
Unrealized gain on securities arising during period                                                                        $  6,401
Reclassification adjustment for gains included in income, net of tax of $142
                                                                                                                                277
                                                                                                                           --------
Net unrealized gain on securities, net of tax                                                                              $  6,678
                                                                                                                           ========

2000
Unrealized gain on securities arising during period                                                                        $  5,243
Reclassification adjustment for gains included in income, net of tax of $202                                                    392
                                                                                                                           --------
Net unrealized gain on securities, net of tax                                                                              $  5,635
                                                                                                                           ========


     See Notes to Consolidated Financial Statements.

           NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)
                                   (Unaudited)

                                                                                        NINE MONTHS ENDED
                                                                                           SEPTEMBER 30,
                                                                                   ----------------------------
                                                                                       2001            2000
                                                                                   ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                         $      4,234    $      3,801
Adjustments to reconcile net income to net cash provided by
  operating activities:
      Depreciation and amortization                                                         970           1,753
      Tax benefit realized from utilization of deferred tax assets                        2,139           1,845
      Provision for possible loan losses                                                    745             481
      Net realized gain on securities available for sale                                   (419)           (574)
      Write-down of other real estate owned                                                  10              --
      Gain on sale of other real estate owned and other assets                              (19)            (11)
      Decrease in accrued interest receivable and other assets                            1,438             107
      Increase in accrued interest payable and other liabilities                            393             769
                                                                                   ------------    ------------
           Net cash provided by operating activities                                      9,491           8,171
CASH FLOWS FROM INVESTING ACTIVITIES:
      Net increase in federal funds sold                                                (17,165)        (10,464)
      Net decrease (increase) in interest-bearing accounts                                1,108          (1,216)
      Net increase in loans                                                             (34,803)         (5,772)
      Purchases of securities available for sale                                           (776)        (70,356)
      Proceeds from sales of securities available for sale                               40,187          43,879
      Proceeds from maturities of securities available for sale                           1,830           3,697
      Purchases of securities held to maturity                                               --          (1,973)
      Capital expenditures                                                                 (504)         (1,254)
      Proceeds from sale of other real estate owned                                          74             713
                                                                                   ------------    ------------
           Net cash used in investing activities                                        (10,049)        (42,746)
CASH FLOWS FROM FINANCING ACTIVITIES:
      Net (decrease) increase in demand deposits, NOW accounts,
           savings and money-market accounts                                             (4,308)         21,647
      Net increase in certificates of deposit and time deposits                           2,316           7,432
      Proceeds from advances on other borrowings and long term notes payable                 --           2,468
      Principal payments on other borrowings and long term notes payable                 (3,859)         (5,115)
      Purchase of treasury stock                                                            (69)         (3,059)
      Proceeds from exercise of common stock options                                         62             512
                                                                                   ------------    ------------
           Net cash (used in) provided by financing activities                           (5,858)         23,885

Net decrease in cash and due from banks                                                  (6,416)        (10,690)
                                                                                   ------------    ------------
Cash and due from banks at beginning of period                                           24,218          30,394
                                                                                   ------------    ------------
Cash and due from banks at end of period                                           $     17,802    $     19,704
                                                                                   ============    ============

SCHEDULE OF SUPPLEMENTAL CASH FLOW INFORMATION:
      Interest paid                                                                $     13,994    $     13,712
      Federal income taxes paid                                                             125              80
Non-cash items:
      Loans originated to facilitate the sale of foreclosed assets                           24              --
      Loan foreclosures                                                                     236              --


     See Notes to Consolidated Financial Statements.

            NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

     NOTE 1 - BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements of National Bancshares Corporation of Texas ("the Company") and its wholly-owned subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-Q of Regulation S-K. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The consolidated financial statements include the accounts of the parent company and all subsidiaries. All significant intercompany balances and transactions have been eliminated. Certain items in prior period's financial statements have been reclassified in conformity with the current year's presentation. The consolidated financial statements are unaudited, but include all adjustments (consisting primarily of normal recurring accruals) which, in the opinion of management, are necessary for a fair statement of the results of the periods presented. The results of operations for the nine-month period ended September 30, 2001 are not necessarily indicative of the results that may be reported for the year. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Form 10-K for the year ended December 31, 2000.


     NOTE 2 - SUBSIDIARIES

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, NBT Securities Holdings, Inc. and NBT of Delaware, Inc. It also includes the accounts of NBT Securities Holdings, Inc.'s wholly-owned subsidiary, NBC Financial, Inc. and the accounts of NBT of Delaware, Inc.'s wholly-owned subsidiaries NBC Bank, N.A. (Eagle Pass, Texas) (the "Bank") and NBC Holdings - Texas, Inc. (San Antonio, Texas). As of March 31, 2001, NBC Bank - Laredo, N.A. and NBC Bank were merged into NBC Bank, N.A.

     NOTE 3 - INVESTMENT SECURITIES

     The following tables present the amortized cost and approximate fair value of the investment securities portfolio as of September 30, 2001 and December 31, 2000 (Dollars in thousands):

                                                                                      SEPTEMBER 30, 2001
                                                                   ---------------------------------------------------------
                                                                                     GROSS          GROSS
                                                                     AMORTIZED     UNREALIZED     UNREALIZED     APPROXIMATE
                                                                       COST          GAINS          LOSSES       FAIR VALUE
                                                                   ------------   ------------   ------------   ------------
SECURITIES AVAILABLE FOR SALE:
      U.S. Treasury securities                                     $     89,020   $      6,527   $         --   $     95,547
      U.S. Government agency and mortgage-backed securities             118,906          9,475             --        128,381
      Other securities including Federal Reserve Bank stock                 967             --             --            967
                                                                   ------------   ------------   ------------   ------------
          Total                                                    $    208,893   $     16,002   $         --   $    224,895
                                                                   ============   ============   ============   ============

SECURITIES HELD TO MATURITY:
      U.S. Government agency and mortgage-backed securities        $      1,982   $        169   $         --   $      2,151
      Foreign debt securities                                                68              6             --             74
                                                                   ------------   ------------   ------------   ------------
          Total                                                    $      2,050   $        175   $         --   $      2,225
                                                                   ============   ============   ============   ============

                                                                                    DECEMBER 31, 2000
                                                               -----------------------------------------------------------
                                                                                 GROSS           GROSS
                                                                 AMORTIZED     UNREALIZED      UNREALIZED      APPROXIMATE
                                                                   COST          GAINS           LOSSES        FAIR VALUE
                                                               ------------   ------------    ------------    ------------
SECURITIES AVAILABLE FOR SALE:
   U.S. Treasury securities                                    $    123,122   $      3,236    $         --    $    126,358
   U.S. Government agency and mortgage-backed securities            123,009          3,580            (164)        126,425
   Other securities including Federal Reserve Bank stock              3,119             46            (812)          2,353
                                                               ------------   ------------    ------------    ------------
    Total                                                      $    249,250   $      6,862    $       (976)   $    255,136
                                                               ============   ============    ============    ============

SECURITIES HELD TO MATURITY:
   U.S. Government agency and mortgage-backed securities       $      1,977   $         95    $         --    $      2,072
   Foreign debt securities                                               67             --              (2)             65
                                                               ------------   ------------    ------------    ------------
    Total                                                      $      2,044   $         95    $         (2)   $      2,137
                                                               ============   ============    ============    ============

     Unrealized gains and losses on investment securities held at September 30, 2001 and December 31, 2000 have been determined to be temporary market fluctuations.

     The following table shows the maturity schedule of the Company's investment portfolio as of September 30, 2001 (Dollars in thousands):

                                                       SEPTEMBER 30, 2001
                                     ---------------------------------------------------------
                                         AVAILABLE FOR SALE              HELD TO MATURITY
                                     ---------------------------   ---------------------------
                                       AMORTIZED     APPROXIMATE     AMORTIZED     APPROXIMATE
                                         COST        FAIR VALUE        COST         FAIR VALUE
                                     ------------   ------------   ------------   ------------
Due in one year or less              $      2,231   $      2,254   $         18   $         18
Due in one year to five years             176,970        190,403          2,032          2,207
Due from five to ten years                 27,692         30,212             --             --
Due after ten years                            --             --             --             --
                                     ------------   ------------   ------------   ------------
      Total                               206,893        222,869          2,050          2,225
Equity Securities                             327            327             --             --
Mortgage-backed securities                  1,033          1,059             --             --
Federal Reserve Bank stock                    640            640             --             --
                                     ------------   ------------   ------------   ------------
      Total                          $    208,893   $    224,895   $      2,050   $      2,225
                                     ============   ============   ============   ============

     The carrying value of investment securities pledged to secure public funds amounted to approximately $81,800,000 at September 30, 2001 and $90,166,000 at December 31, 2000.

     NOTE 4 - LOANS AND ALLOWANCE FOR POSSIBLE LOAN LOSSES

     An analysis of the allowance for possible loan losses for the nine months ended September 30, 2001 and 2000 is presented below (dollars in thousands):

                                                         NINE MONTHS ENDED
                                                           SEPTEMBER 30,
                                                   ----------------------------
                                                       2001           2000
                                                   ------------    ------------
Balance at beginning of period                     $      3,429    $      2,841
      Provision for possible loan losses                    745             481
      Losses charged to the allowance                      (359)           (208)
      Recoveries credited to the allowance                  162             156
                                                   ------------    ------------
          Net (charge-offs) recoveries                     (197)            (52)
                                                   ------------    ------------
Balance at end of period                           $      3,977    $      3,270
                                                   ============    ============

     A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement, including scheduled principal and interest payments. At September 30, 2001 and 2000, the Company had impaired loans of $2,497,000 and $1,638,000, respectively. The allowance for loan losses related to those loans was $387,000 and $271,000, respectively. The average recorded investment in impaired loans during the nine months ended September 30, 2001 and 2000, was $2,085,000 and $1,831,000, respectively. Interest income of approximately $13,000 and $71,000 on impaired loans was recognized for cash payments received during the nine months ended September 30, 2001 and 2000, respectively.

     NOTE 5 - OTHER BORROWINGS AND NOTES PAYABLE

     On October 2, 1999, the Company executed a $3,237,000 note with The Independent BankersBank in Dallas. The note had a variable interest rate at prime rate as published by the Wall Street Journal. The note had a maturity of October 2, 2002. The note was collateralized by the common stock of NBT of Delaware, Inc. and the stock of the Bank. The Company also executed a one year $4 million revolving line of credit dated October 29, 1999 with The Independent BankersBank. The line had an interest at Wall Street Journal prime and maturity date of May 26, 2001. Both the note and the line of credit were paid off on May 22, 2001.

     In July 1995, September 1998, December 1998 and January 1999, the Bank borrowed $175,000, $100,000, $1,250,000 and $1,000,000, respectively, from the Federal Home Loan Bank of Dallas. The notes bear interest rates of 6.393%, 5.15%, 5.126%, and 5.216%, respectively. The maturity dates of the notes are August 2015, October 2018, January 2004, and February 2004, respectively. Principal and interest payments are due monthly in the approximate amount of $45,000 per month in the aggregate with the remaining balances due at maturity. The aggregate balance outstanding at September 30, 2001 was $1,373,000.

     NOTE 6 - COMMON STOCK AND EARNINGS PER COMMON SHARE

     A reconciliation of earnings per share follows:

                          THREE MONTHS ENDED          NINE MONTHS ENDED
                             SEPTEMBER 30,              SEPTEMBER 30,
                       -----------------------   -----------------------
                          2001         2000         2001         2000
                       ----------   ----------   ----------   ----------

BASIC EPS:
Net income             $     0.39   $     0.37   $     1.12   $     0.93
                       ==========   ==========   ==========   ==========

DILUTED EPS:
Net income             $     0.37   $     0.37   $     1.09   $     0.92
                       ==========   ==========   ==========   ==========



                                                   THREE MONTHS ENDED          NINE MONTHS ENDED
                                                      SEPTEMBER 30,              SEPTEMBER 30,
                                                -----------------------   -----------------------
                                                   2001         2000         2001         2000
                                                ----------   ----------   ----------   ----------

Net Income                                      $    1,470   $    1,500   $    4,234   $    3,801
                                                ==========   ==========   ==========   ==========

Weighted average number of common
    shares used in Basic EPS                     3,773,710    4,006,852    3,771,767    4,088,388
Effect of dilutive stock options                   147,800       25,598      109,795       45,160
                                                ----------   ----------   ----------   ----------


Weighted number of common shares
    and dilutive potential common stock
    used in Diluted EPS                          3,921,510    4,032,450    3,881,562    4,133,548
                                                ==========   ==========   ==========   ==========

     NOTE 7 - INCOME TAX EXPENSE

     The provision for federal income tax consisted of the following (Dollars in thousands):

                                      THREE MONTHS ENDED            NINE MONTHS ENDED
                                         SEPTEMBER 30,                SEPTEMBER 30,
                                 ---------------------------   ---------------------------
                                     2001           2000           2001           2000
                                 ------------   ------------   ------------   ------------
Currently Paid or Payable        $         46   $         39   $        123   $         79
Deferred Expense                          780            800          2,183          2,076
                                 ------------   ------------   ------------   ------------
         Total                   $        826   $        839   $      2,306   $      2,155
                                 ============   ============   ============   ============

     FOR FEDERAL INCOME TAX PURPOSES, THE COMPANY HAS APPROXIMATELY $77 MILLION IN NET OPERATING LOSS CARRYFORWARDS AS OF SEPTEMBER 30, 2001 WHICH WILL BE AVAILABLE TO REDUCE INCOME TAX LIABILITIES IN FUTURE YEARS. THE PRECONFIRMATION NET OPERATING LOSS CARRYFORWARDS AROSE FROM THE COMPANY'S EMERGENCE FROM A REORGANIZATION UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE IN MAY 1992. IF UNUSED, APPROXIMATELY $73 MILLION OF SUCH CARRYFORWARDS WILL EXPIRE IN 2005, WITH THE REMAINING APPROXIMATELY $4 MILLION EXPIRING IN 2006.

    Pursuant to SFAS No. 109, the Company has available certain deductible temporary differences and net operating loss carryforwards for use in future tax reporting periods, which created deferred tax assets. SFAS No. 109 requires that deferred tax assets be reduced by a valuation allowance if, based on the weight of the available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. During the nine months ended September 30, 2001 and 2000, the deferred tax asset valuation allowance was reduced by $2,139,000 and $1,845,000, respectively, to adjust the recorded net deferred tax asset to an amount considered more likely than not to be realized. The deferred tax asset related to the operating loss carry forwards net of the valuation allowance and recorded on the books of the Company was approximately $3,186,000 at September 30, 2001. Realization of this asset is dependent on generating sufficient taxable income prior to the expiration of the loss carryforwards. Realization could also be affected by a significant ownership change of the Company over a period of three years as set forth in the Internal Revenue Code. Although realization of the net deferred tax asset is not assured because of these uncertainties, management believes it is more likely than not that the recorded deferred tax asset, net of the valuation allowance, will be realized.

     In accordance with AICPA SOP No. 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code", income tax benefits recognized from preconfirmation net operating loss carryforwards and other tax assets are used first to reduce the reorganization value in excess of amounts allocable to identifiable assets and then to increase additional paid-in capital.

     NOTE 8 - INTANGIBLE ASSETS

     The excess cost over fair value of net assets of businesses acquired (goodwill) is amortized on a straight-line basis over 25 years. Such goodwill is periodically evaluated as to the recoverability of its carrying value. The Company acquired three Wells Fargo branches in July 1997 and The First National Bank in Luling in September 1996 which created the goodwill.


     NOTE 9 - STOCK REPURCHASE PLAN

     The Company began a stock repurchase plan in 1997 authorizing management to purchase up to 1,300,000 shares of the Company's common stock through the open market based on market conditions. In the first nine months of 2001 and 2000, 5,000 shares and 220,833 shares, respectively, were purchased by the Company through the open market at an average cost of $13.81 and $13.85 per share, respectively.


     NOTE 10 - MERGER WITH INTERNATIONAL BANCSHARES CORPORATION

     On July 30, 2001, the Company and International Bancshares Corporation ("IBC"), a multi-bank holding company located in Laredo, Texas, entered into a definitive agreement whereby NBC Acquisition Corp., a wholly owned subsidiary of IBC, will merge with and into the Company. The Company will be the surviving corporation in the merger and will become a wholly-owned subsidiary of IBC. The agreement provides that the acquisition is to be accomplished through a cash tender offer for all of the Company's stock at a price of $24.75 per share. The offer was commenced on August 9, 2001 and was to terminate on September 7, 2001, unless extended. The offer has been extended to November 14, 2001. The merger agreement requires the Company to pay a termination fee of $3 million to IBC if the merger agreement terminates under a number of specified circumstances related to the Company's acceptance of a superior proposal. The transaction is subject to regulatory approvals and to other customary conditions, including the tender of at least two-thirds of the outstanding shares of the Company on a fully diluted basis, which condition may be waived by the parties. A copy of the Merger Agreement is included as an exhibit to Schedule 14D-9 filed by the Company on August 9, 2001.

     NOTE 11 - RECENT ACCOUNTING PRONOUNCEMENTS

     BUSINESS COMBINATIONS AND GOODWILL AND OTHER INTANGIBLE ASSETS

     In July 2001, the FASB issued Statement No. 141 ("SFAS No. 141"), "Business Combinations", and Statement No. 142 ("SFAS No. 142"), "Goodwill and Other Intangible Assets". SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 as well as all purchase method business combinations completed after June 30, 2001. SFAS No. 141 also specifies criteria intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. SFAS No. 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets".

     The Company is required to adopt the provisions of SFAS No. 141 immediately, and SFAS No. 142 effective January 1, 2002. Furthermore, any goodwill and any intangible asset determined to have an indefinite useful life that are acquired in a purchase business combination completed after June 30, 2001 will not be amortized, but will continue to be evaluated for impairment in accordance with the appropriate pre-SFAS No. 142 accounting literature. Goodwill and intangible assets acquired in business combinations completed before July 1, 2001 will continue to be amortized prior to the adoption of SFAS No. 142.

     SFAS No. 141 will require, upon adoption of SFAS No. 142, that the Company evaluate its existing intangible assets and goodwill that were acquired in a prior purchase business combination, and to make any necessary reclassifications in order to conform with the new criteria in SFAS No. 141 for recognition apart from goodwill. Upon adoption of SFAS No. 142, the Company will be required to reassess the useful lives and residual values of all intangible assets acquired in purchase business combinations, and make any necessary amortization period adjustments by the end of the first interim period after adoption. In addition, to the extent an intangible asset is identified as having an indefinite useful life, the Company will be required to test the intangible asset for impairment in accordance with the provisions of SFAS No. 142 within the first interim period. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period.

     In connection with the transitional goodwill impairment evaluation, SFAS No. 142 will require the Company to perform an assessment of whether there is an indication that goodwill is impaired as of the date of adoption. To accomplish this the Company must identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of the date of adoption. The Company will then have up to six months from the date of adoption to determine the fair value of each reporting unit and compare it to the reporting unit's carrying amount. To the extent a reporting unit's carrying amount exceeds its fair value, an indication exists that the reporting unit's goodwill may be impaired and the Company must perform the second step of the transitional impairment test. In the second step, the Company must compare the implied fair value of the reporting unit's goodwill, determined by allocating the reporting unit's fair value to all of its assets (recognized and unrecognized) and liabilities in a manner similar to a purchase price allocation in accordance with SFAS No. 141, to its carrying amount, both of which would be measured as of the date of adoption. This second step is required to be completed as soon as possible, but no later than the end of the year of adoption. Any transitional impairment loss will be recognized as the cumulative effect of a change in accounting principle in the Company's consolidated statement of income.

     As of the date of adoption, the Company expects to have unamortized goodwill in the amount of $7,675,000, which will be subject to the transition provisions of SFAS No. 141 and 142. Amortization expense related to goodwill was $376,000 and $282,000 for the year ended December 31, 2000 and the nine months ended September 30, 2001, respectively. Because of the extensive effort needed to comply with adopting SFAS No. 141 and 142, it is not practicable to reasonably estimate the impact of adopting these Statements on the Company's consolidated financial statements at the date of this report, including whether any transitional impairment losses will be required to be recognized as the cumulative effect of a change in accounting principle.

     TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES

     The Financial Accounting Standards Board's Statement No. 140 ("SFAS No. 140"), "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", replaces the Financial Accounting Standards Board's Statement No. 125 ("SFAS No. 125") "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", but carries over most of SFAS No. 125's provisions without change. SFAS No. 140 elaborates on the qualifications necessary for a special-purpose entity, clarifies sales accounting criteria in certain circumstances, refines accounting for collateral, and adds disclosures for collateral, securitizations, and retained interests in securitized assets. This statement should be applied prospectively and is effective for transactions occurring after March 31, 2001. Disclosure requirements of this statement and any changes in accounting for collateral were effective for fiscal years ending after December 15, 2000. Adoption of SFAS No. 140 did not have an impact on the Company's consolidated financial statements.

     DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     In June 1998 the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Certain Hedging Activities." In June 2000 the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activity, an Amendment of SFAS 133." SFAS No. 133 and SFAS No. 138 require that all derivative instruments be recorded on the balance sheet at their respective fair values. SFAS No. 133 and SFAS No. 138 are effective for all fiscal quarters of all fiscal years beginning after June 30, 2000; the Company adopted SFAS No. 133 and SFAS No. 138 on January 1, 2001. The Company does not currently hold any derivative instruments and does not have any hedging activity. The adoption of SFAS 133 did not have an impact on the Company's consolidated financial statements.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JULY 30, 2001

                                      AMONG

                      INTERNATIONAL BANCSHARES CORPORATION,

                              NBC ACQUISITION CORP.

                                       AND

                    NATIONAL BANCSHARES CORPORATION OF TEXAS

                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
                                  Article I.

                            THE OFFER AND THE MERGER

1.1   The Offer.................................................................     5
1.2   Actions by the Company....................................................     6
1.3   The Merger................................................................     7
1.4   Effective Time of the Merger..............................................     7
1.5   Closing...................................................................     7

                                   Article II.

                            THE SURVIVING CORPORATION

2.1   Articles of Incorporation.................................................     7
2.2   By-laws...................................................................     8
2.3   Board of Directors and Officers...........................................     8
2.4   Effects of Merger.........................................................     8

                                  Article III.

                              CONVERSION OF SHARES

3.1   Effect on Capital Stock...................................................     8
3.2   Shares of Dissenting Shareholders.........................................     8
3.3   Further Assurances........................................................     8
3.4   Exchange of Certificates..................................................     9
3.5   Withholding Taxes.........................................................    10

                                   Article IV.

                         REPRESENTATIONS AND WARRANTIES

4.1   Representations and Warranties of the Company.............................    11
4.2   Representations and Warranties of Parent..................................    24
4.3   Representations and Warranties of Sub.....................................    26

                                   Article V.

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1   Covenants of the Company..................................................    26
5.2   Covenants of Parent.......................................................    30
5.3   Advice of Changes; Governmental Filings...................................    31
5.4   Control of the Company's Business.........................................    31

                                   Article VI.

                              ADDITIONAL AGREEMENTS

6.1    Preparation of Proxy Statement;  Company Shareholders Meeting............    31
6.2    Access to Information and Confidentiality................................    32
6.3    Commercially Reasonable Efforts..........................................    33
6.4    Acquisition Proposals....................................................    34
6.5    Treatment of the Company Stock Options; Other Stock Plans; Employee
        Benefits Matters........................................................    35
6.6    Directors................................................................    36
6.7    Fees and Expenses........................................................    37
6.8    Directors' and Officers' Indemnification and Insurance...................    37
6.9    Public Announcements.....................................................    39
6.10  Environmental Investigation; Right to Terminate Agreement.................    39
6.11  Investment Portfolio......................................................    41

                                  Article VII.

                              CONDITIONS PRECEDENT

7.1   Conditions to Each Party's Obligation to Effect the Merger................    41

                                  Article VIII.

                            TERMINATION AND AMENDMENT

8.1   Termination...............................................................    42
8.2   Effect of Termination.....................................................    43
8.3   Amendment.................................................................    44
8.4   Extension; Waiver.........................................................    44

                                   Article IX.

                               GENERAL PROVISIONS

9.1    Non-Survival of Representations, Warranties and Agreements...............    44
9.2    Notices..................................................................    45
9.3    Interpretation...........................................................    46
9.4    Counterparts.............................................................    46
9.5    Entire Agreement; Third Party Beneficiaries..............................    46
9.6    Governing Law............................................................    46
9.7    Severability.............................................................    46
9.8    Assignment...............................................................    46
9.9    Submission to Jurisdiction; Waivers......................................    46
9.10   Enforcement...............................................................   47
9.11   Definitions...............................................................   47
9.12   Other Agreements..........................................................   49
9.13   Arbitration; Waiver of Trial by Jury......................................   49

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of July 30, 2001 (this "Agreement"), among INTERNATIONAL BANCSHARES CORPORATION, a Texas corporation ("Parent"), NBC ACQUISITION CORP., a Texas corporation and a direct wholly owned subsidiary of Parent ("Sub"), and NATIONAL BANCSHARES CORPORATION OF TEXAS, a Texas corporation (the "Company").

                                   WITNESSETH:

     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved, and the respective Boards of Directors of Parent, Sub and the Company have declared advisable the acquisition of the Company by Parent upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, in furtherance of such acquisition, Parent proposes to cause Sub to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all the outstanding shares of common stock, par value $.001 per share, of the Company (the "Shares"), at a price per Share equal to the Merger Consideration (as defined below), without interest, upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company deem it advisable and in the best interests of each corporation and its respective shareholders that Sub merge with, and in to, the Company (the "Merger"), with the Company as the surviving corporation (the "Surviving Corporation") in the Merger, upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding Share, other than Shares owned by Parent, Sub or the Company, and other than Dissenting Shares (as defined below), will be converted into the right to receive the price per Share paid pursuant to the Offer;

     WHEREAS, the respective Boards of Directors of each of Parent, Sub and the Company have adopted resolutions approving the Offer, the Merger, this Agreement and the transactions contemplated hereby to which each such party is a party;

     WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger; WHEREAS, simultaneously with the execution and delivery of this Agreement, certain beneficial and record shareholders of the Company owning in the aggregate 503,867 shares of the Company's common stock are entering into agreements (collectively, the "Shareholder Agreements") pursuant to which, among other things, such shareholders (severally and not jointly) have agreed (i) to tender all of such shares then owned by them to Sub pursuant to the Offer and
(ii) to vote all of such shares in favor of this Agreement and the Merger;

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein the parties hereto agree as follows:

                                   ARTICLE I.

                            THE OFFER AND THE MERGER

     1.1 THE OFFER.

     (a) Subject to the conditions of this Agreement, as promptly as practicable but in no event later than five Business Days after the date of the public announcement of this Agreement, Sub shall, and Parent shall cause Sub to, commence the Offer within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"). The obligations of Sub to, and of Parent to cause Sub to, commence the Offer and accept for payment, and pay for, any Shares tendered pursuant to the Offer are subject to the conditions set forth in Annex A. Sub expressly reserves the right to waive any condition to the Offer or amend or modify the terms of the Offer, except that, without the consent of the Company, Sub shall not (i) reduce the number of Shares subject to the Offer, (ii) reduce the price per Share to be paid pursuant to the Offer,
(iii) waive the Minimum Tender Condition, add to the conditions set forth in Annex A or modify any condition set forth in Annex A in any manner adverse to the holders of Shares, (iv) except as provided in the next sentence, extend the Offer, (v) change the form of consideration payable in the Offer or (vi) otherwise amend the Offer in any manner adverse to the holders of Shares. Notwithstanding the foregoing, Sub may, without the consent of the Company, (A) extend the Offer, if at the scheduled expiration date of the Offer any of the conditions to Sub's obligation to purchase Shares are not satisfied, until such time as such conditions are satisfied or waived, (B) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer and (C) extend the Offer for any reason on one or more occasions for a period of not more than five business days beyond the latest expiration date that would otherwise be permitted under clause
(A) or (B) of this sentence. Parent and Sub agree that if all of the conditions to the Offer are not satisfied on any scheduled expiration date of the Offer then, provided that all such conditions are reasonably capable of being satisfied, Sub shall extend the Offer from time to time until such conditions are satisfied or waived, provided that Sub shall not be required to extend the Offer beyond the Outside Date (as hereinafter defined). On the terms and subject to the conditions of the Offer and this Agreement, Sub shall, and Parent shall cause Sub to, pay for all Shares validly tendered and not withdrawn pursuant to the Offer that Sub becomes obligated to purchase pursuant to the Offer as soon as practicable after the expiration of the Offer.

     (b) On the date of commencement of the Offer, Parent and Sub shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). Parent and Sub agree that the Offer Documents shall comply as to form in all material respects with the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations promulgated thereunder and the Offer Documents, on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Sub with respect to information supplied by the Company or any of its shareholders specifically for inclusion or incorporation by reference in the Offer Documents. Each of Parent, Sub and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Parent and Sub shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and the Offer Documents as so amended or supplemented to be disseminated to the Company's shareholders, in each case as and to the extent required by applicable Federal securities laws. The Company and its counsel shall be given reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the SEC or dissemination to the shareholders of the Company. Parent and Sub shall provide the Company and its counsel in writing with any comments Parent, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments. On the Business Day immediately following the Determination Date, Parent and Sub shall file an amendment to the Schedule TO setting forth, and shall publicly announce, (i) the Intended Take-Down Date and (ii) the definitive Merger Consideration.

     (c) "Merger Consideration" shall mean an amount equal to the difference of
(1) $24.75 minus (2) the Per Share Environmental Adjustment Amount (as hereinafter defined).

     (i) "Determination Date" shall mean the Business Day immediately preceding the date that is ten (10) Business Days prior to the Intended Take-Down Date.

     (ii) "Intended Take-Down Date" shall mean the date on which Sub intends, subject to the conditions set forth in Annex A, to first purchase any Shares pursuant to the Offer, notice of which date Parent shall give to the Company at least three (3) Business Days prior to the Determination Date, provided, however, that Parent shall not give such notice until all conditions set forth in Annex A (other than conditions that cannot be satisfied until the date of Sub's first purchase of Shares pursuant to the Offer) have been satisfied or waived or are reasonably expected to be satisfied within the period prior to the Intended Take-Down Date.

     (d) Parent shall provide or cause to be provided to Sub on a timely basis the funds necessary to purchase any Shares that Sub becomes obligated to purchase pursuant to the Offer.

     1.2 ACTIONS BY THE COMPANY.

     (a) The Company hereby approves of and consents to the Offer, the Merger and the other transactions contemplated by this Agreement.

     (b) On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended or supplemented from time to time, the "Schedule 14D-9") describing the recommendation of the Board of Directors of the Company to the Company's shareholders that they accept the Offer, tender their Shares pursuant to the Offer and approve this Agreement and shall mail the Schedule 14D-9 to the holders of the Shares. The Schedule 14D-9 shall comply as to form in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by Parent or Sub specifically for inclusion in the Schedule 14D-9. Each of the Company, Parent and Sub shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the
Schedule 14D-9 as so amended or
supplemented to be filed with the SEC and disseminated to the Company's shareholders, in each case as and to the extent required by applicable Federal securities laws. Parent and its counsel shall be given reasonable opportunity to review and comment upon the Schedule 14D-9 prior to its filing with the SEC or dissemination to shareholders of the Company. The Company shall provide Parent and its counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

     (c) In connection with the Offer and the Merger, the Company shall cause its transfer agent to furnish Sub promptly with mailing labels containing the names and addresses of the record holders of Shares as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of shareholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Shares, and shall furnish to Sub such information and assistance (including updated lists of shareholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to the Company's shareholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, the Merger and the other transactions contemplated by this Agreement and the Shareholder Agreements, Parent and Sub shall hold in confidence the information contained in any such labels, listings and files, shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, shall, upon request, deliver to the Company all copies of such information then in their possession.

     1.3 THE MERGER. Upon the terms and subject to the conditions hereof, at the Effective Time (as hereinafter defined), Sub shall be merged with and into the Company and the separate existence of Sub shall thereupon cease, and the Surviving Corporation shall by virtue of the Merger continue its corporate existence under the laws of the State of Texas.

     1.4 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at the date and time (the "Effective Time") when Articles of Merger meeting the requirements of the Texas Business Corporation Act (the "TBCA") shall have been duly executed and filed in accordance with the TBCA, or at such other time as is specified in such Articles of Merger in accordance with the TBCA, which Articles of Merger shall be filed as soon as practicable following fulfillment of the conditions set forth in Article VII hereof.

     1.5 CLOSING. The closing of the Merger (the "Closing") shall take place at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, at 10:00 a.m. local time on the day which is no later than 3 Business Days after the day on which the last of the conditions set forth in
Article VII (other than those that can only be fulfilled at the Effective Time) is fulfilled or waived or at such other time and place as Parent and the Company shall agree in writing. The date on which the Closing is held is sometimes referred to herein as the "Closing Date."

                                   ARTICLE II.

                            THE SURVIVING CORPORATION

     2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of the Sub as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until further amended in accordance with its terms and as provided by law and this Agreement.

     2.2 BY-LAWS. The By-laws of Sub, as in effect at the Effective Time, shall be the By-laws of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided by law and this Agreement.

     2.3 BOARD OF DIRECTORS AND OFFICERS. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of the Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

     2.4 EFFECTS OF MERGER. The Merger shall have the effects set forth in the TBCA.

                                  ARTICLE III.

                              CONVERSION OF SHARES

     3.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any capital stock:

     (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

     (b) Cancellation of Treasury Shares and Parent Owned Shares. All Shares that are owned directly or indirectly by the Company as treasury stock or by any wholly owned subsidiary of the Company and any Shares owned by Parent, Sub or any other wholly owned subsidiary of Parent shall be canceled, and no consideration shall be delivered in exchange therefor.

     (c) Conversion of Shares. At the Effective Time, each issued and outstanding Share (other than Shares to be canceled in accordance with Section 3.1(b) and the Dissenting Shares) shall be converted into the right to receive from the Surviving Corporation in cash, without interest the Merger Consideration, which amount is equal to the per share price paid in the Offer.

     3.2 SHARES OF DISSENTING SHAREHOLDERS. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares ("Dissenting Shares") held by a shareholder who demands appraisal of such Shares pursuant to
Section 5.12 of the TBCA (a "Dissenting Shareholder") shall not be converted as described in Section 3.1(c) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the laws of the State of Texas; provided, however, that Shares outstanding immediately prior to the Effective Time and held by a Dissenting Shareholder who shall, after the Effective Time, withdraw such Dissenting Shareholder's demand for appraisal or lose such Dissenting Shareholder's right of appraisal, in either case pursuant to the TBCA, shall be deemed to be converted, as of the Effective Time, into the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any written demands for appraisal of Shares received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, voluntarily make any payments with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

     3.3 FURTHER ASSURANCES. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the constituent corporations to the Merger or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its appropriate officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations to the Merger, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such constituent corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such constituent corporation and otherwise to carry out the purposes of this Agreement.

     3.4 EXCHANGE OF CERTIFICATES.

     (a) On or before the first date on which Shares can be purchased pursuant to the Offer and on or before the Effective Time of the Merger, Parent shall cause Sub to deposit with a bank or trust company selected by Parent, and reasonably acceptable to the Company (the "Paying Agent"), for the benefit of the holders of Shares, an amount equal to the aggregate Merger Consideration to which the holders of Shares shall be entitled to pursuant to the Offer (to the extent Shares shall have theretofore been validly tendered and not withdrawn) or at the Effective Time (as appropriate) pursuant to Section 3.1(c) (the "Exchange Fund").

     (b) As soon as practicable after the Effective Time (but in no event later than five (5) days after the Effective Time), Parent will cause the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding Shares which were converted as of the Effective Time into the right to receive the Merger Consideration ("Certificates"), (i) a notice of the effectiveness of the Merger and (ii) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent) and instructions to effect the surrender of the Certificates in exchange for the Merger Consideration, in each case customary for transactions such as the Merger. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, less any amounts required to be withheld pursuant to applicable tax laws, payable with respect to the Shares formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. The Paying Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing Shares which have been converted, in whole or in part, pursuant to this Agreement, into the right to receive cash, and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of such cash. If cash is to be remitted to a name other than that in which the certificate for Shares surrendered is registered, it shall be a condition to the payment of the Merger Consideration for the Shares represented by such certificates that the certificate so surrendered shall be properly endorsed, with signature guaranteed or otherwise in proper form for transfer and that the person requesting such Merger Consideration shall pay to the Company or its transfer agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person or entity other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Company or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.4(b), each certificate for Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration for each Share. No interest will be paid or will accrue on any cash payable as Merger Consideration.

     (c) All cash paid upon the surrender for exchange of certificates representing Shares in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares exchanged for cash theretofore represented by such certificates.

     (d) Any cash deposited in the Exchange Fund which remains undistributed to the holders of the certificates representing Shares 180 days after the Effective Time shall be delivered to the Surviving Corporation at such time and any holders of Shares who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation, and only as general unsecured creditors thereof, for payment of the Merger Consideration in respect of such Shares.

     (e) None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public office pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Shares shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any cash in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined below)), any such cash in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (f) The Paying Agent shall invest any cash included in the Exchange Fund, as directed by the Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Parent. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, subject to
Section 3.4(d) hereof, maintained at a level sufficient to make such payments. The Exchange Fund shall not be used for any other purpose except as provided in this Agreement.

     (g) In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Merger Consideration payable in respect thereof pursuant to Section 3.1(c); provided, however, that the Surviving Corporation or the Paying Agent may, in its discretion and as a condition precedent to the payment thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been so lost, stolen or destroyed.

     (h)   Parent shall pay all charges and expenses of the Paying Agent.

     3.5 WITHHOLDING TAXES. Parent and the Surviving Corporation shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the consideration otherwise payable to a holder of Shares pursuant to this Agreement any stock transfer taxes and such amounts as are required under the Internal Revenue Code of 1986, as amended (the "Code") or any applicable provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Surviving Corporation, and Parent shall provide, or cause the Paying Agent to provide, to the holders of such Shares written notice of the amounts so deducted or withheld.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

     4.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent as follows:

     (a) Organization and Operation of the Company. The Company is a Texas corporation, duly organized, validly existing and in good standing under the laws of the state of Texas, and, except as would not reasonably be expected to result in a Material Adverse Effect (as defined in Section 9.11(e)) on the Company, has the full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own its properties and to engage in the business and activities now conducted by it.
Section 4.1(a) of the Company Disclosure Schedule sets forth a true and complete list of all of the Company's direct and indirect subsidiaries (the "Company Subsidiaries") and the percentage of the capital stock of each such subsidiary owned by the Company and its subsidiaries. The Company has filed a declaration electing to be a financial holding company with the Federal Reserve Bank of Dallas, and the Federal Reserve Bank of Dallas has permitted such declaration to become effective, as of March 11, 2000. Except as would not reasonably be expected to result in a Material Adverse Effect on the Company, the Company is operated in compliance with all regulations, limitations and requirements applicable to companies which have elected to be financial holding companies pursuant to applicable provisions of the Bank Holding Company Act of 1956, as amended, including as amended by the Gramm-Leach-Bliley Act. True and complete copies of the Articles of Incorporation and Bylaws of the Company and each of the Company Subsidiaries, as amended to date, have been delivered to Parent. The only business of the Company is its ownership and operation of the Company Subsidiaries. Except as specified on Section 4.1(a) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a member of any joint venture or partnership and neither the Company nor any of the Company Subsidiaries owns any securities of any other entity (other than portfolio securities held in the ordinary course of business) other than as herein described.

     (b) Organization and Operation of the Company and the Company Subsidiaries. Each of the Company Subsidiaries is a corporation, duly organized, validly existing and in good standing under a federal banking charter or the laws of the state set forth in Section 4.1(b) of the Company Disclosure Schedule, and except as would not reasonably be expected to result in a Material Adverse Effect on the Company, has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own its properties and to engage in the business and activities presently conducted by it.

     (c)  Capitalization and Ownership.

          (i) The authorized capital stock of the Company consists exclusively of 100,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, $.01 par value per share, of which as of May 6, 2001, 3,770,501 Shares were outstanding and no shares of preferred stock were outstanding. Since May 6, 2001, the Company has not issued any Shares or any shares of preferred stock, other than the issuance of Shares upon the valid exercise of Company

     Stock Options (as hereinafter defined). All issued and outstanding Shares are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights and have not been issued in violation of any preemptive rights of any Person (as hereinafter defined). No holders of Shares have any rights of rescission or other claims against the Company under the Securities Act of 1933, as amended (the "1933 Act"), resulting from any failure of such Shares to have been sold by the Company pursuant to a valid exemption under the 1933 Act or otherwise in compliance therewith.

          (ii) The authorized capital stock of each of the Company Subsidiaries is set forth on Section 4.1(c)(ii) of the Company Disclosure Schedule. All of the issued and outstanding shares of capital stock of each of the Company Subsidiaries are duly authorized, validly issued and outstanding, fully paid, nonassessable, and are owned beneficially and of record by the person set forth on such Schedule.

          (iii) There are no outstanding options, warrants, conversion rights, calls or commitments of any kind obligating the Company or any of the Company Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold, directly or indirectly, additional shares of capital stock or any other securities convertible into or exercisable for, or evidencing the right to subscribe for any capital stock of the Company, and no authorization therefor has been given, except that as of May 6, 2001, there are outstanding options to acquire an aggregate of 363,325 shares of common stock of the Company (the "Company Stock Options"). Section 4.1(c)(iii) of the Company Disclosure Schedule sets forth a description of all outstanding Company Stock Options granted by the Company as of May 6, 2001, including the grantee thereof, the date granted and the exercise price thereof. Since May 6, 2001, the Company has not granted any additional Company Stock Options. Neither the Company nor any Company Subsidiary has any outstanding commitment or obligation to repurchase, reacquire or redeem any of its outstanding capital stock or any Company Stock Options.

          (iv) There are no voting trusts or shareholder agreements to which the Company is a party with respect to the voting of the capital stock of the Company.

     (d) Financial Statements, Records, Reports and Filings. The Company has delivered to Parent (i) the audited consolidated balance sheets of the Company and its subsidiaries as of December 31, 2000, 1999 and 1998, and (ii) the related audited consolidated statements of income, changes in shareholders' equity and changes in financial position for the years then ended, together with the notes thereto, accompanied by the report thereon of the independent certified public accountant who examined such statements (collectively, the "Audited Financial Statements"). Except to the extent qualified by footnotes contained in the Audited Financial Statements and the report of the independent accountant thereon, the Audited Financial Statements fairly present in all material respects the financial position of the Company and the Company Subsidiaries as of the dates thereof and the results of the Company's operations for the periods indicated in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis. In addition, the Company has delivered to Parent the unaudited consolidated balance sheet of the Company as of March 31, 2001, and the related unaudited statements of income for the three-month period then ended (collectively, the "Unaudited Financial Statements"). The Unaudited Financial Statements fairly present in all material respects the financial position of the Company as of the date thereof and the results of their respective operations for the period indicated in conformity with GAAP applied on a consistent basis, except as described in the footnotes to such Unaudited Financial Statements and for year end closing adjustments that have not been applied.

     (e) Loans. Except to the extent the failure of any of the following to be true would not reasonably be expected to result in a Material Adverse Effect on the Company:

          (i) Each loan reflected on the books of the Company or any Company Subsidiary, including, without limitation, each loan in which the Company and/or any Company Subsidiary holds a participation interest (collectively, "Loans"), is the legal, valid and binding obligation of the obligor of each Loan, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles; provided, however, that no representation or warranty is made as to the collectibility of such Loans. All such Loans were made in the ordinary course of the Company's or applicable Company Subsidiary's business and have been made in accordance with reasonable and prudent banking practices. The Company or the applicable Company Subsidiary owns each such Loan free and clear of all liens, claims and encumbrances. Any Company Subsidiary which is a financial institution does not have in its portfolio any Loan exceeding its legal lending limit. Section 4.1(e)(i) of the Company Disclosure Schedule sets forth, as of March 31, 2001, a list of all of the Company's and the Company Subsidiaries' outstanding Loans that were classified as delinquent, substandard, doubtful, loss, nonperforming or problem Loans in connection with the Company's and the Company Subsidiaries' most recent regulatory examination or were considered to be so classified at March 31, 2001 under the Company Subsidiaries' policies and procedures.

          (ii) All loans to directors, officers and beneficial owners of 5% or more of the outstanding capital stock of the Company and loans to any affiliate thereof, as defined in Section 12b-2 of the 1934 Act, are listed on Section 4.1(e)(ii) of the Company Disclosure Schedule.

          (iii) Section 4.1(e)(iii) of the Company Disclosure Schedule sets forth a true, correct and complete list of any loan from the Company or any Company Subsidiary to any present officer, director, employee or any affiliate of any such person which was required under Regulation O of the Federal Reserve Board to be approved by or reported to the Company's or the appropriate Company Subsidiary's Board of Directors.

     (f) Absence of Certain Changes. Except (i) as expressly contemplated by this Agreement or the transactions contemplated hereby, (ii) as discussed in documents filed with the SEC by the Company prior to the date of this Agreement,
(iii) as set forth in Section 4.1(f) of the Company Disclosure Schedule or (iv) to the extent the following items, individually, or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company, since December 31, 2000, the Company and the Company Subsidiaries have not (A) incurred or assumed any obligations or liabilities (absolute or contingent), other than obligations or liabilities incurred in the ordinary course of business and consistent with past practices and obligations or liabilities incurred in carrying out the transactions contemplated by this Agreement; (B) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business and consistent with past practices; (C) sold, exchanged or otherwise disposed of any of its capital assets other than in the ordinary course of business and consistent with past practices; (D) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its business, property of assets or waived any rights of value which in the aggregate are material; (E) materially increased any bad debt, contingency, tax or other reserves or materially changed its accounting practices, methods or assumptions (including changes in estimates or valuation methods); or (F) made any material change in the conduct of its business.

     (g)   Environmental Matters.

          (i) Section 4.1(g)(i) of the Company Disclosure Schedule, is a complete and correct list of any environmental survey or report related to any of the Real Property, as defined below, complete copies of which have been made available to Parent.

          (ii) Except as expressly set forth in Section 4.1(g)(ii) of the Company Disclosure Schedule and except as would not reasonably be expected to result in a Material Adverse Effect on the Company, no Hazardous Materials Contamination exist on any real property owned by the Company or the Company Subsidiaries (including foreclosed properties owned by the Company or the Company Subsidiaries), or on any real property used by the Company or any of the Company Subsidiaries in connection with its business, as a result of any Hazardous Materials on or emanating from such real property. The real properties described in the preceding sentence are sometimes collectively referred to as the "Real Property." As used in this Agreement, the term "Hazardous Materials" shall mean (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended from time to time, and regulations promulgated thereunder; (iii) any toxic substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), as amended from time to time, and regulations promulgated thereunder; (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable;
     (vi) polychlorinated biphenyls; (vii) radon gas; (viii) any solid waste or petroleum waste; and (ix) any other substance which any Governmental Entity requires special handling in its storage, treatment, or disposal or which is identified or classified to be hazardous or toxic under applicable state or federal law or regulation or the common law. As used in this Agreement, the term "Hazardous Materials Contamination" shall mean the contamination of the improvements, facilities, soil, groundwater, air or other elements on or of the Real Property by Hazardous Materials in amounts that a Governmental Entity requires to be cleaned up.

     (h)   Authority; No Violations.

          (i) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger to the Company Shareholder Approval (as defined in Section 4.1(k)). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate action or other corporate proceedings on the part of the Company is necessary to authorize this Agreement or the transactions hereby contemplated, subject in the case of the consummation of the Merger to the approval of this Agreement by the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing. The Board of Directors of the Company has taken all necessary actions such that the provisions of the Texas Business Combination Law, Articles 13.01 - 13.08 of the TBCA, do not apply to the Merger.

          (ii) The execution, delivery and performance of this Agreement by the Company does not and will not, as the case may be, and the consummation of the Merger by the Company and the other transactions contemplated hereby will not, result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the certificate of incorporation or by-laws of the Company or any Company Subsidiary or (B) except as would not reasonably be expected to result in a Material Adverse Effect on the Company, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Company Subsidiary or their respective properties or assets.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, or other governmental authority (a "Governmental Entity"), is required by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement by the Company or the consummation of the Offer or the Merger, except for those required under or in relation to (A) the Bank Holding Company Act of 1956, as amended (the "BHC Act"), (B) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the 1934 Act (including the filing with the SEC of the Schedule 14D-9 and the Proxy Statement (as defined in Section 6.1 hereof) relating to any required approval by the Company's shareholders of this Agreement) (C) the TBCA with respect to the filing of the Articles of Merger, (D) laws, rules, regulations, practices and orders of any applicable federal or state banking departments or of any federal or state regulatory body having jurisdiction over banking matters, (E) antitrust or other competition laws of other jurisdictions, (F) such consents and approvals specified in
     Section 4.1(h)(iii) of the Company Disclosure Schedule and (G) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not reasonably be expected to result in a Material Adverse Effect on the Company. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to clauses (A), (B), (C), (D) and (F) above are hereinafter referred to as the "Company Required Consents."

     (i) Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1998 (collectively, including all exhibits thereto, the "Company SEC Reports"). Except for NBC Financial, Inc., no Company Subsidiary is required to file any form, report or other document with the SEC. None of the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, as of their respective dates or, in the case of any registration statements, at the time of effectiveness (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All of such Company SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Company SEC Report), complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder, including, without limitation, each of the consolidated financial statements of the Company (including any related notes thereto) included within the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Company has heretofore furnished or made available to Parent complete and correct copies of all material amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

     (j) Board Approval. The Board of Directors of the Company, by resolutions duly adopted at a meeting duly called and held, and not subsequently rescinded or modified in any way (the "Company Board Approval"), has duly (i) determined that this Agreement, the Offer and the Merger are advisable and in the best interests of the Company and its shareholders, (ii) approved the execution, delivery and performance of this Agreement, the Offer and the Merger and (iii) recommended that the shareholders of the Company accept the Offer, tender their Shares and approve this Agreement.

     (k) Vote Required. The affirmative vote of the holders of two-thirds of the outstanding Shares to adopt this Agreement and approve the Merger (the "Company Shareholder Approval") is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby.

     (l) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Keefe, Bruyette & Woods, Inc., whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firms, based upon arrangements made by or on behalf of the Company and previously disclosed to Parent.

     (m) Opinion of the Company Financial Advisers. The Board of Directors of the Company has received the opinion of Keefe, Bruyette & Woods, Inc., dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the holders of Shares is fair, from a financial point of view, to such holders and such opinion has not been withdrawn or modified in any material respect, a copy of such opinion has been made available to Parent.

     (n) Taxes. Except (1) as disclosed in Section 4.1(n) of the Company Disclosure Schedule or (2) to the extent that the failure of the following to be true would not reasonably be expected to result in a Material Adverse Effect on the Company, the Company and each of the Company Subsidiaries (i) have filed all federal, state and local Tax Returns required to be filed by the Company or any of the Company Subsidiaries for Tax years ended prior to the date of this Agreement, except for those Tax Returns for which requests for extensions have been timely filed, and all such returns are true and complete in all material respects, (ii) have paid all Taxes shown to be due and payable on such Tax Returns other than Taxes which (x) are currently payable without penalty or interest or (y) are being contested in good faith and for which adequate reserves have been established on the books and records of the Company or one or more of the Company Subsidiaries, as the case may be, in accordance with GAAP,
(iii) have accrued all such Taxes for such periods subsequent to the periods covered by such returns in accordance with GAAP and (iv) have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The Company and the Company Subsidiaries have (i) withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Company or Company Subsidiary employee, creditor, independent contractor or other third party and
(ii) collected and paid all Taxes required to have been collected and paid in connection with any amounts received from any customer or third party, except for any such failure to withhold, pay or collect Taxes that would not reasonably be expected to result in a Material Adverse Effect on the Company. There are no material liens for Taxes on the assets of the Company or any of the Company Subsidiaries, except for liens for Taxes not yet due and payable except as set for in Section 4.1(n) of the Company Disclosure Schedule. There is no pending, nor has the Company or, to the best knowledge of the Company, any of the Company Subsidiaries received written notice of any audit, examination, refund litigation or other governmental proceeding with respect to any material Tax. Except as disclosed in Section 4.1(n) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to any agreement providing for the allocation or sharing of Federal Income taxes. Neither the Company nor any of the Company Subsidiaries has made any payments, or is obligated to make any payments, or is a party any agreement which could obligate it to make any payments that will not be deductible under Code Section 280G.

     (o)   Employee Benefit Plans.

          (i) Section 4.1(o)(i) of the Company Disclosure Schedule lists each "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Company or any of the Company Subsidiaries or to which the Company or any of the Company Subsidiaries contribute or are required to contribute, including any multiemployer welfare plan (such employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans") and sets forth (i) the amount of any liability of the Company or any of the Company Subsidiaries for contributions more than thirty days past due with respect to each Welfare Benefit Plan as of the date hereof and as of the end of any subsequent month ending prior to the Closing and
     (ii) the annual cost attributable to each of the Welfare Benefit Plans; except as set forth in Section 4.1(o)(i) of the Company Disclosure Schedule, no Welfare Benefit Plan provides for continuing benefits or coverage for any participant, beneficiary or former employee after such participant's or former employee's termination of employment except as may be required by Section 4980B of the Code and Sections 601-608 of ERISA;

          (ii) Section 4.1(o)(ii) of the Company Disclosure Schedule lists each "employee pension benefit plan" (as defined in Section 3(2) of ERISA and not exempted under Section 4(b) or 201 of ERISA) maintained by the Company or any of the Company Subsidiaries or to which the Company or any of the Company Subsidiaries contribute or are required to contribute, including any multiemployer plan

     (as defined in Section 3(37) of ERISA) (such employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans");

          (iii) Except as set forth on Section 4.1(o)(iii) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries maintains, has or is a party to any plan, program, agreement, arrangement understandings or commitment, whether written or oral, for the benefit of any of its employees, directors or officers relating to any of the following: severance pay, deferred compensation, bonuses, stock options, employee stock purchases, restricted stock, excess benefits, incentive compensation, stock bonuses, cash bonuses, golden parachutes, life insurance, rabbi trusts, cafeteria plans, dependent care, unfunded plans or any other employee-related plans, programs, agreements, arrangements or commitments (other than normal policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons), or any program, plan, commitments, or practice of purchasing or otherwise compensating employees, including officers, for accrued vacation or sick leave upon termination of employment (collectively referred to as "Other Programs");

          (iv) All of the Pension Benefit Plans and Welfare Benefit Plans and any related trust agreements or insurance or annuity contracts (or any other funding instruments) and all Other Programs comply currently, and have complied in the past, both as to form and operation, with the provisions of ERISA, the Code and with all other applicable laws, rules and regulations governing the establishment and operation of the Pension Benefit Plans, Welfare Benefit Plans and all Other Programs; except as set forth on Section 4.1(o)(iv) of the Company Disclosure Schedule, all necessary governmental approvals relating to the establishment of the Pension Benefit Plans have been obtained; and with respect to each Pension Benefit Plan that is intended to be tax-qualified under Section 401(a) or 403(a) of the Code, a favorable determination letter as to the qualification under the Code of each such Pension Benefit Plan and each material amendment thereto has been issued by the Internal Revenue Service or has been or will be requested prior to the expiration of the "remedial amendment period" applicable to such Pension Benefit Plan (and nothing has occurred since the date of the last such determination letter which resulted in, or is likely to result in the revocation of such determination);

          (v) Except as set forth on Section 4.1(o)(v) of the Company Disclosure Schedule, each Welfare Benefit Plan, each Pension Benefit Plan and each Other Program has been administered in substantial compliance with the requirements of the Code, ERISA and all other applicable laws, and all reports and disclosures required by ERISA, the Code and any other applicable laws with respect to each Welfare Benefit Plan, each Pension Benefit Plan and each Other Program have been timely filed or delivered;

          (vi) Except as set forth on Section 4.1(o)(vi) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary nor any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in any transaction in violation of Section 406 of ERISA (for which transaction no exemption exists under Section 408 of ERISA) or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code) as a result of which the Company remains subject to liability under ERISA or the Code;

          (vii) Except as set forth on Section 4.1(o)(vii) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary nor any corporation or other trade or business controlled by or under common control with the Company (as determined under Sections 414(b) and 414(c) of the

     Code) ("Common Control Entity") is, or has been within the past three years, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Pension Benefit Plan subject to the provisions of Title IV of ERISA, nor has the Company nor any Company Subsidiary nor a Common Control Entity maintained or participated in any employee pension benefit plan (as defined in Section 3(2) of ERISA) subject to the provisions of Title IV of ERISA. In addition, except as set forth on Section 4.1(o)(vii) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary nor a Common Control Entity (i) is a party to a collective bargaining agreement,
     (ii) has maintained or contributed to, or has participated in or agreed to participate in, a multiemployer plan (as defined in Section 3(37) of ERISA), or (iii) has made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA);

          (viii) True and complete copies of each Welfare Benefit Plan, each Pension Benefit Plan and each Other Program, related trust agreements or insurance or annuity contracts (or any other funding instruments), summary plan descriptions, the most recent determination letter (if any) issued by the Internal Revenue Service with respect to each Pension Benefit Plan (or the most recent application for a determination letter filed with the Internal Revenue Service with respect to each Pension Benefit Plan that is intended to be tax-qualified and for which no determination letter has yet been received), the Annual Reports on Form 5500 Series (if any) filed with any governmental agency for each Welfare Benefit Plan, Pension Benefit Plan and Other Program for the three most recent plan years, the Summary Annual Report (if any) provided to participants with respect to each Welfare Benefit Plan, Pension Benefit Plan, and Other Program for the three most recent plan years, and any correspondence to or from the IRS, Department of Labor, or bank examiner with respect to any Welfare Benefit Plan, Pension Benefit Plan, or Other Program during the three most recent plan years, have been furnished to Parent;

          (ix) Except as set forth on Section 4.1(o)(ix) of the Company Disclosure Schedule all Welfare Benefit Plans, Pension Benefit Plans, and Other Programs, and related trust agreements or insurance or annuity contracts (or any other funding instruments), are legally valid and binding and in full force and effect and, there are no promised increases in benefits (whether expressed, implied, oral or written) under any of these plans, nor any expressed obligations, commitments or understandings to continue any of these plans (whether oral or written); the Company, its subsidiaries, or a Common Control Entity has the right to modify, amend, or terminate each Welfare Benefit Plan, Pension Benefit Plan, and Other Program at any time; the termination of any Welfare Benefit Plan, Pension Benefit Plan, or Other Program would not accelerate or increase any benefits payable under such plan; and in the event of termination of any Welfare Benefit Plan, Pension Benefit Plan, or Other Program, neither the Company, nor its subsidiaries, would have any liability with respect to such plan;

          (x) Except as set forth on Section 4.1(o)(x) of the Company Disclosure Schedule, there are no claims pending with respect to, or under, any Pension Benefit Plan, Welfare Benefit Plan or any Other Program, other than routine claims for plan benefits, and there are no disputes or litigation pending or threatened with respect to any such plans; and all contributions, premiums, or other payments due from the Company or any of the Company Subsidiaries have been fully paid or adequately provided for and disclosed on the books and financial statements of the Company and the Company Subsidiaries;

          (xi) Except as set forth on Section 4.1(o)(xi) of the Company Disclosure Schedule, no action has been taken, nor has there been a failure to take any action that would subject any person or entity to any liability for any income, excise or other tax or penalty in connection with any Pension Benefit Plan, Welfare Benefit Plan or any Other Program, other than for income taxes due with respect to benefits paid; and

          (xii) Except as otherwise set forth in Section 4.1(o)(xii) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
     (i) result in any payment to be made by the Company or any of the Company Subsidiaries (including, without limitation, severance, unemployment compensation, parachute (defined in Section 280G of the Code), or otherwise) becoming due to any employee, director or consultant, or (ii) increase any benefits otherwise payable under any Welfare Benefit Plan, Pension Benefit Plan, or any Other Program.

     (p) Litigation. Except as disclosed in the Company SEC Reports or Section 4.1(p) of the Company Disclosure Schedule, there are no, actions, suits, proceedings, arbitrations, written claims or investigations pending or, to the Company's knowledge, threatened against the Company or any of the Company Subsidiaries, or any properties or rights of the Company or any of the Company Subsidiaries.

     (q) No Parent Capital Stock. The Company does not own or hold directly or indirectly any shares of common stock of Parent or any other capital stock of Parent, or any options, warrants or other rights to acquire any shares of common stock of Parent or any other capital stock of Parent, or in each case, any interests therein.

     (r) Employment Matters. Except as disclosed on Section 4.1(r) of the Company Disclosure Schedule, neither Company nor any Company Subsidiary is a party to (i) any collective bargaining agreement, or (ii) any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. To the knowledge of the Company, there is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Company or any Company Subsidiary, nor of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any such employees. Company and each Company Subsidiary are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither Company or any Company Subsidiary are engaged in any unfair labor practice.

     (s) Regulatory Matters and Examination Reports. Neither the Company nor any of the Company Subsidiaries has any formal or informal agreements, arrangements or understandings with the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Texas Department of Banking, the Texas State Insurance Commissioner, the SEC, the Texas State Securities Board or any other regulatory authority (collectively, the "Regulatory Authorities"), nor does the Company or any the Company Subsidiary have any examination pending by any applicable Regulatory Authorities nor has the Company or any subsidiary been notified in writing of any proposed examination by any Regulatory Authorities. To the extent permitted by law, the Company has made available to Parent complete and correct copies of (i) all examination reports by Regulatory Authorities forwarded to the Company or any subsidiary since December 31, 1998; (ii) any correspondence between the Company or any subsidiary relating to examination issues and such agencies during such periods, and (iii) any agreements, arrangements or understandings between the

Company or any Company Subsidiary and such Regulatory Authority, including any agreements, arrangements or understandings arising out of or related to any such examinations. Except as set forth in Section 4.1(s) of the Company Disclosure Schedule, the Company and the Company Subsidiaries have not received or been made aware of any complaints or inquiries under the Community Reinvestment Act, the Fair Housing Act, the Equal Credit Opportunity Act or any other state or federal anti-discriminate fair lending law.

     (t) Title to Properties; Encumbrances. Except as set forth on Section 4.1(t) of the Company Disclosure Schedule, the Company and each Company Subsidiary has unencumbered, good, legal, and indefeasible title to all their respective properties and assets, real and personal, including, without limitation, all the properties and assets reflected in the Audited Financial Statements and Unaudited Financial Statements except for those properties and assets disposed of in the ordinary course of business since December 31, 2000 and properties where the failure to have such title would not reasonably be expected to result in a Material Adverse Effect on the Company. Except as set forth on Section 4.1(t) of the Company Disclosure Schedule, the Company and each of the Company Subsidiaries has a title policy in full force and effect from a title insurance company which is solvent, insuring good and indefeasible title (subject to the exceptions identified in such title policies) to all real property owned respectively by the Company and/or the Company Subsidiaries in favor of the Company and the Company Subsidiaries, whichever is applicable, except where the failure to have such a title policy would not reasonably be expected to result in a Material Adverse Effect on the Company. The Company has made available to Parent all of the files and information in the possession of the Company or the Company Subsidiaries concerning such properties, including any title exceptions which might affect indefeasible title or value of such property. The Company and the Company Subsidiaries each hold good and legal title or good and valid leasehold rights to all assets that are necessary for them to conduct their respective businesses as they are currently being conducted, except where the failure to hold such title or such leasehold rights would not reasonably be expected to result in a Material Adverse Effect on the Company. Except as set forth on Section 4.1(t) of the Company Disclosure Schedule, the Company or the Company Subsidiaries own all furniture, equipment, art and other property used to transact business presently located on its premises except for items of personal property owned by employees.

     (u) Patents, Trademarks and Copyrights. Except as set forth in Section 4.1(u) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries requires the use of any material patent, patent application, invention, process, trademark (whether registered or unregistered), trademark application, trade name, service mark, copyright, or any material trade secret for the business or operations of the Company or any the Company Subsidiary. The Company and/or the Company Subsidiaries own or are licensed or otherwise have the right to use the items listed in Section 4.1(u).

     (v) Insurance. The Company and the Company Subsidiaries have in effect the insurance coverage (including fidelity bonds) described in Section 4.1(v) of the Company Disclosure Schedule have had similar insurance in force for the last 5 years. Except as set forth on Section 4.1(v) of the Company Disclosure Schedule, there have been no claims under such fidelity bonds within the last 5 years and to the knowledge of the Company no facts exist which would form the basis of a claim under such bonds. To the knowledge of the Company, there is no reason to believe that the existing fidelity coverage would not be renewed by its carrier on substantially the same terms unless such failure to renew is based upon any pending claim.

     (w) Leases, Contracts and Agreements. Section 4.1(w) of the Company Disclosure Schedule sets forth an accurate and complete list of all material leases, subleases, licenses, contracts and agreements to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound which obligate or may obligate the Company or any Company Subsidiary for an amount in excess of $100,000 over the entire term of any such agreement or related contracts of a similar nature which in the aggregate obligate or may obligate the Company or any Company Subsidiary in the aggregate for an amount in excess of $100,000 over the entire term of such related contracts (the "Contracts"). The Company has delivered or made available to Parent true and correct copies of all Contracts. For the purposes of this Agreement, the Contracts shall be deemed not to include loans made by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of, agreements with Bank customers for trust services, or deposits by the Company and the Company Subsidiary, but shall include unfunded loan commitments and letters of credit issued by the Company or any Company Subsidiary where the borrowers' total direct and indirect indebtedness to the Bank is in excess of $250,000. Except as set forth in Section 4.1(w) of the Company Disclosure Schedule, since March 31, 2001, no participations or loans have been sold which have buy back, recourse or guaranty provisions which create contingent or direct liabilities of the Company or any Company Subsidiary. To the knowledge of the Company, all of the Contracts are legal, valid and binding obligations of the parties to the Contracts enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. To the knowledge of the Company, except as described in Section 4.1(w) of the Company Disclosure Schedule, all rent and other payments by the Company and any Company Subsidiary under the Contracts are current, there are no existing defaults by Company or any Company Subsidiary under the Contracts and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default. The Company and any Company Subsidiary has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests except where the failure to have such good and valid leasehold interest would not reasonably be expected to result in a Material Adverse Effect on the Company. Except for deposit accounts entered into with the Company in the ordinary course of business or as set forth on Section 4.1(w), neither the Company nor any Company Subsidiary is a party to or bound by any contract, agreement, commitment or understanding with any director, officer or beneficial owner of 5% or more of the outstanding capital stock of the Company or any affiliate, as defined in Section 12b-2 of the 1934 Act, of any of the foregoing.

     (x) No Undisclosed Liabilities. Except (a) for liabilities incurred in the ordinary course of business and consistent with past practice, (b) liabilities incurred in connection with the transactions contemplated by this Agreement, (c) liabilities which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company and (d) as disclosed in the Company SEC Reports or as set forth in Section 4.1(x) of the Company Disclosure Schedule, since December 31, 2000, neither the Company nor any of the Company Subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected in or reserved against on a consolidated balance sheet, or in the notes thereto, of the Company prepared in accordance with generally accepting accounting principles consistent with past practice. Neither the Company nor any of the Company Subsidiaries has issued or otherwise has any liability or obligation with respect to any stock appreciation rights, phantom stock or other similar rights or interests.

     (y) Knowledge. Neither the Company nor any Company Subsidiary has any knowledge of a fact or circumstance that could impede or delay the ability to obtain any of the Company Required Consents or the Parent Required Consents.

     (z) Company Stock Options. No agreement covering an outstanding Company Stock Option provides that the Company and/or Parent may not take the actions contemplated by Section 6.5(a).

     (aa) Information Supplied. Each of the Proxy Statement (as defined in
Section 6.1), the Schedule 14D-9 and any information statement to be filed by the Company in connection with the Offer pursuant to Rule 14f-1 under the 1934 Act (the "Information Statement") will comply as to form in all material respects with the provisions of the 1934 Act and the rules and regulations promulgated thereunder. Each of the Schedule 14D-9 and the Information Statement will not, at the time it is filed with the SEC or first published, sent or given to the Company's shareholders, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will not, on the date the Proxy Statement is first published, sent or given to the shareholders of the Company, at the time of the Company Shareholders Meeting (as defined in Section 6.1 hereof) or at the time any amendment or supplement thereof is delivered to the shareholders of the Company contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Offer Documents will, at the time the Offer Documents are filed with the SEC or first published, sent or given to the Company's shareholders, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, the Company makes no representation or warranty with respect to any information supplied by Parent or Sub which is contained in any of the foregoing documents.

     (bb) Absence of Certain Payments. Except to the extent that the failure of the following to be true would not reasonably be expected to result in a Material Adverse Effect on the Company, (i) neither the Company nor any of the Company Subsidiaries, nor, to the knowledge of the Company or any of the Company Subsidiaries, any of their respective directors, officers, agents, representatives or employees (in their capacity as directors, officers, agents, representatives or employees of the Company or any such subsidiary) has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials candidates or members of political parties or organizations or established or maintained any unlawful funds in violation of
Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, and (ii). neither the Company nor any of the Company Subsidiaries, nor, to the knowledge of the Company or any of the Company Subsidiaries, any of their respective directors, officers, agents, representatives or employees (in their capacity as directors, officers, agents, representatives or employees of the Company or any such subsidiary) has accepted or received any unlawful contributions, payments, gifts, or expenditures.

     (cc) Certain Agreements. Neither the Company nor any of the Company Subsidiaries is a party to, or bound by, any contract or agreement that materially limits the ability of the Company or any Company Subsidiary, directly or indirectly, to compete in any line of business or with any Person in any geographic area during any period of time.

     (dd) Compliance with Law. Except as set forth in Section 4.1(dd) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is in violation of any applicable statute, rule, regulation, decree or order of any governmental or regulatory authority applicable to the Company or any of the Company Subsidiaries, except for violations which would not reasonably be expected to result in a Material Adverse Effect on the Company.

     4.2 REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to the Company as follows:

     (a) Organization, Standing and Power. Parent is a corporation duly incorporated or otherwise organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

     (b) Authority; No Violations.

          (i) Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate action or other corporate proceedings on the part of Parent is necessary to authorize this Agreement or the transactions hereby contemplated. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (ii) The execution, delivery and performance of this Agreement by Parent does not or will not, as the case may be, and the consummation by Parent of the Offer, the Merger and the other transactions contemplated hereby will not, result in a Violation pursuant to: (A) any provision of the certificate of incorporation or by-laws of Parent or any Subsidiary of Parent or (B) except as would not reasonably be expected to result in a Material Adverse Effect on Parent, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any Subsidiary of Parent or their respective properties or assets.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any Subsidiary of Parent in connection with the execution, delivery and performance of this Agreement by Parent and Sub or the consummation of the Offer or the Merger, except for those required under or in relation to (A) the BHC Act, (B) the SEC with respect to the filing of the Offer Documents, (C) the TBCA with respect to the filing of the Articles of Merger, (D) laws, rules, regulations, practices and orders of any applicable federal or state banking departments or of any federal or state regulatory body having jurisdiction over banking matters, (E) antitrust or other competition laws of other jurisdictions, (F) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not reasonably be expected to result in a Material Adverse Effect on Parent. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to clauses (A), (B), (C) and (D) above are hereinafter referred to as the "Parent Required Consents."

     (c) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries, except Sandler O'Neill & Partners, L.P. (the "Parent Financial Advisor"), whose fees and expenses will be paid by Parent in accordance with Parent's agreement with such firm based upon arrangements made by or on behalf of Parent and previously disclosed to the Company.

     (d) Litigation. There are no actions, suits, proceedings, arbitrations, written claims or investigations pending or, to Parent's knowledge, threatened against Parent or any of its Subsidiaries, or any properties or rights of Parent or any of its Subsidiaries, that (i) seek to question, delay or prevent the consummation of the Offer, the Merger or the other transactions contemplated hereby or (ii) would reasonably be expected to affect adversely the ability of Parent to fulfill its obligations hereunder, including Parent's obligations under Article I, Article II and Article III.

     (e) Financing. Parent has cash, cash equivalent and/or available lines of credit sufficient to pay for all Shares validly tendered into and not validly withdrawn from the Offer and to pay the aggregate Merger Consideration upon effectiveness of the Merger.

     (f) Regulatory Matters and Examination Reports. Neither Parent nor any subsidiary of Parent has any formal or informal agreements, arrangements or understandings with any Regulatory Authorities that could impede or delay the ability to obtain any of the Company Required Consents or the Parent Required Consents or the consummation of the Offer, the Merger and transactions contemplated hereby.

     (g) Knowledge. Neither Parent nor any Subsidiary of Parent has any knowledge of a fact or circumstance that could impede or delay the ability to obtain any of the Company Required Consents or the Parent Required Consents or impede its ability to provide the Paying Agent with sufficient funds pursuant to this Agreement.

     (h) Information Supplied. The Offer Documents will comply as to form in all material respects with the provisions of the 1934 Act and the rules and regulations promulgated thereunder. Each of the Offer Documents will not, at the time it is filed with the SEC or first published, sent or given to the Company's shareholders, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Schedule 14D-9 or any Information Statement will, at the time it is filed with the SEC or first published, sent or given to the Company's shareholders, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement (as defined in Section 6.1 hereof) will, on the date the Proxy Statement is filed with the SEC or first published, sent or given to the shareholders of the Company, at the time of the Company Shareholders Meeting or at the time of any amendment or supplement thereto contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     4.3 REPRESENTATIONS AND WARRANTIES OF SUB. Sub represents and warrants to the Company as follows:

     (a) Organization, Standing and Power. Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Texas. Sub is a direct wholly-owned subsidiary of Parent.

     (b) Authority; No Violations.

          (i) Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Sub of this Agreement and the consummation by Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate and shareholder action on the part of Sub and no other corporate action or other corporate proceedings on the part of Sub is necessary to authorize this Agreement or the transactions hereby contemplated. This Agreement has been duly executed and delivered by Sub and constitutes a valid and binding agreement of Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless or whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (ii) The execution, delivery and performance of this Agreement by Sub does not or will not, as the case may be, and the consummation by Sub of the and the other transactions contemplated hereby will not, result in a Violation pursuant to: (A) any provision of the certificate of incorporation or by-laws of Sub or (B) except as would not reasonably be expected to result in a Material Adverse Effect on Parent, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sub or its properties or assets.

     (c) No Business Activities. Sub has not conducted any activities other than in connection with the organization of Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Sub has no Subsidiaries.

                                   ARTICLE V.

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1 COVENANTS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earliest of (i) such time as nominees of Parent shall comprise a majority of the members of the Company's Board of Directors, (ii) the termination of this Agreement in accordance with Article VIII or (iii) the Effective Time, the Company agrees as to itself and the Company Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the Company Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that Parent shall otherwise consent in writing):

     (a) Ordinary Course. The Company and the Company Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all commercially reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 5.1 shall be deemed a breach of this Section 5.1(a) unless such action would constitute a breach of one or more of such other provisions. In furtherance of the foregoing, the Company shall, and shall cause each of the Company Subsidiaries to:

          (i) extend credit in accordance with existing lending policies, except that it shall not, without the prior written consent of Parent, which consent shall not be unreasonably withheld, make any new loan or modify, restructure or renew any existing loan (except pursuant to commitments made prior to the date of this Agreement) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such Person, would be in the excess of $250,000;

          (ii) maintain in a manner consistent with past practices all of the Company's and the Company Subsidiaries' properties in good repair, order and condition, reasonable wear and tear excepted, and maintain the insurance coverages described in Section 4.1(v) or obtain comparable insurance coverages from reputable insurers which, in respect to amounts, types and risks insured, are adequate for the business conducted by the Company and the Company Subsidiaries and consistent with the existing insurance coverages;

          (iii) timely file with all appropriate federal regulatory authorities all financial statements and other material reports, and with all other regulatory authorities file all material financial statements and other material reports, required to be so filed by the Company and/or the Company Subsidiaries and to the extent permitted by applicable law, promptly thereafter deliver to Parent copies of all such financial statements and other material reports required to be so filed;

          (iv) comply in all respects with all applicable laws and regulations, domestic and foreign, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect on the Company;

          (v) promptly give written notice to Parent upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of the Company contained in or referred to in this Agreement to be untrue or misleading in any material respect;

          (vi) deliver to Parent a list, dated as of the Closing Date, showing
     (i) the name of each bank or institution where the Company and/or the Company Subsidiaries have accounts or safe deposit boxes, (ii) the name(s) in which such accounts or boxes are held and (iii) the name of each person authorized to draw thereon or have access thereto;

          (vii) promptly notify Parent of the knowledge on the part of the Company of any material change or inaccuracies in any data previously given or made available to Parent or Sub pursuant to this Agreement; and

          (viii) provide access, to the extent that the Company or the Company Subsidiaries have the right to provide access, to any or all of their properties and facilities so as to enable Parent to physically inspect any structure or components of any structure on such property; provided, however, that the Company shall not be required to permit Phase II sampling, subject however to Section 6.10 hereof.

     (b) Dividends; Changes in Share Capital. The Company shall not, and shall not permit any of the Company Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except dividends by wholly owned Subsidiaries of the Company to the Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary of the Company after consummation of such transaction or
(iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase from time to time by the Company of Shares in the ordinary course of business consistent with past practice in connection with the Company Benefit Plans.

     (c) Issuance of Securities. The Company shall not, and shall not permit any of the Company Subsidiaries to, issue, grant, deliver or sell, or authorize or propose the issuance, grant, delivery or sale of, any shares of its capital stock of any class, or any securities convertible into or exercisable for, or any rights, warrants or options to acquire any such shares or enter into any agreement with respect to any of the foregoing, or any stock appreciation rights or any phantom stock other than (i) the issuance of Shares upon the exercise of stock options granted prior to the date of this Agreement, (ii) issuances by a wholly owned Subsidiary of the Company of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of the Company, (iii) issuances of shares, options, rights or other awards and amendments to equity-related awards in numbers not greater than those set forth in Section 5.1(c) of the Company Disclosure Schedule and (iv) issuances in connection with actions permitted by
Section 5.1(e).

     (d) Governing Documents. Except to the extent required to comply with their respective obligations hereunder, required by law or required by the rules and regulations of the American Stock Exchange, the Company and the Company Subsidiaries shall not amend, in the case of the Company Subsidiaries, in any material respect, or propose to so amend their respective certificates of incorporation, by-laws or other governing documents.

     (e) No Acquisitions. The Company shall not, and shall not permit any of the Company Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of the Company and its Subsidiaries in the ordinary course); provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of the Company or (y) the creation of new Subsidiaries of the Company organized to conduct or continue activities otherwise permitted by this Agreement.

     (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of the Company, (ii) dispositions referred to in the Company SEC Reports filed prior to the date of this Agreement, (iii) as may be required by or in conformance with law or regulation in order to permit or facilitate the consummation of the transactions contemplated hereby, or (iv) in the ordinary course of business, the Company shall not, and shall not permit any Subsidiary of the Company to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of the Company) which are material to the Company.

     (g) Investments; Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, other than deposit liabilities owed to deposit customers in the ordinary course of business, including with respect to Certificates of Deposit and trade accounts payable incurred in the ordinary course of business and other than in connection with actions permitted by
Section 5.1(e), create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement except pursuant to the credit facilities, indentures and other arrangements in existence on the date of this Agreement and in the ordinary course of business, and any other indebtedness existing on the date of this Agreement, in each case as such credit facilities, indentures, other arrangements and other existing indebtedness may be amended, extended, modified, refunded, renewed, refinanced or replaced after the date of this Agreement, but only if the aggregate principal amount thereof is not increased thereby, the term thereof is not extended thereby and the other terms and conditions thereof, taken as a whole, are not less advantageous to the Company and its Subsidiaries than those in existence as of the date of this Agreement.

     (h) Compensation. Other than (i) as set forth in Section 5.1(h) of the Company Disclosure Schedule, (ii) as contemplated by Section 6.5, or (iii) as required to comply with law, the Company shall not, and shall not permit any of the Company Subsidiaries to, except in the ordinary course of business consistent with past practice or as required by an existing agreement or plan, increase the amount of compensation of, or pay or agree to pay or accrue any bonus or like benefit to or for the credit of, any director, officer or employee, make any increase in or commitment to increase any employee benefits or change or modify the period of vesting or retirement age for any participant in any employee benefit plan, enter into any employment, consulting or severance agreement or other agreement with any director, officer or employee, issue any Company Stock Options or any stock appreciation rights or phantom stock, adopt, amend, terminate or make any commitment to adopt any additional employee benefit plan or make any contribution, other than regularly scheduled contributions, to any Benefit Plan.

     (i) Other Actions. The Company shall not, and shall not permit any of its Subsidiaries to, take any action that would, or fail to take any commercially reasonable action which failure would, or that could reasonably be expected to, result in, except as otherwise permitted by Section 6.4, any of the conditions to the Offer (set forth in Annex A) or the Merger (set forth in Article VII) not being satisfied.

     (j) Further Negative Covenants. Except with the prior written consent of Parent or as otherwise specifically permitted by this Agreement, the Company shall not and shall cause the Company Subsidiaries not to, from the date of this Agreement to the Closing:

          (i) make any material change in the methods used in allocating and charging costs, except as may be required by applicable law, regulation or GAAP and after notice to Parent;

          (ii) cancel any debts, waive any claims or rights of value or sell, transfer, or otherwise dispose of any of its material properties or assets in excess of $10,000, except as permitted by Section 6.11 or in the ordinary course of business and consistent with prudent banking practices;

          (iii) dispose of or permit to lapse any rights to the use of any material trademark, service mark, trade name or copyright, or dispose of or disclose to any person other than its employees any material trade secret not theretofore a matter of public knowledge;

          (iv) except through settlement of indebtedness, foreclosure, acquisition in lieu of foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, acquire the capital stock or other equity securities or interest of any Person;

          (v) make any capital expenditure or a series of capital expenditures of a similar nature in excess of $25,000 in the aggregate;

          (vi) make any material income tax or franchise tax election or settle or compromise any federal, state, local or foreign income tax or franchise tax liability;

          (vii) except for negotiations and discussions between the parties hereto relating to the transactions contemplated by this Agreement or as otherwise permitted hereunder, enter into any transaction, or enter into, modify or amend any contract or commitment by which any such transaction, contract, or commitment would obligate the Company in an amount which would exceed $50,000 alone or in the aggregate other than banking transactions entered into in the ordinary course of business and consistent with prudent banking practices;

          (viii) issue any certificates of deposit except in the ordinary course of business and in accordance with prudent banking practices;

          (ix) make any investments except in the ordinary course of business and in accordance with prudent banking practices;

          (x) change any fiscal year or the length thereof;

          (xi) alter the size or composition of the Company Subsidiaries' deposit base, securities portfolio, loan portfolio or asset mix, except as permitted by Section 6.11 or in the ordinary course of business;

provided, however, that notwithstanding anything to the contrary in this Agreement, the Company shall be permitted to dispose of all or a portion of the securities comprising the Investment Portfolio in accordance with Section 6.11.

     5.2 COVENANTS OF PARENT. During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the Parent Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that the Company shall otherwise consent in writing):

     (a) Financing. Parent shall not, and shall not permit any of its Subsidiaries to, take any action that would, or fail to take any action which failure would, impair Parent's source of funds to pay for all Shares validly tendered and not validly withdrawn from the Offer and pay the aggregate Merger Consideration pursuant to this Agreement and otherwise to satisfy its obligations hereunder.

     (b) Regulatory Approvals. Parent shall not, and shall not permit any of its Subsidiaries to, take any action that would, or fail to take any commercially reasonable action which failure would, reasonably be expected to impede or delay any Company Required Consent or Parent Required Consent or otherwise impede or delay the consummation of the Offer, the Merger and the other transactions contemplated by this Agreement.

     5.3 ADVICE OF CHANGES; GOVERNMENTAL FILINGS. Each party shall (a) confer on a regular and frequent basis with the other and (b) report (to the extent permitted by law or regulation or any applicable confidentiality agreement) on operational matters. The Company shall file all reports required to be filed by it with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to Parent copies of all such reports, announcements and publications promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each of the Company and Parent shall have the right to review in advance, and will consult with the other with respect to, all the information relating to the other party and each of their respective Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable and as timely as practicable, it will consult with, and provide all appropriate and necessary assistance to, the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

     5.4 CONTROL OF THE COMPANY'S BUSINESS. Nothing contained in this Agreement shall be deemed to give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

                                   ARTICLE VI.

                              ADDITIONAL AGREEMENTS

     6.1 PREPARATION OF PROXY STATEMENT; COMPANY SHAREHOLDERS MEETING.

     (a) If the Company Shareholder Approval is required by law, the Company will, at Parent's request, as soon as practicable following the acceptance for payment of, and payment for, any Shares by Sub pursuant to the Offer and the expiration of the Offer, prepare and file with the SEC preliminary proxy materials or an information statement, as appropriate, relating to the Company Shareholders Meeting (as defined in Section 6.1(b)) (such proxy or information statement, and any amendments or supplements thereto, the "Proxy Statement"). The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the 1934 Act and the rules and regulations thereunder. Each of the Company and Parent shall use all commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after filing with the SEC. The Company shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Proxy Statement to Parent and advise Parent of any oral comments with respect to the Proxy Statement received from the SEC.

     Parent agrees that none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Shareholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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The Company agrees that none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Shareholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Parent will be deemed to have been supplied by Parent and information concerning or related to the Company and the Company Shareholders Meeting shall be deemed to have been supplied by the Company. The Company will provide Parent with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing such with the SEC, and will provide Parent with a copy of all such filings made with the SEC. No amendment or supplement to the information supplied by Parent for inclusion in the Proxy Statement shall be made without the approval of Parent, which approval shall not be unreasonably withheld or delayed.

     (b) Subject to Section 6.4, and Article VIII, if the Company Shareholder Approval is required by law, the Company will, at Parent's request, as soon as practicable following the acceptance for payment of, and payment for, any Shares by Sub pursuant to the Offer and the expiration of the Offer, duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholders Meeting") for the purpose of obtaining the Company Shareholder Approval with respect to the transactions contemplated by this Agreement, shall take all lawful action to solicit the Company Shareholder Approval and the Board of Directors of the Company shall recommend approval of this Agreement by the shareholders of the Company. Without limiting the generality of the foregoing but subject to its rights pursuant to Sections 6.4, and 8.1(f), the Company agrees that its obligations pursuant to the first sentence of this Section 6.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (as defined in Section 6.4). Notwithstanding the foregoing, if Sub or any other subsidiary of Parent shall acquire at least 90% of the outstanding Shares, the parties shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a Company Shareholders Meeting in accordance with Section 5.16 of the TBCA.

     (c) Parent agrees to cause all Shares purchased pursuant to the Offer and all other Shares owned by Parent or any subsidiary of Parent to be voted in favor of the Merger.

     6.2 ACCESS TO INFORMATION AND CONFIDENTIALITY.

     (a) During the period prior to such time as Parent's designees shall constitute a majority of the members of the Board of Directors of the Company, upon reasonable notice, the Company shall (and shall cause the Company Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent reasonable access during normal business hours to all its properties, books, contacts, commitments and records and, during such period, the Company shall (and shall cause the Company Subsidiaries to) furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than documents which such party is not permitted to disclose under applicable law), and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that the Company may restrict the foregoing access to the extent that (i) a Governmental Entity requires the Company or any of the Company Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations with respect to national security matters or (ii) any law, treaty, rule or regulation of any Governmental Entity applicable to the Company requires the Company or the Company Subsidiaries to restrict access to any properties or information. Any investigation by Parent shall not affect the representations and warranties of the Company and provided, further, that any information or access requested by Parent pursuant to this Section shall be in connection with the transactions contemplated by this Agreement.

     (b) Parent shall, and shall cause its affiliates (as defined in Rule 12b-2 of the Exchange Act) and its and their employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any information of any kind concerning the Company and its business; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by Parent, any of its affiliates or any of its employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to Parent, any of its affiliates or any of its employees, agents, accountants, legal counsel or other representatives or advisers on a nonconfidential basis, and (iii) information that is required to be disclosed by Parent, any of its affiliates or any of its employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Entity; and provided further, however, that Parent shall promptly notify the Company of any disclosure pursuant to clause
(iii) of this Section 6.2(b). Promptly after any termination of this Agreement, Parent and its representatives shall return to the Company or destroy all copies of documentation with respect to the Company that were supplied by or on behalf of the Company pursuant to this Agreement, without retaining any copy thereof, and destroy any notes or analyses Parent and/or its representatives may have prepared containing information derived from such materials

     6.3 COMMERCIALLY REASONABLE EFFORTS.

     (a) Subject to the terms and conditions of this Agreements each party will use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including, without limitation, obtaining the Company Required Consents and the Parent Required Consents in a timely manner. In furtherance and not in limitation of the foregoing, each party hereto agrees to make any appropriate filings pursuant to the BHC Act with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the BHC Act and to take all other actions reasonably necessary to cause the approval of the transactions contemplated hereby under the BHC Act and the expiration or termination of the applicable waiting periods under the BHC Act as soon as practicable. Nothing in this Section 6.3(a) shall require any of Parent and its Subsidiaries to sell or otherwise dispose of, or permit the sale or other disposition of, any assets of Parent, the Company or their respective Subsidiaries, whether as a condition to obtaining any approval from a Governmental Entity or any other Person or for any other reason.

     (b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 6.3(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Merger Agreement under the BHC Act or any other applicable law or regulation, use all commercially reasonable efforts to (i) make all appropriate filings and submissions with any Governmental Entity that may be necessary, proper or advisable under applicable laws or regulations in respect of any of the transactions contemplated by this Agreement, (ii) cooperate in all respects with each other in connection with any such filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (iii) promptly inform the other party of any communication received by such party from, or given by such party to the Federal Reserve Board or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iv) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the Federal Reserve Board or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the Federal Reserve Board or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

     (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.3(a) and 6.3(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any applicable law or regulation, each of Parent and the Company shall cooperate in all respects with each other and use all commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.3 shall limit a party's right to terminate this Agreement pursuant to Section 8.1(b) or 8.1(c) so long as such party has up to then complied in all respects with its obligations under this Section 6.3.

     (d) If any objections are asserted with respect to the transactions contemplated hereby under any applicable law or regulation or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any applicable law or regulation, each of Parent and the Company shall use all commercially reasonable efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such law or regulation so as to permit consummation of the transactions contemplated by this Agreement.

     6.4 ACQUISITION PROPOSALS. The Company shall not directly or indirectly, and it shall use all commercially reasonable efforts to cause its officers, directors, employees, representatives, agents or affiliates, including any investment bankers, attorneys or accountants retained by the Company or any of its Subsidiaries or affiliates, not to, (i) solicit, initiate, knowingly encourage or otherwise facilitate (including by way of furnishing information) any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, recapitalization, consolidation, business combination, sale of a substantial portion of the assets of the Company and its Subsidiaries, taken as a whole, sale of 15% or more of the shares of capital stock (including by way of a tender offer, share exchange or exchange offer) or similar or comparable transactions involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any such proposal or offer (other than a proposal or offer made by Parent or an affiliate thereof) being herein referred to as an "Acquisition Proposal"), or
(ii) engage in negotiations or discussions concerning, or provide any non-public information to any Person relating to, any Acquisition Proposal. Notwithstanding any other provision of this Agreement, the Board of Directors of the Company may, at any time prior to acceptance for payment of Shares pursuant to and subject to the conditions of the Offer (the "Specified Date"), furnish information pursuant to a customary confidentiality agreement to, or engage in discussions or negotiations with, any Person in response to an unsolicited bona fide written Acquisition Proposal of such Person if, (a) the Company has not violated any of the restrictions set forth in this

Section 6.4, (b) the Board of Directors of the Company or any committee thereof concludes in good faith after consultation with its outside legal counsel, that such action may be reasonably necessary in order for the Board of Directors of the Company to comply with its fiduciary obligation to the shareholders of the Company under applicable law and (c) only to the extent that, the Board of Directors of the Company determines in good faith by a majority vote, after consultation with its financial advisors, that such Acquisition Proposal if consummated would constitute a Superior Proposal (as defined in Section 9.11(k)). From and after the execution of this Agreement, the Company shall immediately advise Parent in writing of the receipt, directly or indirectly, of any material inquiries, discussions, negotiations or proposals relating to an Acquisition Proposal (including the specific terms thereof and the identity of the other party or parties involved) and furnish to Parent within 24 hours of such receipt an accurate description of all material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) of any such written proposal in addition to any information provided to any third party relating thereto. Upon execution of this Agreement, the Company and the Company Subsidiaries shall immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Notwithstanding any other provision of this Agreement, in response to an unsolicited Acquisition Proposal, the Company's Board of Directors shall be permitted, at any time prior to the Specified Date, (i) to withdraw, modify or change, or propose to withdraw, modify or change, the approval or recommendation by the Board of Directors of this Agreement, the Offer, the Merger or the other transactions contemplated by this Agreement or (ii) to approve or recommend, or propose to approve or recommend, any Acquisition Proposal, but only if, in each case referred to in clauses (i) and (ii), the Board of Directors of the Company concludes in good faith that (a) such Acquisition Proposal would, if consummated, constitute a Superior Proposal and such proposal has not been withdrawn and (b) based on the advice of outside counsel, and in light of such Superior Proposal that the failure to withdraw, withhold, amend, modify or change such recommendation would constitute a breach of the fiduciary duties of the Board of Directors of the Company to the shareholders of the Company under applicable law. The Company shall immediately advise Parent in writing, if the Board of Directors shall make any determination as to any Acquisition Proposal as contemplated by the preceding sentence. Nothing contained in this Section 6.4 shall prohibit the Company or its Board of Directors (i) from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the 1934 Act or from making any legally required disclosure to the shareholders of the Company with regard to an Acquisition Proposal or (ii) prior to the approval of this Agreement by the shareholders of the Company, from taking any action as contemplated by Section 8.1(f). Nothing in this Section 6.4 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article VIII hereof) or (y) affect any other obligation of the Company under this Agreement.

     6.5 TREATMENT OF THE COMPANY STOCK OPTIONS; OTHER STOCK PLANS; EMPLOYEE BENEFITS MATTERS.

     (a) Stock Options. The Company and Parent shall, to the extent permitted under the applicable agreements covering any outstanding Company Stock Option, effective as of the Effective Time, (i) cause each outstanding Company Stock Option, whether or not exercisable or vested, to become fully exercisable and vested, (ii) cause each Company Stock Option that is outstanding to be canceled and (iii) in consideration of such cancellation, and, except to the extent Parent and the holder of any such Company Stock Option otherwise agree, cause the Company to pay such holders of the Company Stock Options an amount in respect of each Company Stock Option equal to the excess, if any, of the per Share Merger Consideration over the exercise price of such Company Stock Option (such payment to be net of applicable withholding taxes).

     (b) Section 16(b) of the Exchange Act. The Board of Directors of each of the Company and Parent shall each grant all approvals and take all other actions required pursuant to Rules 16b-3(d) and 16(b)-3(e) under the 1934 Act to cause the disposition in the Merger of the Shares, the Company Stock Options and the acquisition in the Merger of options to purchase the common stock of the Surviving Corporation awards pertaining to and applying to the common stock of the Surviving Corporation to be exempt from the provisions of Section 16(b) of the 1934 Act.

     (c) Employee Issues. Subject to the limitations set forth in the second sentence of this paragraph, Parent shall be afforded the opportunity to interview and meet with the employees of the Company and the Company Subsidiaries during the period commencing upon the purchase of any Shares by Sub pursuant to the Offer and to provide such information as is reasonably necessary with respect to terms of continued employment for such employees of the Company and the Company Subsidiaries who will remain or are expected to remain employees immediately after the Effective Time, which terms may be amended thereafter by Parent in its sole discretion. The subject matter of any interview conducted by Parent pursuant to this Section 6.5(c) shall be limited to the terms of continued employment for the interviewee should such interviewee remain an employee of the Company after the Effective Time. The Company shall take such action as is necessary to terminate the 401(k) Plan maintained by the Company prior to the earlier of (i) Sub's purchase of 80% or more of the outstanding Shares pursuant to the Offer and (ii) the Closing, provided, however, such action may be rescinded if Sub fails to acquire 80% or more of the outstanding Shares. All of the employee welfare benefit plans maintained by the Company shall be terminated effective as of the earlier of (i) Sub's purchase of 80% or more of the outstanding Shares pursuant to the Offer and (ii) the Closing (the date of such termination being herein referred to as the "Welfare Plan Termination Date"). Parent shall provide the Company with notice of the Welfare Plan Termination Date at least ten (10) Business Days prior thereto. Parent presently intends that, except to the extent that may be required by law, after the Welfare Plan Termination Date, Parent, the Company, the Company Subsidiaries, the Surviving Corporation or its subsidiaries will not make additional contributions to the employee benefit plans that were sponsored by the Company or any of the Company Subsidiaries at any time prior to the Merger, except for required contributions relating to periods prior to the Welfare Plan Termination Date. Parent agrees that the employees of Company and the Company Subsidiaries who are retained as employees of Parent (or who do not become employees of Parent but who are entitled to elect continuation of health insurance coverage pursuant to Section 4980B of the Code) will be entitled (in the case of those who do not become employees of Parent only to the extent required by Section 4980B of the Code) effective as of the day immediately following the Welfare Termination Date to participate as newly hired employees in the employee benefit plans and programs maintained for employees of Parent and its affiliates, in accordance with the respective terms of such plans and programs; provided, however, that such employees shall receive credit for service with the Company or the Company Subsidiaries solely for purposes of plan eligibility and vesting of benefits with respect to the welfare benefits plans of Parent, and Parent shall take all actions necessary or appropriate (including amending plans, if necessary) to facilitate coverage of the Company's and the Company Subsidiaries' employees in such plans and programs from and after the Welfare Plan Termination Date, provided, however, that any preexisting condition exclusion or waiting period applicable to any health care plan sponsored by Parent shall be waived with respect to any Company or any Company Subsidiary employee.

     6.6 DIRECTORS.

     (a) Promptly upon the acceptance for payment of, and payment for, at least 50.1% of the outstanding Shares by Sub pursuant to the Offer, and until the Effective Time, Sub shall be entitled to designate such number of directors on the Board of Directors of the Company as will give Sub, subject to compliance with Section 14(f) of the 1934 Act, a majority of such directors, and the Company shall, at such time, cause Sub's designees to be so elected by its existing Board of Directors. In the event that Sub's designees are elected to the Board of Directors of the Company, until the Effective Time, and subject to the preceding sentence, such Board of Directors shall have at least three directors who are directors on the date of this Agreement and who are not officers of the Company (the "Independent Directors"); provided, that, in such event, if the number of Independent Directors shall be reduced below three for any reason whatsoever, the remaining Independent Directors shall designate a person to fill such vacancy who shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate three persons to fill such vacancies who shall not be officers or affiliates of the Company or any of its subsidiaries, or officers or affiliates of Parent or any of its subsidiaries, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to applicable law, the Company shall take all action requested by Parent necessary to effect any such election, including mailing to its shareholders the Information Statement containing the information required by Section 14(f) of the 1934 Act and Rule 14f-1 promulgated thereunder, and the Company agrees to make such mailing with the mailing of the Schedule 14D-9 (provided that Sub shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Sub's designees). In connection with the foregoing, the Company will promptly, at the option of Parent, either increase the size of the Company's Board of Directors and/or obtain the resignation of such number of its current directors as is necessary to enable Sub's designees to be elected or appointed to, and to constitute a majority of, the Company's Board of Directors as provided above.

     (b) The Independent Directors shall form a committee that, during the period from the time Shares are purchased pursuant to the Offer until the Effective Time, shall have the sole power and authority, by a majority vote of such Independent Directors, for the Company to (a) amend or terminate this Agreement or to extend the time for the performance of any of the obligations or other acts of Parent or Sub under the Offer, the Merger or this Agreement, (b) exercise or waive any of the Company's rights, benefits or remedies hereunder, or (c) take any other action under or in connection with this Agreement if such action materially and adversely affects holders of Shares other than Parent or Sub.

     6.7 FEES AND EXPENSES. Whether or not the Offer or the Merger is consummated, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on the Company or its Subsidiaries resulting from the Merger and
(b) as provided in Section 8.2. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of shareholder approvals and all other matters related to the transactions contemplated hereby.

     6.8 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

     (a) After the purchase of any Shares by Sub pursuant to the Offer, Parent and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each present (as of the Effective Time) or former officer, director or employee of the Company and the Company Subsidiaries (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses (including attorneys' fees and expenses) incurred in connection with any claim, action, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer, director or employee of the Company or any of the Company Subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, (A) to the same extent required under any indemnification provisions included in the Company's or the Company Subsidiary's, as the case may be, constituent or organizational documents as in effect on the date of this Agreement and (B) without limitation to clause (A), to the fullest extent permitted under applicable law; provided that no Indemnified Party may settle any such claim without the prior approval of Parent (which approval shall not be unreasonably withheld or delayed). In the event of any such claim, action, suit, proceeding or investigation (an "Action"), any Indemnified Party wishing to claim indemnification will promptly notify the Parent and the Surviving Corporation thereof (provided that failure to so notify the Parent and the Surviving Corporation will not affect the obligations of the Parent and the Surviving Corporation to provide indemnification except to the extent that the Parent and the Surviving Corporation shall have been materially prejudiced as a result of such failure). With respect to any Action for which indemnification is requested, the Parent and the Surviving Corporation will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Parent and the Surviving Corporation may assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party. After notice from the Parent and the Surviving Corporation to the Indemnified Party of its election to assume the defense of an Action, the Parent and the Surviving Corporation will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, other than as provided below. The Parent and the Surviving Corporation will not settle any Actions without the consent of the Indemnified Party unless such settlement contains a complete release of all Indemnified Parties whether or not they have been named in the Action. The Indemnified Party will have the right to employ counsel in any Action, but the fees and expenses of such counsel incurred after notice from the Parent and the Surviving Corporation of its assumption of the defense thereof will be at the expense of the Indemnified Party, unless (i) the employment of counsel by the Indemnified Party has been authorized by the Parent and the Surviving Corporation in writing, (ii) the Indemnified Party will have reasonably concluded upon the advice of counsel that there may be a conflict of interest between the Indemnified Party and the Parent and the Surviving Corporation in the conduct of the defense of an Action, or (iii) the Parent and the Surviving Corporation shall not in fact have employed counsel to assume the defense of an Action, in each of which cases the reasonable fees and expenses of counsel selected by the Indemnified Party (provided such counsel shall be reasonably satisfactory to the Parent and the Surviving Corporation) shall be advanced by the Parent or Surviving Corporation within ten Business Days of receipt by Parent or the Surviving Corporation from the Indemnified Party of a request therefor; provided that any person to whom expenses are advanced provides a written affirmation by the Identified Party of his good faith belief that he has met the standard of conduct necessary for indemnification under the TBCA and a written undertaking, to the extent required by the TBCA, to repay such advances if it is ultimately determined that such person is not entitled to indemnification. Notwithstanding the foregoing, the Parent and the Surviving Corporation will not be liable for any settlement effected without its written consent, which will not be unreasonably withheld, conditioned or delayed, and the Parent and the Surviving Corporation will only be obligated pursuant to this
Section 6.8(a) to pay the fees and disbursements of one counsel (provided such limitation shall not apply to the engagement of local counsel as may be reasonably necessary) for all Indemnified Parties in any single Action, except to the extent two or more of such Indemnified Parties have conflicting interests in the outcome of such Action.

     (b) The Surviving Corporation shall (i) cause to be maintained in effect in its articles of incorporation and by-laws for a period of six years after the Effective Time, provisions regarding elimination of liability of directors and indemnification of, and advancement of expenses to, officers, directors and employees that are at least as favorable to the Indemnified Parties as those contained in the articles of incorporation and by-laws of the Company as in effect on the date hereof and (ii) for a period of six years after the Effective Time, shall maintain the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by the Company for such insurance (which premiums the Company represents to be $44,331 per year in the aggregate); and, provided, further, that if the Surviving Corporation is unable to obtain the insurance required by this Section 6.8 or the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

     (c) Notwithstanding anything herein to the contrary, if any claim, action, proceeding or investigation (whether arising before, at or after the Effective
Time) is made against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.8 shall continue in effect until the final disposition of such claim, action, proceeding or investigation.

     (d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors or assigns of the Surviving Corporation shall succeed to the obligations set forth in Section 6.5 and this Section 6.8.

     6.9 PUBLIC ANNOUNCEMENTS. The Company and Parent shall use all commercially reasonable efforts to develop a joint communications plan and each party shall use all commercially reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

     6.10 ENVIRONMENTAL INVESTIGATION; RIGHT TO TERMINATE AGREEMENT.

          (a) At any time prior to the Environmental Adjustment Determination Date, Parent and its consultants, agents and representatives, shall have the right, at Parent's expense, to inspect any of the parcels of Real Property described on Schedule 6.10 (the "Subject Properties"), including, without limitation, for the purpose of conducting asbestos surveys and sampling, and such other environmental assessments and investigations, including a Phase II environmental survey, as Parent may believe is reasonably necessary ("Environmental Inspections"). Parent shall conduct such Environmental Inspections as soon as reasonably practicable after the date hereof. Parent shall notify the Company of any physical inspections of any Subject Property which it intends to conduct, and the Company may place reasonable restrictions on the time of such inspections.

          (b) Each party hereto agrees to indemnify and hold harmless the other parties for any claims for damage to the Subject Property or injury or death to persons in connection with any Environmental Inspection or secondary investigation of the Subject Property to the extent such damage, injury or death is directly attributable to the negligent actions or negligent omissions of such indemnifying party. Parent shall have no liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, secondary investigation or other environmental survey. If this Agreement is terminated, then except as otherwise required by law, Parent shall have no obligation to make any reports to any governmental authority of the results of any Environmental Inspection, secondary investigation or other environmental survey, but such reporting shall remain the responsibility of and within the discretion of the Company. Parent shall have no liability to the Company or the Company Subsidiaries for making any report of such results to any governmental authority. If the Offer or the Merger is not consummated other than as a result of any breach of any provision of this Agreement by the Company, or either of them, Parent shall reimburse the Company and the Company Subsidiaries for all reasonable costs and expenses incurred as a result of any Environmental Inspection conducted at Parent's request.

          (c) As used in this Agreement, (i) the term "Environmental Adjustment Amount" means the Environmental Expenditure Amount (as defined below) minus $200,000; (ii) "Environmental Expenditure Amount" shall be calculated as of the Environmental Expenditure Determination Date (as defined below) and shall equal the aggregate amount of all expenditures made or required to be made to remedy or cure any of the following: (1) outstanding fines, penalties or other damages with respect to any Subject Property, (2) investigation, remediation or monitoring of any Subject Property (including without limitation eventual removal of asbestos-containing material), (3) preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Subject Properties, or (4) any violations of applicable Environmental Laws with respect to any Subject Property; (iii) the "Environmental Adjustment Determination Date" shall be the date which is three (3) Business Days prior to the Determination Date; and (iv) the "Per Share Environmental Adjustment Amount" shall mean the quotient of (x) the Environmental Adjustment Amount divided by (y) the sum of (1) the number of Shares issued and outstanding immediately prior to the commencement of the Offer plus (2) the number of Shares issuable with respect to the Company Stock Options outstanding immediately prior to the commencement of the Offer assuming for purposes of this calculation that all outstanding Company Stock Options are immediately exercisable and fully vested.

          (d) Parent shall notify the Company of the Environmental Adjustment Amount in writing by 5:00 p.m., San Antonio, Texas time, on or prior to the Environmental Adjustment Determination Date. Notwithstanding anything to the contrary contained in this Agreement, if the Environmental Adjustment Amount is in excess of $200,000, then the Company may, within one (1) Business Day of its receipt of notice of the Environmental Adjustment Amount deliver a notice to Parent stating its intent to terminate this Agreement unless Parent agrees in writing within one (1) Business Day of its receipt of said notice to limit the Environmental Adjustment Amount to $200,000. Upon Parent's agreement in writing to so limit the Environmental Adjustment Amount to $200,000, the Environmental Adjustment Amount shall be limited to $200,000. If Parent shall not have agreed in writing to limit the Environmental Adjustment Amount to $200,000 within one (1) Business Day of its receipt of any said notice, the Company may terminate this Agreement at any time on or prior to the Determination Date by delivering written notice of such termination to Parent by 5:00 p.m., San Antonio, Texas time, on or prior to such date. If the Company does not exercise its option to terminate pursuant to this Section 6.10(d), then the Environmental Adjustment Amount shall be the amount provided in the notice delivered pursuant to the first sentence of this Section 6.10(d).

     In the event this Agreement is terminated pursuant solely to this Section 6.10(d), the Company and Parent shall not have any liability to the other pursuant to this Agreement.

          (e) The Company agrees to make available to Parent and its consultants, agents and representatives all documents and other material relating to environmental conditions of the Property including, without limitation, the results of all other environmental inspections and surveys. The Company also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Parent and shall be entitled to certify the same in favor of Parent and its consultants, agents and representatives in such a manner which will entitle Parent to rely upon such reports and make all other data available to Parent and its consultants, agents and representatives. At the written request of the Company, Parent agrees to provide the Company with a copy of all environmental reports prepared by its consultants as a result of the Environmental Inspections. Parent shall keep confidential the reports, surveys and results relating to and of the Environmental Inspections, unless otherwise required by law.

     6.11 INVESTMENT PORTFOLIO.

          (a) Subject to the remaining provisions of this Section 6.11, the Company shall at all times prior to the Closing cause the Investment Portfolio (as hereinafter defined) to be composed entirely and exclusively of the securities comprising the same as of the date hereof and shall not dispose of, and shall cause each of its subsidiaries not to dispose of, any such securities; provided, however, that, at any time after the Determination Date, the Company shall dispose of all or any portion of the Investment Portfolio as promptly as practicable after receiving written instructions from Parent directing the Company to effect such a disposition; and, provided, further, that, if at any time the Portfolio Gain of the Investment Portfolio is at or below $8,500,000, the Company shall, upon the written request of Parent, promptly dispose of all (or such other portion as Parent may direct) of the securities in the Investment Portfolio in a commercially reasonable manner.

          (b) From the date of this Agreement through the Effective Time, the Company shall cause the proceeds of any sale, redemption or payment upon maturity of any securities constituting part of the Investment Portfolio to be invested exclusively in Permitted Investments (as hereinafter defined).

                                  ARTICLE VII.

                              CONDITIONS PRECEDENT

     7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

          (a) Shareholder Approval. If required by applicable law, the Company Shareholder Approval shall have been obtained.

          (b) No Injunctions or Restraints; Illegality. No federal, state, local or foreign, if any, law, statute, regulation, code, ordinance or decree shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the provisions of this
     Section 7.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 6.3 shall have been the cause of, or shall have resulted in, such order or injunction.

          (c) Governmental Approvals. All approvals required for the Merger from Governmental Entities, including, without limitation, those required under the BHC Act, shall have been obtained (and any applicable waiting periods with respect thereto shall have expired) other than those the failure of which to be obtained would not reasonably be expected to result in a Material Adverse Effect on Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, and such approvals shall not have imposed any condition or requirement which in the reasonable judgment of the party or parties affected by such condition or requirement would adversely impact in a material respect the intended economic benefits to such party of the transactions contemplated by this Agreement.

          (d) Purchase of Shares. Sub shall have previously accepted for payment and paid for Shares pursuant to the Offer.

                                  ARTICLE VIII.

                            TERMINATION AND AMENDMENT

     8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or Sub:

          (a) By the mutual written consent of Parent and the Company, by action of their respective Boards of Directors, provided, however, that following the election or appointment of Sub's designees pursuant to Section 6.6, such consent of the Company may only be given if approved by the Independent Directors;

          (b) by either Parent or the Company if (i) as of the result of the failure of any of the conditions set forth in Annex A, the Offer shall have terminated or expired in accordance with its terms without Sub having purchased any Shares pursuant to the Offer or (ii) Sub shall not have accepted for payment any Shares pursuant to the Offer prior to December 31, 2001 (the "Outside Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement has to any extent been the cause of, or resulted in, such failure of any of the conditions set forth in Annex A or such failure by Sub to have accepted for payment any Shares prior to the Outside Date;

          (c) By either the Company or Parent if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used all commercially reasonable efforts to resist, resolve or lift, as applicable, in accordance with Section 6.3) permanently restraining, enjoining or otherwise prohibiting the consummation of the Offer or the Merger, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties shall have used all commercially reasonable efforts to obtain, in accordance with Section 6.3), that is necessary to fulfill the conditions set forth in subsections 7.1(c) and (d), as applicable, and such failure to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to comply with Section 6.3 has to any extent been the cause of such action or inaction;

          (d) By either the Company or Parent if the Company Shareholder Approval is required by applicable law and it has not been obtained at a duly held meeting of shareholders of the Company, or at any adjournment thereof;

          (e) By Parent if, prior to the purchase of any Shares by Sub pursuant to the Offer, (i) the Board of Directors of the Company, or any committee thereof, (A) shall have failed to recommend to the shareholders of the Company that they accept the Offer, tender their shares pursuant to the Offer and approve this Agreement, (B) shall approve or recommend a Superior Proposal pursuant to Section 6.4, or (C) shall resolve to take any of the actions specified in clauses (A) or (B) above, or (ii) a tender or exchange offer relating to the capital stock of the Company shall have been commenced by a person unaffiliated with Parent, and the Company shall not have sent to its shareholders pursuant to Rule 14e-2 promulgated under the 1933 Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer;

          (f) By the Company at any time, prior to the purchase of any Shares by Sub pursuant to the Offer, if the Board of Directors of the Company shall approve a Superior Proposal; provided, however, that prior to any such termination, the Company shall, and shall cause its financial and legal advisors to, provide Parent with a reasonable opportunity (not to exceed a period of three Business Days unless otherwise agreed in writing) to make adjustments in the terms and conditions of this Agreement sufficient to cause the Board of Directors of the Company to determine that such Superior Proposal no longer constitutes a Superior Proposal;

          (g) By Parent, if, prior to the purchase of any Shares by Sub pursuant to the Offer, the Company shall have breached any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in paragraph (e) or (f) of Annex A would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; or

          (h) By the Company, if, prior to the consummation of the Offer, Parent or Sub shall have breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of Parent or Sub shall have become untrue in any material respect.

     8.2 EFFECT OF TERMINATION.

          (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective officers or directors except with respect to Section 6.2(b), Section 6.7, this Section 8.2 and
     Article IX; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          (b) Parent and the Company agree that, (i) if the Parent shall terminate this Agreement pursuant to Section 8.1(e), (ii) if either the Parent or the Company shall terminate this Agreement pursuant to Section 8.1(b)(i) (as a result of the Minimum Tender Condition (as defined in Annex
     A)) or Section

     8.1(b)(ii) and at the time of such termination an Acquisition Proposal shall exist and within 12 months of such termination the Company enters into a definitive agreement with respect to, or consummates, any Acquisition Proposal (for purposes of this clause (ii) "Acquisition Proposal" shall have the meaning assigned to such term in Section 6.4 except that (x) the references to "15%" in the definition of "Acquisition Proposal" shall each be deemed to be a reference to "50%" and (y) "Acquisition Proposal" shall only be deemed to refer to a transaction involving the Company, or with respect to assets (including the shares of any Subsidiary of the Company) of the Company and its Subsidiaries, taken as a whole, and not any of its Subsidiaries alone, or (iii) if the Company shall terminate this Agreement pursuant to Section 8.1(f), then, in any such case, the Company shall pay to Parent cash in the amount of $3,000,000 (the "Termination Fee"). The Termination Fee required to be paid to Parent pursuant to this Section 8.2(b) shall be paid (x) with respect to terminations described under Section 8.2(b)(i), within five (5) Business Days after termination, (y) with respect to terminations described under
     Section 8.2(b)(ii), within five (5) Business Days after the earlier of (A) the date the Company consummates an Acquisition Proposal with a third party or (B) the date the Company enters into a definitive agreement with a third party with respect to an Acquisition Proposal and (z) with respect to terminations described under Section 8.2(b)(iii), prior to, and shall be a condition precedent to the effectiveness of such termination.

          (c) All payments under this Section 8.2 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment.

     8.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company and Sub, provided, however, that after the purchase of Shares pursuant to the Offer, no amendment may be made which decreases the Merger Consideration or otherwise negatively impacts the shareholders of the Company, and, after the Company Shareholder Approval has been obtained, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX.

                               GENERAL PROVISIONS

     9.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time (including, without limitation, Section 8.2) and this Article IX. Nothing in this Section 9.1 shall relieve any party for any breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

     9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

     (a)    if to Parent or Sub, to:

            International Bancshares Corporation
            1200 San Bernardo Ave.
            Laredo, Texas  78040
            Fax:  (956) 726-6616
            Attention:  Dennis E. Nixon, President

            with a copy to:

            Cox & Smith Incorporated
            112 E. Pecan, Suite 1800
            San Antonio, Texas 78205
            Fax:  (210) 226-8395
            Attention:  Cary Plotkin Kavy

     (b)    if to the Company or the Company Subsidiaries, to

            National Bancshares Corporation of Texas
            12400 Highway 281 North
            San Antonio, Texas 78216
            Fax: (210) 403-4274
            Attention:  Marvin E. Melson, President

            with a copy to:

            Bracewell & Patterson, L.L.P.
            111 Congress, Suite 2300
            Austin, Texas  78701
            Fax: (512) 479-3906
            Attention: Joseph Ford

            and

            Cadwalader, Wickersham & Taft
            100 Maiden Lane
            New York, NY  10038
            Fax: (212) 504-5557
            Attention:  Dennis J. Block

     9.3 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits, Annexes or Schedules, such reference shall be to a Section of or Exhibit, Annex or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

     9.5 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES.

          (a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.5 and Section 6.8 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

     9.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Texas.

     9.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in flail force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     9.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     9.9 SUBMISSION TO JURISDICTION; WAIVERS. Subject to Section 9.13 hereof, each of Parent, Sub and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any party hereto or its successors or assigns may be brought and determined in the Courts of the State of Texas located in Bexar County, Texas, or in the United States Courts in or for the Western District of Texas, in each case having subject matter jurisdiction, and each of Parent, Sub and the Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Subject in each case to Section 9.13, each of Parent, Sub and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 9.9, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     9.10 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.11 DEFINITIONS. As used in this Agreement:

          (a) "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

          (b) "Business Day" means any day other than Saturday, Sunday or a federal holiday.

          (c) "Investment Portfolio" mean the securities investment portfolio of NBC Bank, N.A., a wholly owned subsidiary of the Company. The Investment Portfolio shall be deemed to consist only of those securities that are a part thereof as of the date of this Agreement, which securities are more particularly described on Schedule 9.11(c).

          (d) "knowledge" when used with respect to any party means the knowledge of any senior executive officer of such party after reasonable inquiry.

          (e) "Material Adverse Effect" means, with respect to any entity, any adverse change, circumstance or effect that is materially adverse to the business, assets, liabilities, financial condition or results of operations of such entity and its Subsidiaries taken as a whole, other than any change, circumstance or effect relating to (i) the economy or securities markets in general, (ii) regional economic conditions that have a similar effect on other participants in such region in the industries which Parent or the Company, as the case may be, operates, (iii) the industries in which Parent or the Company, as the case may be, operates and not specifically relating to (or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on ) Parent or the Company, as the case may be, (iv) changes in any tax laws or regulations or applicable accounting regulations or principles in each case not specifically relating to Parent or the Company, as the case may be, or (v) actions or omissions by either Parent or the Company, or any of their Subsidiaries, as the case may be, taken with the written permission of the other party in connection with the transactions contemplated hereby.

          (f) "the other party" means, with respect to the Company, Parent and means, with respect to Parent, the Company.

          (g) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          (h) "Permitted Investments" means any of the following: Fed Funds, United States government securities with maturities of less than one year, or such other securities as the parties may agree.

          (i) "Portfolio Gain" means, as of any date, an aggregate amount equal to the sum of (i) the unrecognized market appreciation (net of unrecognized market losses) applicable to the Investment Portfolio (or, when used with respect to any security constituting part of the Investment Portfolio, such security), such amount to be determined based on the closing market values of the securities comprising the Investment Portfolio on such date as posted by Bloomberg L.P., plus (ii) with respect to any security constituting part of the Investment Portfolio that has been sold after the date hereof but on or prior to such date, the actual realized profit with respect to such security (and any actual realized losses with respect to any such security shall be deemed a negative Portfolio Gain), plus (iii) $746,000.

          (j) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated,
     (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (k) "Superior Proposal" means a bona fide Acquisition Proposal the terms of which the Board of Directors of the Company concludes in good faith (after consultation with its financial advisors and legal counsel), taking into account all legal, financial, regulatory and other aspects of such proposal, including any condition to the consummation of such proposal, and the Person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to holders of the Shares (in their capacity as shareholders) from a financial point of view than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed (provided that for purposes of this definition the term Acquisition Proposal shall have the meaning assigned to such term in
     Section 6.4 except that (x) the references to "15%" in the definition of "Acquisition Proposal" shall each be deemed to be a reference to "50%" and
     (y) "Acquisition Proposal" shall only be deemed to refer to a transaction involving the Company, or with respect to assets (including the shares of any Subsidiary of the Company) of the Company and its Subsidiaries, taken as a whole, and not any of its Subsidiaries alone.

          (l) "Tax" (and with correlative meaning, "Taxes") means any U.S. federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, stamp, occupation, premium, windfall profits, customs duties, franchise, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

          (m) "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and any amendment thereof.

     9.12 OTHER AGREEMENTS. The parties hereto acknowledge and agree that, except as otherwise expressly set forth in this Agreement, the rights and obligations of the Company and Parent under any other agreement between the parties shall not be affected by any provision of this Agreement.

     9.13 ARBITRATION; WAIVER OF TRIAL BY JURY. The parties shall submit to binding arbitration by a board of three arbitrators any disputed question or controversy arising under this Agreement or arising out of or relating to the transactions contemplated by the Agreement. Any such arbitration shall be conducted at San Antonio, Bexar County, Texas. Any party may initiate the arbitration, by notice in writing to the other parties, setting forth the nature of the dispute, the amount involved, if any, and the remedy sought. Any party desiring to initiate arbitration shall serve a written notice of intention to arbitrate to the other party and to the American Arbitration Association office in or closest to San Antonio, Texas within 180 days after dispute has arisen. A dispute is deemed to have arisen upon receipt of written demand or service of judicial process. Failure to serve a notice of intention to arbitrate within the time specified above shall be deemed a waiver of the notifying party's right to compel arbitration of such claim. Such notice of intention to arbitrate may be informal and need not comply with Rule 6 of the American Arbitration Association. Legal action regarding this Agreement and any liabilities hereunder shall either be brought by arbitration, as described herein, or by judicial proceedings, but shall not be pursued in different or alternative forums. The issue of waiver pursuant to this paragraph is an arbitrable issue.

     The board of three arbitrators shall be appointed promptly upon written application of the initiating party, and shall be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association. All of the arbitrators shall be members of the American Arbitration Association, and, if commercially reasonable, at least two of the arbitrators shall be experienced in the financial services industry. Depositions may be taken and other discovery obtained in any arbitration under this Agreement. The board of arbitrators appointed hereunder shall conduct the arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as such rules may be modified for the purpose of the arbitration proceeding by action of a majority vote of the arbitrators or by mutual written agreement of the parties to this Agreement.

     In the arbitration proceeding subject to these provisions, the arbitrators, or a majority of them, are specifically empowered to decide (by documents only, or with a hearing, at the arbitrators sole discretion) pre-hearing motions which are substantially similar to pre-hearing motions to dismiss and motions for summary adjudication.

     The award of the arbitrators shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction.

     All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding hereunder.

     The provisions of this Section shall survive any termination, amendment, or expiration of the Agreement in which this section is contained, unless all the Parties otherwise expressly agree in writing.

     The parties acknowledge that this Agreement evidences a transaction involving interstate commerce. The Federal Arbitration Act shall govern the interpretation, enforcement, and proceedings pursuant to the arbitration clause in this Agreement.

     The arbitrators, or a majority of them, shall award attorney's fees and costs to the prevailing party pursuant to the terms of this Agreement.

     Venue of any arbitration proceeding hereunder will be in Bexar County, Texas.

     Except as set forth above concerning awards to the prevailing party, each party shall bear its own expenses in connection with preparation for the presentation of its case at the arbitration proceedings and the fees and expenses of the arbitrators and all other expenses of the arbitration (except those referred to in the preceding sentence) shall be borne equally by the parties to such arbitration.

     EACH OF THE PARTIES TO THIS AGREEMENT WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY DISPUTE OF ANY NATURE WHATSOEVER THAT MAY ARISE BETWEEN THEM, INCLUDING, BUT NOT LIMITED TO, THOSE DISPUTES RELATING TO OR INVOLVING IN ANY WAY THE CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN THE PARTIES, THE PROVISIONS OF ANY FEDERAL, STATE OR LOCAL LAW, REGULATION OR ORDINANCE NOTWITHSTANDING. By execution of this Agreement, each of the parties hereto acknowledges and agrees that it has had an opportunity to consult with legal counsel and that he/she/it knowingly and voluntarily waives any right to a trial by jury of any dispute pertaining to or relating in any way to the Subject Transactions, the provisions of any federal, state or local law, regulation or ordinance notwithstanding.

                            Intentionally Left Blank

     IN WITNESS WHEREOF, Parent, the Company and Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                        INTERNATIONAL BANCSHARES
                                        CORPORATION

                                        By: /s/ DENNIS E. NIXON
                                            ------------------------------------
                                            Name:  Dennis E. Nixon
                                            Title:  President

                                        NBC ACQUISITION CORP.

                                        By: /s/ DENNIS E. NIXON
                                            ------------------------------------
                                            Name:  Dennis E. Nixon
                                            Title:  President

                                        NATIONAL BANCSHARES CORPORATION OF TEXAS

                                        By: /s/ MARVIN E. MELSON
                                            ------------------------------------
                                            Name: Marvin E. Melson
                                            Title: President

Secretary's Certificate of NBC Acquisition Corp.

     The undersigned being Secretary of NBC Acquisition Corp. does hereby certify that the foregoing Agreement and Plan of Merger was duly adopted by the sole shareholder of the Corporation.




                                                        ------------------------
                                                                Secretary

                     Secretary's Certificate of the Company

     The undersigned being Secretary of the Company does hereby certify that the foregoing Agreement and Plan of Merger was duly adopted by the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

                                                        ------------------------
                                                                Secretary

                                   APPENDIX A

                         Defined Terms in the Agreement

DEFINITION                                                              SECTION
1933 Act................................................                Section 4.l(c)

1934 Act................................................                Section 1.1(b)

Acquisition Proposal....................................                Section 6.4

Action..................................................                Section 6.8(a)

Agreement...............................................                Preamble

Audited Financial Statements............................                Section 4.1(d)

BHC Act.................................................                Section 4.1(h)(iii)

Board of Directors......................................                Section 9.11(a)

Business Day............................................                Section 9.11(b)

Certificates............................................                Section 3.4(b)

Closing.................................................                Section 1.5

Closing Date............................................                Section 1.5

Code....................................................                Section 3.5

Common Control Entities.................................                Section 4.1(o)(vii)

Company.................................................                Preamble

Company Board Approval..................................                Section 4.1(j)

Company Disclosure Schedule.............................                Section 4.1

Company Required Consents...............................                Section 4.1(h)(iii)

Company SEC Reports.....................................                Section 4.l(i)

Company Shareholder Approval............................                Section 4.1(k)

Company Shareholders Meeting............................                Section 6.1(b)

Company Stock Options...................................                Section 4.1(c)(iii)

DEFINITION                                                              SECTION
Company Subsidiaries....................................                Section 4.1(a)

Contracts...............................................                Section 4.1(w)

Determination Date......................................                Section 1.1(c)(i)

Dissenting Shareholder..................................                Section 3.2

Dissenting Shares.......................................                Section 3.2

Effective Time..........................................                Section 1.4

Environmental Adjustment Amount.........................                Section 6.10(c)

Environmental Adjustment Determination Date.............                Section 6.10(c)

Environmental Expenditure Amount........................                Section 6.10(c)

Environmental Inspections...............................                Section 6.10(a)

ERISA...................................................                Section 4.1(o)(i)

Exchange Fund...........................................                Section 3.4(a)

Expenses................................................                Section 6.7

GAAP....................................................                Section 4.1(d)

Governmental Entity.....................................                Section 4.1(h)(iii)

Hazardous Materials.....................................                Section 4.1(g)(ii)

Hazardous Materials Contamination.......................                Section 4.1(g)(ii)

Intended Take-Down Date.................................                Section 1.1(c)(ii)

Indemnified Parties.....................................                Section 6.8(a)

Independent Directors...................................                Section 6.6(a)

Information Statement...................................                Section 4.1(aa)

Investment Portfolio....................................                Section 9.11(c)

Knowledge...............................................                Section 9.11(d)

Loans...................................................                Section 4.1(e)(i)

DEFINITION                                                              SECTION
Material Adverse Effect.................................                Section 9.11(e)

Merger..................................................                Recitals

Merger Consideration....................................                Section 1.1(c)

Minimum Tender Condition................................                Annex A

Offer...................................................                Recitals

Offer Documents.........................................                Section 1.1(b)

Other Programs..........................................                Section 4.1(o)(iii)

Outside Date............................................                Section 8.1(b)

Parent..................................................                Preamble

Parent Financial Advisor................................                Section 4.2(c)

Parent Required Consents................................                Section 4.2(b)(iii)

Paying Agent............................................                Section 3.4(a)

Pension Benefit Plans...................................                Section 4.1(o)(ii)

Per Share Environmental Adjustment Amount...............                Section 6.10(c)

Permitted Investments...................................                Section 9.11(h)

Person..................................................                Section 9.11(g)

Portfolio Gain..........................................                Section 9.11(i)

Proxy Statement.........................................                Section 6.1(a)

Real Property...........................................                Section 4.1(g)

Regulatory Authorities..................................                Section 4.1(s)

Schedule 14D-9..........................................                Section 1.2(b)

SEC.....................................................                Section 1.1(a)

Shareholder Agreements..................................                Recitals

Shares..................................................                Recitals

DEFINITION                                                              SECTION
Specified Date..........................................                Section 6.4

Sub.....................................................                Preamble

Subject Properties......................................                Section 6.10

Subsidiary..............................................                9.11(j)

Superior Proposal.......................................                Section 9.11(k)

Surviving Corporation...................................                Recitals

Tax.....................................................                Section 9.11(l)

Tax Return..............................................                Section 9.11(m)

TBCA....................................................                Section 1.4

Termination Fee.........................................                Section 8.2(b)

The other party.........................................                Section 9.11(f)

Unaudited Financial Statements                                          Section 4.1(d)

Violation...............................................                Section 4.1(h)(ii)

Welfare Benefit Plans...................................                Section 4.1(o)(i)

Welfare Plan Termination Date...........................                Section 6.5(c)

                                     ANNEX A

                             CONDITIONS OF THE OFFER

Notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the 1934 Act (relating to Sub's obligation to pay for or return tendered Shares promptly after the termination or withdrawal of the Offer), to pay for any Shares tendered pursuant to the Offer unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which would represent at least two-thirds of the outstanding Shares (determined on a fully diluted basis for all outstanding stock options and any other rights to acquire Shares, whether or not then exercisable) (the "Minimum Tender Condition"), and (ii) all approvals required for the consummation of the Offer and Merger from Governmental Entities, including, without limitation, those required under the BHC Act, shall have been obtained (and any applicable waiting periods with respect thereto shall have expired) other than those the failure of which to be obtained would not reasonably be expected to result in a Material Adverse Effect on Parent and its Subsidiaries, taken together, and such approvals shall not have imposed any condition or requirement which in the reasonable judgment of Parent would adversely impact in a material respect the intended economic benefits to Parent of the transactions contemplated by this Agreement. Furthermore, notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject as aforesaid, to pay for any Shares not theretofore accepted for payment or paid for, and, subject to
Section 1.1 of this Agreement, may terminate or amend the Offer, with the consent of the Company or if, as of the scheduled expiration date of the Offer (as extended pursuant to Section 1.1(a)) and before the acceptance of such Shares for payment or the payment therefor, any of the following conditions exists:

(a) any federal, state, local or foreign law, statute, regulation, code, ordinance or decree shall have been adopted, promulgated or otherwise in effect, or any judgment, decree, temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Offer or the Merger illegal or otherwise prohibiting consummation of the Offer or the Merger;

(b) there shall be pending any suit, action or proceeding by any Governmental Entity (i) challenging the acquisition by Parent or Sub of any Shares, seeking to restrain or prohibit consummation of the Offer or the Merger, or seeking to place limitations on the ownership of Shares (or shares of common stock of the Surviving Corporation) by Parent or Sub, (ii) seeking to prohibit or limit the ownership or operation by the Company or Parent and their respective subsidiaries of any material portion of the business or assets of the Company or Parent and their respective subsidiaries taken as a whole, or to compel the Company or Parent and their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective subsidiaries taken as a whole, as a result of the Offer, the Merger or any of the other transactions contemplated by this Agreement, or
(iii) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or Parent and their respective subsidiaries taken as a whole; (c) there shall have occurred after the date hereof any Material Adverse Effect on the Company;

(d) there shall have occurred and continue to exist (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange for a period in excess of ten consecutive trading hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchange not related to market conditions), which materially and adversely effects the extension of credit in the Company's marketplace, or (ii) a declaration of a banking moratorium or any mandatory suspension of payments in respect of banks in the United States which materially and adversely effects the extension of credit in the Company's marketplace;

(e) any of the representations and warranties of the Company set forth in this Agreement that is qualified as to materiality or as to a Company Material Adverse Effect shall not be true and correct or any of the representations and warranties of the Company set forth in this Agreement that is given without such qualifications is not true and correct in any material respect, in each case at the date of this Agreement and at the scheduled or extended expiration of the Offer (except to the extent in either case that any such representation or warranty speaks as of another date, in which case such representation and warranty shall be true and correct as of such other date);

(f) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant required to be performed or complied with by it under this Agreement;

(g) the Board of Directors of the Company or any committee thereof shall have publicly (including by amendment of its Schedule 14D-9) withdrawn or modified in a manner adverse to Parent or Sub its approval or recommendation of the Offer, the Merger or this Agreement, or approved or recommended any Acquisition Proposal, (ii) the Company shall have entered into any agreement with respect to any Superior Proposal in accordance with Section 6.4 of this Agreement, or (iii) the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions; or

(h) this Agreement shall have been terminated in accordance with its terms.

The foregoing conditions are for the sole benefit of Sub and Parent and may be asserted by Sub or Parent regardless of the circumstances giving rise to such condition or may be waived by Sub and Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent, Sub or any other affiliate of Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

The terms in this Annex A that are defined in the attached Agreement have the meanings set forth therein.

               FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

     This First Amendment to the Agreement and Plan of Merger ("First Amendment") is entered into as of November 27, 2001, among International Bancshares Corporation, a Texas corporation ("Parent"), NBC Acquisitions Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Delaware Sub"), and National Bancshares Corporation of Texas, a Texas corporation (the "Company").

                                   WITNESSETH:

     WHEREAS, Parent, the Company and NBC Acquisition Corp, a Texas corporation and predecessor in interest to Delaware Sub ("Texas Sub"), entered into that certain Agreement and Plan of Merger dated as of July 30, 2001 (the "Merger Agreement"), providing for, among other things, (i) a tender offer (the "Offer") by Texas Sub to purchase all of the outstanding shares of common stock, par value $0.001 per share, of the Company (the "Shares"), at a price per Share equal to the Merger Consideration (as defined in the Merger Agreement), without interest, and (ii) subject to the satisfaction of certain conditions set forth in the Merger Agreement, the merger (the "Merger") of Texas Sub with and into the Company, with the Company as the surviving corporation in the Merger;

     WHEREAS, on or about November 20, 2001, Texas Sub merged with and into Delaware Sub, with Delaware Sub as the surviving corporation in such merger;

     WHEREAS, the parties desire to amend the Merger Agreement upon the terms set forth herein; and

     WHEREAS, capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the Parties hereinafter contained, the parties hereby agree as follows:

     1. Effective Time of the Merger. Section 1.4 of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

     1.4 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at the date and time (the "Effective Time") when Articles of Merger meeting the requirements of the Texas Business Corporation Act (the "TBCA") and a Certificate of Merger meeting the requirements of the Delaware General Corporation Law (the "DGCL") shall have been duly executed and filed in accordance with the TBCA and the DGCL, respectively, or at such other time as is specified in such Articles of Merger in accordance with the TBCA and such Certificate of Merger in accordance with the DGCL, which Articles of Merger and Certificate of Merger shall be filed as soon as practicable following fulfillment of the conditions set forth in Article VII hereof.
     2. Articles of Incorporation. Section 2.1 of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

          2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of

     Incorporation of the Surviving Corporation, until further amended in accordance with their terms and as provided by law and this Agreement.

     3. By-laws. Section 2.2 of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

          2.2 BY-LAWS. The By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided by law and this Agreement.

     4. Effects of Merger. Section 2.4 of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

          2.4 EFFECTS OF MERGER. The Merger shall have the effects set forth in the TBCA and the DGCL.

     5. Counterparts. This First Amendment may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

     6. Miscellaneous. Except as otherwise expressly set forth in this First Amendment, the Merger Agreement shall remain in full force and effect, and the parties hereto shall be bound by the terms and conditions thereof, as herein amended.







                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have duly executed this First Amendment as of the date and year first above written.


                                             INTERNATIONAL BANCSHARES
                                             CORPORATION



                                             By: /s/ Dennis E. Nixon
                                                 -------------------------------
                                                 Dennis E. Nixon, President


                                             NBC ACQUISITIONS CORP.



                                             By: /s/ Dennis E. Nixon
                                                 -------------------------------
                                                 Dennis E. Nixon, President


                                             NATIONAL BANCSHARES CORPORATION OF
                                             TEXAS



                                             By: /s/ Marvin E. Melson
                                                 -------------------------------
                                                 Marvin E. Melson, President

                                                                         ANNEX B

                          ARTICLES 5.11 THROUGH 5.13 OF
                       THE TEXAS BUSINESS CORPORATION ACT


ART. 5.11. RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN CORPORATE ACTIONS

     A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

     (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

     (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

     (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

     B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

     (1) the shares held by the shareholder are part of a class or series, shares of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

     (a) listed on a national securities exchange;

     (b) listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

     (c) held of record by not less than 2,000 holders;

     (2) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

     (3) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder's shares any consideration other than:

     (a) shares of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares of which are:

     (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange;

     (ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

     (iii) held of record by not less than 2,000 holders;

     (b) cash in lieu of fractional shares otherwise entitled to be received; or

     (c) any combination of the securities and cash described in Subdivisions
(a) and (b) of this subsection.

ART. 5.12. PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTIONS

     A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

     (1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

     (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

     (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

     (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety
(90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

     B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

     C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

     D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

     E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

     F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

     G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

ART. 5.13. PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS

     A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

     B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article
5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                                                         ANNEX C

                     OPINION OF KEEFE, BRUYETTE & WOODS, NC.

                                                                   July 30, 2001

National Bancshares Corporation of Texas
12400 Highway 281 North
San Antonio, TX 78216

Members of the Board:

     We understand that National Bancshares Corporation of Texas ("NBT") intends to enter into an agreement with International Bancshares Corporation ("IBOC") pursuant to which IBOC will purchase all of the issued and outstanding shares of NBT common stock for $24.75 per share in cash (the "Consideration") by means of a tender offer and subsequent merger of the Company with a subsidiary of IBOC (the "Sub") after which NBT will continue as the surviving corporation (the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are more fully set forth in the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 30, 2001 by and among NBT, IBOC and NBC Acquisition Corporation. The reader is urged to carefully read all of the terms of the Merger Agreement.

     You have requested our opinion as investment bankers as to the fairness from a financial point of view to the shareholders of NBT of the Consideration to be paid to the shareholders of NBT in connection with the Proposed Transaction.

     The Merger is expected to be considered and voted upon by the shareholders of NBT at a special shareholders' meeting to be held as soon as practicable following consummation of the tender offer.

     Keefe, Bruyette & Woods, Inc. ("KBW"), as part of its investment banking business, is continually engaged in the valuation of bank holding companies and banks, thrift holding companies and thrifts and their securities in connection with mergers and acquisitions, underwritings, private placements, competitive bidding processes, market making as a NASD market maker, and valuations for various other purposes. As specialists in the securities of banking companies we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, trade the securities of NBT and IBOC for our own account, and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. To the extent we have any such positions as of the date of this opinion it has been disclosed to NBT. KBW has served as financial advisor to NBT in the negotiation of the Merger Agreement and in rendering this fairness opinion and will receive a fee from NBT for those services.

     In arriving at our opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of NBT and the Merger, including among other things, the following:

i.   The Merger Agreement;

ii.  Certain historical information concerning NBT;

iii. Certain historical financial and other information concerning NBT for the three years ended December 31, 2000 and certain interim quarterly reports, including NBT's Annual Report to Stockholders and Annual Report on Forms 10-K, and certain interim quarterly reports on Form 10-Q for 2000 and 2001;

iv.  The historical market prices and trading activity for the shares of NBT;

v. Discussions with senior management of NBT with respect to their past and current financial performance, financial condition and future prospects;

vi. Certain internal financial data, projections and other information of NBT, including financial projections prepared by management;

vii. Certain publicly available information of other financial institutions that we deemed comparable or otherwise relevant to our inquiry, and compared NBT and IBOC from a financial point of view with certain of these institutions;

viii. A comparison of the consideration to be paid by IBOC pursuant to the Merger Agreement with the consideration paid by acquirors in other acquisitions of financial institutions that we deemed comparable or otherwise relevant to our inquiry;

ix. Such other financial studies, analyses and investigations and reviewed such other information as we deemed appropriate to enable us to render our opinion.

     In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We have relied upon the management of NBT as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. We have considered the views of two directors that did not vote in favor of the Proposed Transaction. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed that the current and projected aggregate reserve for loan and lease losses for NBT is adequate to cover such losses. We did not make or obtain any independent evaluations or appraisals of any assets or liabilities of NBT or any of its subsidiaries nor did we verify any of NBT's books or records or review any individual loan or credit files.

     We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical financial position and results of operations of NBT; (ii) the assets and liabilities of NBT; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. Our opinion is also based on the assumption that NBT would not have the right to terminate the Merger Agreement pursuant to Section 6.10(d) thereof (assuming all notices were timely given).

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be offered to NBT's shareholders in the Proposed Transaction is fair from a financial point of view.

     This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to whether to accept the Consideration to be offered to the shareholders in connection with the Proposed Transaction.

                                         Very truly yours,

                                         Keefe, Bruyette & Woods, Inc.